UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
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Soliciting Material under §240.14a-12

DANAHER CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2024 Annual Meeting of Shareholders

Items of Business

1	To elect the thirteen directors named in the attached Proxy Statement to hold office until the 2025 annual meeting of shareholders and until their successors are elected and qualified.

2	To ratify the selection of Ernst & Young LLP as Danaher’s independent registered public accounting firm for the year ending December 31, 2024.

3	To approve on an advisory basis the Company’s named executive officer compensation.

4	To act upon a shareholder proposal requesting that Danaher amend its governing documents to reduce the percentage of shares required for shareholders to call a special meeting of shareholders from 25% to 15%.

5	To act upon a shareholder proposal requesting a report to shareholders on the effectiveness of the Company’s diversity, equity, and inclusion efforts.

6	To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, trustee or other intermediary to see which voting methods are available to you.

Date and Time May 7, 2024 3:00 p.m. Eastern Time

Location The Westin Georgetown 2350 M Street NW Washington, D.C.

Who Can Vote

Shareholders of Danaher Common Stock at the close of business on March 8, 2024 can vote at Danaher’s 2024 Annual Meeting. Your vote is important. Please submit your proxy or voting instructions at your earliest convenience, whether or not you plan to attend the annual meeting.

Attending the Meeting

Shareholders who wish to attend the meeting in person should review the instructions set forth in the attached Proxy Statement under “General Information About the Annual Meeting – Attending the Meeting.”

By order of the Board of Directors,

James F. O’Reilly
Senior Vice President, Deputy General Counsel and Secretary

Review your proxy statement and vote in one of the following ways:

Via the Internet	By Telephone	By Mail

Visit the website listed on your Notice of Internet Availability, proxy card or voting instruction form	Call the telephone number on your proxy card or voting instruction form	Sign, date and return your proxy card or voting instruction form in the enclosed envelope

Date of Mailing

We intend to mail the Notice Regarding the Availability of Proxy Materials (“Notice of Internet Availability”), or the Proxy Statement and proxy card as applicable, to our shareholders on or about March 27, 2024.

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Proxy Statement Summary

To assist you in reviewing the proposals to be acted upon at our 2024 Annual Meeting, below is summary information regarding the meeting, each proposal to be voted upon at the meeting and Danaher Corporation’s business performance, corporate governance, sustainability program and executive compensation. The following description is only a summary and does not contain all of the information you should consider before voting. For more information about these topics, please review Danaher’s Annual Report on Form 10-K for the year ended December 31, 2023 and the complete Proxy Statement. In this Proxy Statement, the terms “Danaher” or the “Company” refer to Danaher Corporation, Danaher Corporation and its consolidated subsidiaries or the consolidated subsidiaries of Danaher Corporation, as the context requires. All financial data in this Proxy Statement refers to continuing operations unless otherwise indicated.

2024 Annual Meeting of Shareholders

Time and Date	Location	Record Date

3:00 p.m. Eastern time	The Westin Georgetown 2350 M	March 8, 2024
Tuesday, May 7, 2024	Street NW Washington, D.C.

Voting Matters

Proposal	Description	Board Recommendation
PROPOSAL 1 – Election of directors (page 11)	We are asking our shareholders to elect each of the thirteen directors identified below to serve until the 2025 Annual Meeting of shareholders.	FOR each nominee
PROPOSAL 2 – Ratification of the appointment of the independent registered public accounting firm (page 41)	We are asking our shareholders to ratify our Audit Committee’s selection of Ernst & Young LLP (“E&Y”) to act as the independent registered public accounting firm for Danaher for 2024. Although our shareholders are not required to approve the selection of E&Y, our Board believes that it is advisable to give our shareholders an opportunity to ratify this selection.	FOR
PROPOSAL 3 – Advisory vote to approve named executive officer compensation (page 87)	We are asking our shareholders to cast a non-binding, advisory vote on the compensation of the executive officers named in the Summary Compensation Table (the “named executive officers” or “NEOs”). In evaluating this year’s “say on pay” proposal, we recommend that you review our Compensation Discussion and Analysis, which explains how and why the Compensation Committee of our Board arrived at its executive compensation actions and decisions for 2023.	FOR
PROPOSAL 4 – Shareholder Proposal (page 89)	You are being asked to consider a shareholder proposal requesting that Danaher amend its governing documents to reduce the percentage of shares required for shareholders to call a special meeting of shareholders from 25% to 15%.	X AGAINST
PROPOSAL 5 – Shareholder Proposal (page 91)	You are being asked to consider a shareholder proposal requesting a report to shareholders on the effectiveness of the Company’s diversity, equity, and inclusion efforts.	X AGAINST

Please see the sections titled “General Information About the Meeting” and “Other Information” beginning on page 93 for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications and the deadlines to submit shareholder proposals and director nominations for next year’s annual meeting of shareholders.

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Business Highlights

2023 Performance

In 2023, Danaher achieved critical milestones in its transformation to a global life sciences and diagnostics innovator:

•	We spun-off our Veralto business (consisting of Danaher’s former water quality and product identification businesses) into an independent, publicly-traded company, further sharpening our strategic focus on life sciences and diagnostics.
•	We acquired Abcam plc, a leading global supplier of protein consumables, for a cash purchase price of approximately $5.6 billion. Abcam is now included in our Life Sciences segment.

Even while meaningfully advancing our strategic transformation, we:

•	Continued to invest aggressively in future growth, including investments of approximately $1.5 billion in research and development and $1.4 billion in capital expenditures.
•	Returned approximately $778 million to common shareholders through cash dividends (marking the 31st year in a row Danaher has paid a dividend on its common shares).
•	Generated strong financial returns as illustrated below:

Long-Term Performance

•	As of December 31, 2023, out of the 220 companies in the S&P 500 that have been publicly traded since the beginning of 1985, Danaher’s annualized total shareholder return (“TSR”) ranks fourth.
•	Danaher is the only company in its peer group whose TSR outperformed the S&P 500 Index by more than 1,600 basis points over every rolling 5-year period from and including 1999-2023.

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•	Danaher’s compounded average annual shareholder return has outperformed the S&P 500 Index over each of the last five-, ten-, fifteen-, twenty- and twenty-five year periods:

Corporate Governance Highlights

Our Board of Directors recognizes that Danaher’s success over the long-term requires a robust framework of corporate governance that serves the best interests of all our shareholders and promotes robust risk oversight. Below are highlights of our corporate governance framework.

Board composition is critical, and Danaher continues to seek to optimize the mix of skills, traits and tenure represented on our Board. Over the past five years our Board has added important new skills and traits as average director nominee tenure has declined by more than 20%, and more than half of the Company’s 2024 director nominees are diverse from a gender and/or race/ethnicity perspective.

Our Bylaws provide for proxy access by shareholders.

Our Chairman and CEO positions are separate.

Our Board has established a Lead Independent Director position.

All of our directors are elected annually.

In uncontested elections, our directors must be elected by a majority of the votes cast, and we have a director resignation policy that applies to any incumbent director who fails to receive such a majority.
Our shareholders have the right to act by written consent.

Shareholders owning 25% or more of our outstanding shares may call a special meeting of shareholders.

We have never had a shareholder rights plan.

We have no supermajority voting requirements in our Certificate of Incorporation or Bylaws.

All members of our Audit, Compensation and Nominating and Governance Committees are independent as defined by the New York Stock Exchange listing standards and applicable SEC rules.

Danaher (including its subsidiaries during the period we have owned them) has made no political contributions in the last decade, has no intention of contributing any Danaher funds for political purposes, and discloses its political expenditures policy on its public website. The 2023 CPA-Zicklin Index of Corporate Political Disclosure and Accountability ranked Danaher as a First Tier company.

Shareholder Engagement Program

We actively seek and highly value feedback from our shareholders. During 2023, in addition to our traditional Investor Relations outreach efforts, we engaged with shareholders representing approximately 25% of our outstanding shares on topics including our business strategy and financial performance, governance and executive compensation programs and sustainability initiatives. Attendees included members of our senior management and, in some cases, members of our Board of Directors. We shared feedback received during these meetings with the applicable Board committees, informing their decision-making.

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Board of Directors Nominees

Below is an overview of each of the director nominees you are being asked to elect at the 2024 Annual Meeting.

			Director	Committee Memberships
Name and Principal Occupation	Independent	Age	Since	A	C	N	S	E	F
Rainer M. Blair President and Chief Executive Officer Danaher Corporation		59	2020
Feroz Dewan Chief Executive Officer Arena Holdings Management LLC		47	2022
Linda Filler Former President of Retail Products, Chief Marketing Officer, and Chief Merchandising Officer Walgreen Co.		64	2005
Teri List Former Executive Vice President and Chief Financial Officer Gap Inc.		61	2011
Jessica L. Mega, MD, MPH Former Chief Medical and Scientific Officer Verily Life Sciences LLC		49	2019
Mitchell P. Rales Chairman of the Executive Committee Danaher Corporation		67	1983
Steven M. Rales Chairman of the Board Danaher Corporation		72	1983
Pardis C. Sabeti, MD, D.Phil Investigator Howard Hughes Medical Institute		48	2019
A. Shane Sanders Former Senior Vice President of Business Transformation Verizon Communications Inc.		61	2021
John T. Schwieters Former Principal Perseus TDC		84	2003
Alan G. Spoon Former Managing General Partner Polaris Partners		72	1999
Raymond C. Stevens, PhD Chief Executive Officer Structure Therapeutics		60	2017
Elias A. Zerhouni, MD President and Vice Chairman OPKO Health, Inc.		72	2009

Chair	Member

A = Audit Committee C = Compensation Committee N = Nominating and Governance Committee S = Science & Technology Committee E = Executive Committee F = Finance Committee

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Director Nominee Diversity

Skills and Experience

2023 Meeting Attendance

98% Overall attendance at Board and Committee Meetings	10 Directors attended 100% of Board and Committee Meetings	There were 7 Board Meetings in 2023

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Sustainability at Danaher

Innovating products that Improve lives and our planet

•   At Danaher, innovation doesn’t happen by accident. It is the product of the DBS Innovation Engine, a rigorous, holistic management program encompassing tools that facilitate innovation, process, strategy, organization, talent and culture

•   In 2023, we also updated our DBS product development tools to explicitly prompt consideration of our customers’ sustainability needs at key junctures in the product design, development and launch processes

•   We invested $1.5 billion in research and development in 2023

Building the best team

•   We are committed to attracting, developing, engaging and retaining the best people from around the world to sustain and grow our science and technology leadership

•   Consistently attracting and retaining exceptional talent” is one of our three strategic priorities and “The Best Team Wins” is one of our five Core Values

•   In 2023, we increased female representation in our global workforce to 40% and U.S. People of Color (POC) representation to 42%

Protecting our environment

•   In 2022, we announced a new target to reduce absolute Scope 1 and 2 greenhouse gas (GHG) emissions by 50.4% in 2032 vs. 2021. In 2024, we further committed to set science-based GHG emission reduction targets in line with the Science Based Targets initiative (SBTi), including a long-term target to achieve net-zero value chain emissions by no later than 2050

•   The Danaher Business System continues to be a uniquely powerful system for supporting our decarbonization ambitions. With the DBS Energy Management Toolkit as our foundation, in 2023 we developed a suite of domain-specific DBS tools and processes to drive efficient progress toward our greenhouse gas reduction goal

•   In 2023, we also deployed across our businesses a climate risk and opportunity assessment program based on elements of the Task Force on Climate-Related Financial Disclosures (TCFD) recommendations

Executive Compensation Highlights

Overview of Executive Compensation Program

As discussed in detail under “Compensation Discussion and Analysis,” with the goal of building long-term value for our shareholders, we have developed an executive compensation program designed to:

•	attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with Danaher’s size, diversity and global footprint;
•	motivate executives to demonstrate exceptional personal performance and perform consistently at or above the levels that we expect, over the long-term and through a range of economic cycles; and
•	link compensation to the achievement of corporate goals that we believe best correlate with the creation of long-term shareholder value.

To achieve these objectives our compensation program combines annual and long-term components, cash and equity, and fixed and variable elements, with a bias toward long-term, performance-based equity awards tied closely to shareholder returns and subject to significant vesting and/or holding periods. Our executive compensation program rewards our executive officers when they help increase long-term shareholder value, achieve annual business goals and build long-term careers with Danaher.

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Compensation Governance

Our Compensation Committee also recognizes that the success of our executive compensation program over the long-term requires a robust framework of compensation governance. As a result, the Committee regularly reviews external executive compensation practices and trends and incorporated best practices into our 2023 executive compensation program:

What We Do	What We Don’t Do

Four-year vesting requirement for stock options; three-year performance period plus further two-year holding period for PSUs	No tax gross-up provisions (except as applicable to management employees generally such as relocation policy)

Incentive compensation programs feature multiple, different performance measures aligned with the Company’s strategic performance metrics	No dividend/dividend equivalents paid on unvested equity awards

Short-term and long-term performance metrics that balance our absolute performance and our relative performance versus peer companies	No “single trigger” change of control benefits

Rigorous, no-fault clawback policies that are triggered even in the absence of wrongdoing	No defined benefit pension program for any NEO

Minimum one-year vesting requirement for 95% of shares granted under the Company’s stock plan	No hedging of Danaher securities permitted

Stock ownership requirements for all executive officers	No long-term incentive compensation is denominated or paid in cash (other than PSU dividend accruals)

Limited perquisites and a cap on CEO/CFO personal aircraft usage	No above-market returns on deferred compensation plans

Independent compensation consultant that performs no other services for the Company	No overlapping performance metrics between short-term and long-term incentive compensation programs

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Named Executive Officers’ 2023 Compensation

The following table sets forth the 2023 compensation of our named executive officers. Please see pages 61-63 for information regarding 2022 and 2021 compensation, as well as footnotes.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rainer M. Blair, President and CEO	1,300,000	0	8,068,474	7,509,417	3,541,200	0	484,191	20,903,282
Matthew R. McGrew, Executive Vice President and CFO	966,310	0	2,555,306	2,377,957	1,350,418	0	245,561	7,495,552
Joakim Weidemanis, Executive Vice President	1,008,480	0	2,958,575	2,753,420	1,535,411	0	215,799	8,471,685
Georgeann Couchara, Senior Vice President, Human Resources	660,000	0	1,840,043	1,745,775	878,922	0	125,077	5,249,817
Jose-Carlos Gutierrez-Ramos, Senior Vice President and Chief Science Officer	784,160	0	2,604,987	2,503,057	1,116,409	0	188,572	7,197,185

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PROPOSAL 1

Election of Directors

We are seeking your support for the election of the thirteen candidates whom the Board has nominated to serve on the Board of Directors (each of whom currently serves as a director of the Company), to serve until the 2025 Annual Meeting of shareholders and until their successor is duly elected and qualified. We extend our gratitude to Mr. Walter G. Lohr, Jr., who will be retiring from our Board as of the 2024 Annual Meeting, for his years of dedicated service to Danaher. Although as of the date of this Proxy Statement the number of directors is fixed at fourteen, the Board has adopted a resolution that effective as of the time of the 2024 Annual Meeting, the size of the Board will be reduced to thirteen.

We believe the nominees set forth below have qualifications consistent with our position as a large, global and diversified science and technology company. We also believe these nominees have the experience and perspective to guide Danaher as we seek to sustainably expand our business in high-growth geographies and high-growth market segments, identify, consummate and integrate appropriate acquisitions, develop innovative and differentiated new products and services, adjust to rapidly changing technologies, business cycles and competition and address the demands of an increasingly regulated environment. Set forth below is biographical information regarding each candidate as of March 15, 2024.

Proxies cannot be voted for a greater number of persons than the thirteen nominees named in this Proxy Statement. In the event a nominee declines or is unable to serve, the proxies may be voted in the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected. We know of no reason why this will occur.

Director Nominees

Rainer M. Blair (Age 59)	Director Since:	Other Public Directorships:
Chief Executive Officer	2020	None

Mr. Blair has served as Danaher’s President and Chief Executive Officer since September 2020. Since joining Danaher in 2010, Mr. Blair has served in a series of progressively more responsible general management positions (and as a Danaher officer since 2014), including as Vice President - Group Executive from March 2014 until January 2017 and as Executive Vice President from January 2017 until September 2020.

Mr. Blair’s broad operating and functional experience across diverse end-markets and geographies, in-depth knowledge of Danaher’s businesses and of the Danaher Business System and leadership experience from his service in the U.S. Army are particularly valuable to the Board given the global, diverse nature of Danaher’s portfolio. In addition, Mr. Blair adds deep multi-cultural experience having lived and worked on three continents.

Skills and Qualifications:		Committees:

• Global/International • Life Sciences • Product Innovation	• M&A • Public Company CEO and/or President	• Executive • Finance • Science & Technology

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Feroz Dewan (Age 47)	Director Since:	Other Public Directorships:
Independent	2022	None

Mr. Dewan has served as the Chief Executive Officer of Arena Holdings Management LLC, an investment holding company, since 2016. Previously, Mr. Dewan served in a series of positions with Tiger Global Management, an investment firm, from 2003 to 2015, including most recently as Head of Public Equities. He also served as a Private Equity Associate at Silver Lake Partners, a private equity firm focused on leveraged buyout and growth capital investments in technology, technology-enabled and related industries, from 2002 to 2003. Within the past five years, Mr. Dewan served on the board of directors of each of The Kraft Heinz Company and Fortive Corporation.

Mr. Dewan’s qualifications to sit on the Board include, among other factors, extensive experience in the technology industry and with technology-related companies, including extensive experience in valuation, investments and acquisitions, financial reporting, risk management, corporate governance, capital allocation, and operational oversight.

Skills and Qualifications:		Committees:

• Global/International	• Accounting	• Finance
• Digital Technology	• Finance	• Nominating and Governance
• M&A		• Science & Technology

Linda Filler (Age 64)	Director Since:	Other Public Directorships:
Independent	2005	The Carlyle Group
		Veralto Corporation

Ms. Filler retired as President of Retail Products, Chief Marketing Officer and Chief Merchandising Officer at Walgreen Co., a retail pharmacy company, in April 2017. Prior to Walgreen Co., Ms. Filler served as President, North America of Claire’s Stores, Inc., a specialty retailer, and in Executive Vice President roles at Walmart Inc., a retail and wholesale operations company, and at Kraft Foods, Inc., a food and beverage manufacturing and processing company. Prior to Kraft Foods, Inc., Ms. Filler served for a number of years at Hanesbrands Inc., a multinational clothing company, including Chief Executive Officer roles for its largest branded apparel businesses.

Ms. Filler has served in senior management roles with leading retail and consumer goods companies, with general management responsibilities and responsibilities in the areas of marketing, branding and merchandising. Understanding and responding to the needs of our customers is fundamental to Danaher’s business strategy, and Ms. Filler’s keen marketing and branding insights have been a valuable resource to Danaher’s Board. Her prior leadership experiences with large public companies have given her valuable perspective for matters of global portfolio strategy and capital allocation as well as global business practices.

Skills and Qualifications:		Committees:

• Global/International • Product Innovation • M&A	• Public Company CEO and/or President • Branding/Marketing	• Nominating and Governance (Chair) • Science & Technology

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Teri List (Age 61)	Director Since:	Other Public Directorships:
Independent	2011	Microsoft Corporation
		Visa Inc.
		lululemon athletica inc.

Ms. List served as Executive Vice President and Chief Financial Officer of Gap Inc., a global clothing retailer, from January 2017 until March 2020. Prior to joining Gap, she served as Executive Vice President and Chief Financial Officer of Dick’s Sporting Goods, Inc., a sporting goods retailer, from August 2015 to August 2016, and with Kraft Foods Group, Inc., a food and beverage company, as Advisor from March 2015 to May 2015, as Executive Vice President and Chief Financial Officer from December 2013 to February 2015 and as Senior Vice President of Finance from September 2013 to December 2013. From 1994 to September 2013, Ms. List served in a series of progressively more responsible positions in the accounting and finance organization of The Procter & Gamble Company, a consumer goods company, most recently as Senior Vice President and Treasurer. Prior to joining Procter & Gamble, Ms. List was employed by the accounting firm of Deloitte & Touche for almost ten years. Within the past five years, Ms. List served on the board of directors of Oscar Health, Inc. and DoubleVerify Holdings, Inc.

Ms. List’s experience dealing with complex finance and accounting matters for Gap, Dick’s, Kraft and Procter & Gamble have given her an appreciation for and understanding of the similarly complex finance and accounting matters that Danaher faces. In addition, through her leadership roles with large, global companies she has insight into the business practices that are critical to the success of a large, growing public company such as Danaher.

Given Ms. List’s extensive experience as a Chief Financial Officer, her proficiency in accounting, her knowledge of and dedication to Danaher and her retirement from full-time employment our Board has determined that Ms. List’s simultaneous service on the audit committee of more than three public companies does not impair her ability to effectively serve on our Audit Committee. In 2023, Ms. List attended all of the meetings of the Board and of the committees on which she served.

Skills and Qualifications:		Committees:

• Global/International	• Accounting	• Audit
• Digital Technology	• Finance	• Compensation
• M&A

Jessica L. Mega, MD, MPH (Age 49)	Director Since: 2019	Other Public Directorships: Boston Scientific Corporation
Independent

Dr. Mega served as Chief Medical and Scientific Officer at Verily Life Sciences LLC, a subsidiary of Alphabet Inc. focused on life sciences and healthcare, from March 2015 to January 2023. Prior to joining Verily, she served as Cardiologist and Senior Investigator at Brigham & Women’s Hospital from 2008 to March 2015. Dr. Mega has also served as a faculty member at Harvard Medical School and a senior investigator with the TIMI Study Group, where she helped lead international trials evaluating novel cardiovascular therapies and directed the genetics program.

At Verily, Dr. Mega oversaw Verily’s clinical and science efforts, focusing on translating technological innovations and scientific insights into partnerships and programs that improve patient outcomes. Dr. Mega’s clinical background and experience re-imagining how clinical trial data is collected and analyzed offer valuable insights for Danaher, given our strategic focus on life sciences and healthcare applications.

Skills and Qualifications:		Committees:

• Life Sciences	• Digital Technology	• Compensation
• Healthcare Management	• Government, legal or regulatory	• Science & Technology

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Mitchell P. Rales	Director Since:	Other Public Directorships:
(Age 67)	1983	ESAB Corporation
Chairman of the Executive Committee

Mr. Rales is a co-founder of Danaher and has served as Chairman of the Executive Committee of Danaher since 1984. He was also President of the Company from 1984 to 1990. Mr. Rales is a brother of Steven M. Rales. Within the past five years, Mr. Rales served on the board of directors of Fortive Corporation.

The strategic vision and leadership of Mr. Rales and his brother, Steven Rales, helped create the Danaher Business System and have guided Danaher down a path of consistent, profitable growth that continues today. In addition, as a result of his substantial ownership stake in Danaher, he is well-positioned to understand, articulate and advocate for the rights and interests of the Company’s shareholders.

Skills and Qualifications:		Committees:

• Global/International • M&A	• Public Company CEO and/or President • Finance	• Executive (Chair) • Finance (Chair)

Steven M. Rales	Director Since:	Other Public Directorships:
(Age 72)	1983	None
Chairman of the Board

Mr. Rales is a co-founder of Danaher and has served as Danaher’s Chairman of the Board since 1984. He was also CEO of the Company from 1984 to 1990. Mr. Rales is a brother of Mitchell P. Rales. Within the past five years, Mr. Rales served on the board of directors of Fortive Corporation.

The strategic vision and leadership of Mr. Rales and his brother, Mitchell Rales, helped create the Danaher Business System and have guided Danaher down a path of consistent, profitable growth that continues today. In addition, as a result of his substantial ownership stake in Danaher, he is well-positioned to understand, articulate and advocate for the rights and interests of the Company’s shareholders.

Skills and Qualifications:		Committees:

• Global/International • M&A	• Public Company CEO and/or President • Finance	• Executive • Finance • Science & Technology

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Pardis C. Sabeti, MD, D.PHIL (Age 48)	Director Since: 2019	Other Public Directorships: None

Dr. Sabeti has served as an Investigator for the Howard Hughes Medical Institute (“HHMI”), a non-profit medical research organization, since November 2015. Dr. Sabeti is a professor at the Center for Systems Biology and the Department of Organismic and Evolutionary Biology at Harvard University and the Department of Immunology and Infectious Disease at Harvard T.H. Chan School of Public Health. She is an Institute Member of the Broad Institute of MIT and Harvard.

Dr. Sabeti is a computational geneticist with expertise developing new experimental technologies and computational algorithms to investigate the genomes of humans and infectious microbes. Her expertise in infectious disease research offers significant value to Danaher as we seek to develop research tools for use in determining the causes of disease, identification of new therapies and testing of new drugs and vaccines.

Skills and Qualifications:		Committees:

• Life Sciences	• Digital Technology	• Science & Technology
• Diagnostics

A. Shane Sanders	Director Since:	Other Public Directorships:
(Age 61)	2021	Commvault
Independent

Mr. Sanders served in a series of progressively more responsible leadership positions with Verizon Communications Inc., a telecommunications company, from 1997 until December 2022, including most recently as Senior Vice President of Business Transformation from March 2020 to December 2022 and as Senior Vice President of Corporate Finance from 2015 to March 2020. Prior to joining Verizon, Mr. Sanders served in various finance roles at Hallmark Cards, Inc., a retailer of greeting cards and gifts, and Safelite Group, Inc., a provider of vehicle glass repair, and began his career at Grant Thornton, an audit, tax and advisory firm, in 1984.

Mr. Sanders’ leadership experiences in Verizon’s accounting and finance organization have spanned a range of functional areas, including financial planning and analysis, risk management, audit and public reporting and compliance. His broad and deep experience in a large, dynamic organization gives him a keen understanding of the range of finance and accounting matters and judgments Danaher encounters. In addition, his business transformation experience offers valuable perspectives as Danaher continues to grow and evolve its portfolio of businesses.

Skills and Qualifications:		Committees:

• Global/International	• Accounting	• Audit
• Digital Technology	• Finance	• Nominating and Governance
• M&A

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John T. Schwieters	Director Since:	Other Public Directorships:
(Age 84)	2003	Veralto Corporation
Independent

Mr. Schwieters served as Principal of Perseus TDC, a real estate investment and development firm, from July 2013 to May 2023. He also served as a Senior Executive of Perseus, LLC, a merchant bank and private equity fund management company, from May 2012 to June 2016 and as Senior Advisor from March 2009 to May 2012.

In addition to his roles with Perseus, Mr. Schwieters led the Mid-Atlantic region of one of the world’s largest accounting firms after previously leading that firm’s tax practice in the Mid-Atlantic region, and has served on the boards and chaired the audit committees of several NYSE-listed public companies. He brings to Danaher extensive knowledge and experience in the areas of public accounting, tax accounting and finance, which are areas of critical importance to Danaher as a large, global and complex public company.

Skills and Qualifications:		Committees:

• M&A	• Accounting	• Audit (Chair)
• Finance		• Nominating and Governance

Alan G. Spoon (Age 72)	Director Since:	Other Public Directorships:
Independent	1999	Fortive Corporation
		IAC/InterActiveCorp
		Match Group, Inc.

Mr. Spoon served as Partner Emeritus of Polaris Partners from January 2016 to June 2018, Managing General Partner from 2000 to 2010 and Partner from 2000 to 2018. Within the past five years, Mr. Spoon served on the board of directors of Cable One, Inc.

In addition to his leadership roles at Polaris Partners, Mr. Spoon has previously served as president, chief operating officer and chief financial officer of one of the country’s largest, publicly-traded education and media companies, and has served on the boards of numerous public and private companies. His public company leadership experience gives him insight into business strategy, leadership and executive compensation and his public company and private equity experience give him insight into technology and life science trends, acquisition strategy and financing, each of which represents an area of key strategic opportunity for the Company.

Skills and Qualifications:		Committees:

• Product Innovation • Digital Technology • M&A	• Public Company CEO and/or President • Finance	• Compensation (Chair)

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Raymond C. Stevens, PH.D. (Age 60)	Director Since: 2017	Other Public Directorships: Structure Therapeutics
Independent

Professor Stevens has served as Chief Executive Officer of Structure Therapeutics (formerly known as ShouTi), a biotechnology company, since May 2019. He also served as Provost Professor of Biological Sciences and Chemistry, and Director of The Bridge Institute, at the University of Southern California, a private research university, from July 2014 to August 2021. From 1999 until July 2014, he served as Professor of Molecular Biology and Chemistry with The Scripps Research Institute, a non-profit research organization. Professor Stevens has also launched multiple biotechnology companies focused on drug discovery.

Professor Stevens is considered among the world’s most influential biomedical scientists in molecular research. A pioneer in human cellular behavior research, he has been involved in the creation of therapeutic molecules that led to breakthrough drugs aimed at curing influenza, childhood diseases, neuromuscular disorders and diabetes. Professor Stevens’ insights in the area of molecular research, as well as his experience bringing industry and academia together to advance drug development, are highly beneficial to Danaher given our strategic focus on the development of research tools used to understand the causes of disease, identify new therapies and test new drugs and vaccines. His extensive experience living and working in China is also valuable to Danaher given China’s strategic significance to our business.

Skills and Qualifications:		Committees:

• Global/International • Life Sciences	• Public Company CEO and/or President • Product Innovation	• Audit • Science & Technology

Elias A. Zerhouni, MD	Director Since:	Other Public Directorships:
(Age 72)	2009	OPKO Health, Inc.
Independent

Dr. Zerhouni has served as President and Vice Chairman of OPKO Health, Inc. a medical test and medication company, since May 2022. He previously served as President, Global Research & Development, for Sanofi S.A., a global pharmaceutical company, from 2011 to June 2018. From 2008 until 2011, Dr. Zerhouni provided advisory and consulting services to various non-profit and other organizations as Chairman and President of Zerhouni Holdings. From 2002 to 2008, he served as director of the National Institutes of Health, and from 1996 to 2002, he served as Chair of the Russell H. Morgan Department of Radiology and Radiological Sciences, Vice Dean for Research and Executive Vice Dean of the Johns Hopkins School of Medicine.

Dr. Zerhouni, a physician, scientist and world-renowned leader in radiology research, is widely viewed as one of the leading authorities in the United States on emerging trends and issues in medicine and medical care. These insights, as well as his deep, technical knowledge of the research and clinical applications of medical technologies, are of considerable importance given Danaher’s strategic focus in the medical technologies markets. Dr. Zerhouni’s government experience also gives him a strong understanding of how government agencies work, and his experience growing up in North Africa, together with the global nature of the issues he faced at NIH and his role at France-based Sanofi, give him a global perspective that is valuable to Danaher.

Skills and Qualifications:		Committees:

• Global/International • Life Sciences • Diagnostics	• Public Company CEO and/or President • Healthcare management • Government. legal or regulatory	• Science & Technology (Chair) • Nominating and Governance

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOREGOING NOMINEES.

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Board Selection and Refreshment

Director Selection

The Board and its Nominating and Governance Committee believe that it is important that our directors demonstrate:

•	personal and professional integrity and character;
•	prominence and reputation in the director’s profession;
•	skills, expertise and background (including business or other relevant experience) that in aggregate are useful and appropriate in overseeing and providing strategic direction with respect to Danaher’s business and serving the long-term interests of Danaher’s shareholders;
•	the capacity and desire to represent the interests of the shareholders as a whole; and
•	availability to devote sufficient time to the affairs of Danaher.

The Nominating and Governance Committee is responsible for recommending to the Board a slate of nominees for election at each annual meeting of shareholders. Nominees may be suggested by directors, members of management, shareholders or by a third-party search firm engaged by the Committee. The Committee considers a wide range of factors when assessing potential director nominees. This includes consideration of the current composition of the Board, any perceived need for one or more particular areas of expertise, the balance of management and independent directors, the need for committee-specific expertise, evaluations of other prospective nominees and the qualifications of each potential nominee relative to the attributes, skills and experience described above.

When Danaher recruits a director candidate, either a search firm engaged by the Committee or a member of the Board contacts the prospect to assess interest and availability. The candidate will then meet with members of the Board and at the same time, the Committee with the support of the search firm will conduct such further inquiries as the Committee deems appropriate. A background check is completed before a final recommendation is made to appoint a candidate to the Board.

A shareholder who wishes to recommend a prospective nominee for the Board should notify the Nominating and Governance Committee in writing using the procedures described below under “Other Information – Communications with the Board of Directors” with whatever supporting material the shareholder considers appropriate. If a prospective nominee has been identified other than in connection with a director search process initiated by the Committee, an initial determination is made as to whether to conduct a full evaluation of the candidate based primarily on whether a new or additional Board member is necessary or appropriate at such time, the likelihood that the prospective nominee can satisfy the evaluation factors described above, any additional inquiries the Committee may, in its discretion, conduct and any other factors the Committee may deem appropriate.

Director Nominee Skills, Expertise, and Diversity

Diversity is an important consideration in the Board’s decision-making with respect to Board composition. The Board does not have a formal or informal policy with respect to diversity but believes that the Board, taken as a whole, should embody a diverse set of skills, knowledge, experiences and backgrounds appropriate in light of the Company’s needs, and in this regard also subjectively takes into consideration the diversity (including with respect to age, race, gender, national origin and U.S. military veteran status) of the Board when considering director nominees.

More than half of the Company’s director nominees for the 2024 annual meeting are diverse from a gender and/or race/ethnicity perspective, two nominees are U.S. military veterans, and our nominees represent a broad range of ages and national origins.

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The chart that follows illustrates the diverse set of skills, expertise and backgrounds represented by the Company’s 2024 director nominees.

Skills and Expertise	Blair	Dewan	Filler	List	Mega	M. Rales	S. Rales	Sabeti	Sanders	Schwieters	Spoon	Stevens	Zerhouni
Global/International
Life Sciences
Diagnostics
Healthcare Management
Product Innovation
Digital Technology
M&A
Public Company Ceo and/or President
Accounting
Finance
Branding/Marketing
Government, Legal or Regulatory

Age	59	47	64	61	49	67	72	48	61	84	72	60	72
Gender	M	M	F	F	F	M	M	F	M	M	M	M	M
Race/Ethnicity*	C	SA	C	C	C	C	C	M	B	C	C	C	N
Born Outside U.S.
U.S. Military Veteran

“B” refers to Black     “C” refers to Caucasian (other than Middle Eastern or North African descent)

“M” refers to Middle Eastern descent     “N” refers to North African descent     “SA” refers to South Asian

Director Nominee Age	Director Nominees Who Joined Board Within Last 5 Years	Gender and Racial/ Ethnic Diversity of Director Nominees

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Board Orientation

Our new director orientation program includes extensive meetings with Danaher management and familiarizes new directors with Danaher’s businesses, strategies, policies and the Danaher Business System; assists them in developing company and industry knowledge to optimize their Board service; and educates them with respect to their fiduciary duties and legal responsibilities and Danaher’s sustainability framework.

Director Commitments

As noted above and as stated in our Corporate Governance Guidelines, among other criteria required to serve on the Danaher Board, Danaher directors must have availability to devote sufficient time to the affairs of the Company. The Guidelines further provide that directors should not serve on more than three boards of public companies in addition to the Danaher Board, and that directors should advise the Chairman of the Board, the chair of the Nominating and Governance Committee and the Company Secretary (1) before accepting membership on another board of directors or audit committee or any other significant committee assignment, or establishing any significant relationship with any business, institution or other governmental or regulatory entity, and (2) of any other material change in circumstance or relationship that may impact a director’s independence. Our Nominating and Governance Committee reviews our Corporate Governance Guidelines annually, including the provisions above.

As part of our annual Board, committee and individual director evaluation process (discussed below), our Board has evaluated and determined that each of our directors, including each of our director nominees, has demonstrated the ability to commit sufficient time and capacity to Board duties and to otherwise fulfill the responsibilities required of them as Danaher directors. Such ability is evidenced by Board and committee meeting attendance records and preparation, contribution to Board discussions and decision-making and engagement with other members of the Board and management. Additionally, all of our directors are in compliance with our Corporate Governance Guidelines relating to limitations on public company board service, as described above.

Board Refreshment

Our Board actively considers Board refreshment. Using our Board skills matrix as a guide as well as the results of our annual Board and committee evaluation process (discussed below), the Nominating and Governance Committee evaluates Board composition at least annually and identifies for Board consideration areas of expertise that would complement and enhance our current Board. Given the critical role of acquisitions in our overall strategy as well as the diversity of our portfolio, it is essential that our Board include members with the experience of having led the Company through a range of M&A and economic cycles. However, the Board also seeks to thoughtfully balance the knowledge and experience that comes from longer-term Danaher Board service with the fresh perspectives and new domain expertise that can come from adding new directors. We have added five new directors over the past five years, which along with director retirements have reduced Danaher’s average director nominee tenure by more than 20% over that period.

Proxy Access

Our Amended and Restated Bylaws (“Bylaws”) permit a shareholder, or a group of up to twenty shareholders, owning three percent or more of the Company’s outstanding shares of Common Stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials a number of director nominees up to the greater of (x) two, or (y) twenty percent of the Board (or, if such amount is not a whole number, the closest whole number below twenty percent), provided that the shareholder(s) and nominee(s) satisfy the requirements specified in the Bylaws.

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Majority Voting Standard

General

Our Bylaws provide for majority voting in uncontested director elections, and our Board has adopted a director resignation policy. Under the policy, our Board will not appoint or nominate for election to the Board any person who has not tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

Contested Elections

At any meeting of shareholders for which the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the Company’s Bylaws and such nomination has not been withdrawn on or before the tenth day before the Company first mails its notice of meeting to the Company’s shareholders, the directors will be elected by a plurality of the votes cast. This means that the nominees who receive the most affirmative votes would be elected to serve as directors.

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Corporate Governance

Corporate Governance Overview

Our Board of Directors recognizes that Danaher’s success over the long-term requires a robust framework of corporate governance that serves the best interests of all our shareholders and promotes robust risk oversight. Below are highlights of our corporate governance framework.

Board composition is critical, and Danaher continues to seek to optimize the mix of skills, traits and tenure represented on our Board. Over the past five years our Board has added important new skills and traits as average director nominee tenure has declined by more than 20%, and more than half of the Company’s 2024 director nominees are diverse from a gender and/or race/ethnicity perspective.

Our Bylaws provide for proxy access by shareholders.

Our Chairman and CEO positions are separate.

Our Board has established a Lead Independent Director position.

All of our directors are elected annually.

In uncontested elections, our directors must be elected by a majority of the votes cast, and we have a director resignation policy that applies to any incumbent director who fails to receive such a majority.
Our shareholders have the right to act by written consent.

Shareholders owning 25% or more of our outstanding shares may call a special meeting of shareholders.

We have never had a shareholder rights plan.

We have no supermajority voting requirements in our Certificate of Incorporation or Bylaws.

All members of our Audit, Compensation and Nominating and Governance Committees are independent as defined by the New York Stock Exchange listing standards and applicable SEC rules.

Danaher (including its subsidiaries during the period we have owned them) has made no political contributions in the last decade, has no intention of contributing any Danaher funds for political purposes, and discloses its political expenditures policy on its public website. The 2023 CPA-Zicklin Index of Corporate Political Disclosure and Accountability ranked Danaher as a First Tier company.

Board Leadership Structure, Succession Planning and Oversight

Board Leadership Structure

Chairman of the Board

The Board has separated the positions of Chairman and CEO because it believes that, at this time, this structure best enables the Board to ensure that Danaher’s business and affairs are managed effectively and in the best interests of shareholders. This is particularly the case in light of the fact that the Company’s Chairman is Steven Rales, a co-founder of the Company who owns approximately 5.9% of the Company’s outstanding shares, served as CEO of the company from 1984 to 1990 and continues to serve as an executive officer of the company. As a result of his substantial ownership stake in the Company, the Board believes that Mr. Rales is uniquely able to understand, articulate and advocate for the rights and interests of the Company’s shareholders. Moreover, Mr. Rales uses his management experience with the Company and Board tenure to help ensure that the non-management directors have a keen understanding of the Company’s business as well as the strategic and other risks and opportunities that the Company faces. This enables the Board to more effectively provide insight and direction to, and exercise oversight of, the Company’s President and CEO and the rest of the management team responsible for the Company’s day-to-day business (including with respect to risk management).

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Lead Independent Director

Because Mr. Rales is not independent within the meaning of the NYSE listing standards, our Corporate Governance Guidelines require the appointment of a “Lead Independent Director” and our independent directors have appointed Ms. Filler as Lead Independent Director. As Lead Independent Director, Ms. Filler:

•	Presides at all meetings of the Board at which the Chairman of the Board and the Chairman of the Executive Committee are not present, including the executive sessions of non-management directors, which are typically held at the end of each regularly scheduled Board meeting.
•	Has the authority to call meetings of the independent directors. Ms. Filler has exercised this authority by typically requiring meetings of the non-management directors at the end of every regularly scheduled Board meeting.
•	Serves as a liaison between the Chairman and the independent directors. Ms. Filler engages frequently with Mr. Steven Rales on a range of topics relating to the Board and the Company’s governance program.
•	Approves information sent to the Board.
•	Approves meeting agendas for the Board.
•	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items.
•	Engages with major shareholders, including direct communication, as appropriate.

Our Board believes that having the same director serve as both Lead Independent Director and chair of the Nominating and Governance Committee, as Ms. Filler does, offers valuable leadership synergies. In particular, Ms. Filler’s role leading the annual Board, committee and individual director evaluation process, as chair of the Nominating and Governance Committee, enhances her Lead Independent Director effectiveness in acting as a liaison between the Chairman and the independent directors and engaging with the Chairman on governance matters.

Board Leadership Succession Planning

The Board addresses succession planning for key Board leadership roles (such as Chairman of the Board, Lead Independent Director and Committee chairs) by seeking to ensure the depth of expertise on the Board is sufficient to provide appropriate successors in the event of a succession event.

Board Oversight

Strategy

One of the Board’s primary responsibilities is overseeing management’s development and execution of the Company’s strategy. At least quarterly, the CEO, our executive leadership team and other business leaders provide detailed business and strategy updates to the Board. The Board annually conducts an even more in-depth review of the Company’s overall strategy. At these reviews, the Board engages with our executive leadership team and other business leaders regarding business objectives and the application of DBS, the competitive landscape, economic trends and other developments. On an annual basis the Board also reviews the Company’s human capital, risk assessment/risk management, compliance and sustainability programs as well as the Company’s operating budget, and at meetings occurring throughout the year the Board reviews acquisitions, strategic investments and other capital allocation topics as well as the Company’s operating and financial performance, among other matters. The Board also looks to the expertise of its committees to inform strategic oversight in their areas of focus.

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Spotlight: Oversight Of Strategic Acquisitions

The Board oversees Danaher’s strategic acquisition and integration process. Danaher views acquisitions as an important element of our strategy to deliver long-term shareholder value. Our Board includes nine members with extensive business combination experience. That depth of experience allows the Board to constructively engage with management and effectively evaluate acquisitions for alignment with our strategy, culture and financial goals. Management is charged with identifying potential acquisition targets, executing transactions and managing integration, and our Board’s oversight extends to each of these elements. Management and the Board regularly discuss potential acquisitions and their role in the Company’s overall business strategy. These discussions address acquisitions in process and potential future acquisitions, and cover a broad range of matters which may include valuation, due diligence, risk and anticipated synergies with Danaher’s businesses and strategy. With respect to more significant acquisitions, such as the Company’s 2020 acquisition of Cytiva, the 2021 acquisition of Aldevron and the 2023 acquisition of Abcam, the Board typically discusses and evaluates the proposed opportunity over multiple meetings. The Board’s acquisition oversight also extends across transactions and over time; at least annually the Board reviews and provides feedback regarding the operational and financial performance of our historical acquisitions.

Spotlight: Oversight Of Human Capital Management and CEO Succession Planning

•	The Board and Compensation Committee engage with our senior leadership team and human resources executives on a regular basis across a range of human capital management topics. As discussed above, Danaher is committed to attracting, developing, engaging and retaining the best people from around the world to sustain and grow our science and technology leadership. Working with management, the Board and Compensation Committee oversee matters including culture, succession planning and development, compensation, benefits, talent recruiting and retention, associate engagement and diversity, equity and inclusion. The Board reviews the Company’s human capital strategy annually and at other times during the year in connection with significant initiatives and acquisitions, supported by the Compensation Committee’s oversight of our executive and equity compensation programs.
•	With the support of our Nominating and Governance Committee, our Board also maintains and annually reviews both a long-term succession plan and emergency succession plan for the CEO position. The foundation of the long-term CEO succession planning process is a CEO development model consisting of three dimensions: critical experiences, leadership capabilities and personal characteristics/traits. The Board uses the development model as a guide in preparing candidates, and also in evaluating candidates for the CEO and other executive positions at the Board’s annual talent review and succession planning session. At the annual session, the Board evaluates and compares candidates using the development model, and reviews each candidate’s development actions, progress and performance over time. The candidate evaluations are supplemented with periodic 360-degree performance appraisals, and the Board also regularly interacts with candidates at Board dinners and lunches, through Board meeting presentations and at the Company’s annual leadership conference.

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Risk

The Board’s role in risk oversight at the Company is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board and its committees overseeing those efforts, with particular emphasis on the most significant risks facing the Company. The Board administers its risk oversight responsibilities both through active review and discussion of key risks facing the Company and by delegating certain risk oversight responsibilities to the Board committees. Generally, the Board delegates risk oversight responsibility to its committees where it believes the committee’s focused domain expertise will support efficient and effective oversight, and each committee typically has responsibility with respect to risks that are associated with the purpose of, and responsibilities delegated to, that committee. Each of the Audit, Compensation, Nominating and Governance, and Science and Technology Committees reports to the full Board on a regular basis, including as appropriate with respect to the committee’s risk oversight activities. The timeframe over which the Board and its committees evaluate risk typically varies depending on the nature of the risk. From time to time, the Board and/or its committees may consider inputs from outside advisors with respect to certain risks and risk trends. With respect to the manner in which the Board’s risk oversight function impacts the Board’s leadership structure, as described above, our Board believes that Mr. Steven Rales’ management experience and tenure help the Board to more effectively exercise its risk oversight function.

The graphic below summarizes the primary areas of risk overseen by the Board and by each of its committees.

Danaher’s disclosure controls and procedures documentation specifically references our annual enterprise risk assessment process as an element of our disclosure controls and procedures, and requires membership overlap between Danaher’s Disclosure Committee and Danaher’s Risk Committee.

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Spotlight: Oversight Of Cybersecurity Risk

Danaher’s cybersecurity strategy and risk management program focuses on maintaining a secure environment for our data that complies with applicable legal requirements and effectively supports our business objectives and customer needs. Our commitment to cybersecurity emphasizes cultivation of a security-minded culture through education and training, and a programmatic and layered approach to prevention and detection of, and response to, cybersecurity threats. Key elements of our program include:

•	cybersecurity policies that articulate our expectations and requirements with respect to topics such as acceptable use of technology and data, data privacy, risk management, education and awareness and event and incident management;
•	regular education of and sharing best practices with our associates to raise awareness of cybersecurity threats;
•	assessment of information technology/cybersecurity risks as part of Danaher’s annual Enterprise Risk Management program;
•	maintenance of cyber insurance in amounts and subject to coverage terms that are typical for companies of our type and size (however, such insurance may not be sufficient in type or amount to cover us against claims related to security breaches, cyber-attacks and other related breaches); and
•	periodic engagement of external consultants to assess our cybersecurity program.

We also strive to implement and maintain layered controls designed to prevent and, where necessary, detect and respond to cybersecurity threats, including controls designed to facilitate identification of third-party cybersecurity risks.

At the management level, Danaher’s cybersecurity program is led by the Company’s Chief Information Security Officer (“CISO”), who reports to Danaher’s Chief Information Officer (“CIO”), who in turn reports to Danaher’s Chief Financial Officer. The CISO is supported by the Information Risk Steering Committee (“IRSC”), a management committee comprising senior members of the information technology, legal, privacy, finance, internal audit and communications functions. At the Board level, Danaher’s Board of Directors has delegated to the Audit Committee of the Board responsibility for oversight of risks relating to cybersecurity, as set forth in the Committee’s charter. Multiple members of Danaher’s Audit Committee have prior work experience overseeing or assessing a cybersecurity function. Danaher’s CISO and CIO update the Audit Committee multiple times per year regarding Danaher’s cybersecurity program, including key program metrics, initiatives and developments. The Audit Committee regularly briefs the full Board on these matters. In addition, in the event of a significant cybersecurity incident, Danaher policy and process requires timely engagement of and consultation with the Audit Committee.

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Board of Directors and Committees of the Board

General

The Board met seven times in 2023. All directors attended at least 90% (and ten of the directors attended 100%) of the total number of meetings of the Board and of the committees of the Board on which they served held during the period they served. Danaher typically schedules a Board meeting in conjunction with each annual meeting of shareholders and as a general matter expects that the members of the Board will attend the annual meeting. All of our directors at the time attended the Company’s annual meeting in May 2023.

The membership of each of the Board’s committees as of March 8, 2024 is set forth below. While each of the committees is authorized to delegate its powers to sub-committees, none of the committees did so during 2023. The Audit, Compensation, Nominating and Governance and Science & Technology Committees report to the Board on their actions and recommendations at each regularly scheduled Board meeting. Each such committee typically meets in executive session, without the presence of management, at its regularly scheduled meetings.

Name of Director	Audit	Compensation	Nominating and Governance	Science & Technology	Executive	Finance
Rainer M. Blair
Feroz Dewan
Linda Filler
Teri List
Walter G. Lohr, Jr.
Jessica L. Mega, MD, MPH
Mitchell P. Rales
Steven M. Rales
Pardis C. Sabeti, MD, D.Phil.
A. Shane Sanders
John T. Schwieters
Alan G. Spoon
Raymond C. Stevens, Ph.D.
Elias A. Zerhouni, MD
# of Meetings Held in 2023	7	6	10	5	0	1

Chair	Member

Audit Committee	Meetings in 2023: 7
Members: • John T. Schwieters (Chair) • Teri List • A. Shane Sanders • Raymond C. Stevens, Ph.D.

Principal Responsibilities:

•  assist the Board in overseeing the:

-  quality and integrity of Danaher’s financial statements;

-  effectiveness of Danaher’s internal control over financial reporting;

-  qualifications, independence and performance of Danaher’s independent auditors;

-  performance of Danaher’s internal audit function;

-  Company’s compliance with legal and regulatory requirements;

-  risks described above under “Board Oversight - Risk”; and

-  Company’s swaps and derivatives transactions and related policies and procedures.

•  prepare the Audit Committee Report included in the Company’s annual Proxy Statement

The Board has determined that each of the members of the Audit Committee is independent for purposes of Rule 10A-3(b) (1) under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the NYSE listing standards and is financially literate within the meaning of the NYSE listing standards. In addition, the Board has determined that Ms. List and Messrs. Schwieters and Sanders each qualifies as an audit committee financial expert as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

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Compensation Committee	Meetings in 2023: 6
Members: • Alan G. Spoon (Chair) • Teri List • Walter G. Lohr, Jr. • Jessica L. Mega, MD, MPH

Principal Responsibilities:

•  discharge the Board’s responsibilities relating to the compensation of our executive officers, including setting goals and objectives for, evaluating the performance of, and approving the compensation paid to, our executive officers;

•  review and make recommendations to the Board with respect to the adoption, amendment and termination of all executive incentive compensation plans and all equity compensation plans, and exercise all authority of the Board (and all responsibilities assigned by such plans to the Committee) with respect to the oversight and administration of such plans;

•  review and consider the results of shareholder advisory votes on the Company’s executive compensation, and make recommendations to the Board regarding the frequency of such advisory votes;

•  monitor compliance by directors and executive officers with the Company’s stock ownership requirements;

•  assist the Board in overseeing the risks described above under “Board Oversight of Risk”;

•  review and discuss with Company management the Compensation Discussion and Analysis and recommend to the Board the inclusion of the Compensation Discussion and Analysis in the annual meeting proxy statement;

Each member of the Compensation Committee is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and, based on the determination of the Board, independent under the NYSE listing standards and under Rule 10C-1 under the Exchange Act.

Management Role in Supporting the Compensation Committee:

Members of our senior management generally attend the Compensation Committee meetings. In addition, our CEO:

•	provides background regarding the interrelationship between our business objectives and executive compensation matters and advises on the alignment of incentive plan performance measures with our overall strategy;
•	participates in the Committee’s discussions regarding the performance and compensation of the other executive officers and provides recommendations to the Committee regarding all significant elements of compensation paid to such officers, their annual, personal performance objectives and his evaluation of their performance (the Committee gives considerable weight to our CEO’s evaluation of and recommendations with respect to the other executive officers because of his direct knowledge of each such officer’s performance and contributions); and
•	provides feedback regarding the companies that he believes Danaher competes with in the marketplace and for executive talent.

Our human resources and legal departments also assist the Committee Chair in scheduling and setting the agendas for the Committee’s meetings, preparing meeting materials and providing the Committee with data relating to executive compensation as requested by the Committee.

Independent Compensation Consultant Role in Supporting the Compensation Committee:

Under the terms of its charter, the Committee has the authority to engage the services of outside advisors and experts. The Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant since 2008. The Committee engages FW Cook because it is considered one of the premier independent compensation consulting firms and has never provided any services to the Company other than the compensation-related services provided to or at the direction of the Compensation Committee and the Nominating and Governance Committee. FW Cook takes its direction solely from the Committee (and with respect to matters relating to the non-management director compensation program, the Nominating and Governance Committee). In addition to the director compensation advice provided to the Nominating and Governance Committee, FW Cook’s primary responsibilities in 2023 were to:

•	provide advice and data in connection with the structuring of the executive and equity compensation programs and the compensation levels for the Company’s executive officers compared to their peers;
•	assess the Company’s executive compensation program in the context of compensation governance best practices;
•	update the Committee regarding legislative and regulatory initiatives as well as emerging trends and investor views in the area of executive compensation;
•	provide data regarding the share dilution costs attributable to the Company’s aggregate equity compensation program;
•	assist in the review of the Company’s executive compensation public disclosures; and
•	provide advice and data in connection with the structuring of the executive and equity compensation programs of Veralto Corporation, which Danaher spun-off as an independent, publicly-traded company in 2023 (the “Veralto Spin-Off”), and the compensation levels for the executive officers thereof compared to their anticipated peers, as well as general advice relating to executive and equity compensation matters related to the Veralto Spin-Off.

The Committee does not place any material limitations on the scope of the feedback provided by FW Cook. In the course of discharging its responsibilities, FW Cook may from time to time and with the Committee’s consent, request from management information regarding compensation amounts and practices, the interrelationship between our business objectives and executive compensation matters, the nature of the Company’s executive officer responsibilities and other business information. The Committee has considered whether the work performed for or at the direction of the Compensation Committee and the Nominating and Governance Committee raises any conflict of interest, taking into account the factors listed in Exchange Act Rule 10C-1(b)(4), and has concluded that such work does not create any conflict of interest.

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Nominating and Governance Committee	Meetings in 2023: 10
Members: • Linda Filler (Chair) • Feroz Dewan • Walter G. Lohr, Jr. • A. Shane Sanders • John T. Schwieters • Elias A. Zerhouni, MD

Principal Responsibilities:

•  assist the Board in identifying individuals qualified to become Board members, and make recommendations to the Board regarding all nominees for Board membership;

•  make recommendations to the Board regarding the size and composition of the Board and its committees;

•  make recommendations to the Board regarding matters of corporate governance and oversee the operation of Danaher’s Corporate Governance Guidelines and Related Person Transactions Policy;

•  develop and oversee the annual evaluation process for the Board, its committees, and our directors;

•  assist the Board in CEO succession planning;

•  assist the Board in overseeing the risks described above under “Board Oversight - Risk”;

•  review and make recommendations to the Board regarding non-management director compensation;

•  oversee the orientation process for newly elected members of the Board and continuing director education; and

•  oversee the Company’s sustainability program.

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the NYSE listing standards.

Science & Technology Committee	Meetings in 2023: 5
Members: • Elias A. Zerhouni, MD (Chair) • Rainer M. Blair • Feroz Dewan • Linda Filler • Jessica L. Mega, MD, MPH • Steven M. Rales • Pardis C. Sabeti, MD, D.Phil. • Raymond C. Stevens, Ph.D.

Principal Responsibilities:

•  review and assess the Company’s science and technology innovation strategy and priorities;

•  assess the competitive position of the Company’s technology portfolio;

•  review with management key programs, processes and organizational structures related to innovation, research and development and the commercialization of technology; and

•  assess, and advise the Board with respect to, potentially disruptive science and technology trends, opportunities and risks.

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Executive Committee

The Executive Committee exercises between meetings of the Board any powers or authority as are specifically delegated to it by the Board from time to time, typically related to business acquisition or capital raising transactions. The Executive Committee did not meet in 2023.

Finance Committee

The Finance Committee approves business acquisitions, investments and divestitures up to the levels of authority delegated to it by the Board. The Finance Committee met one time in 2023.

Board, Committee and Individual Director Evaluations

Our Board recognizes that a rigorous and constructive evaluation process is an essential component of good corporate governance and Board effectiveness. Under the leadership of our Lead Independent Director, the Nominating and Governance Committee oversees the annual evaluation process and periodically reviews the format of the process to help ensure it is eliciting actionable feedback with respect to the effectiveness of the Board, Board committees and individual directors.

The annual Board, committee and individual director evaluation process consists of the following components:

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Shareholder Engagement and Alignment

Shareholder Engagement Program

General

We actively seek and highly value feedback from our shareholders. During 2023, in addition to our traditional Investor Relations outreach efforts, we engaged with shareholders representing approximately 25% of our outstanding shares on topics including our business strategy and financial performance, governance and executive compensation programs and sustainability initiatives. Attendees included members of our senior management and, in some cases, members of our Board of Directors. We shared feedback received during these meetings with the applicable Board committees, informing their decision-making.

2023 Shareholder Proposals

At Danaher’s 2023 Annual Meeting, a majority of the shares represented in person or by proxy and entitled to vote voted against:

•	a shareholder proposal requesting adoption of a policy separating the Chair and CEO roles and requiring an independent Board Chair whenever possible. Danaher’s Nominating and Governance Committee annually reviews Danaher’s leadership structure, and the proposal, investor feedback thereon and the voting results (in 2023 and in the prior years when a similar proposal has been brought) were taken into account in considering whether a modification to Danaher’s leadership structure is warranted. It was determined that the existing leadership structure (with Steven Rales as executive Chairman and Ms. Filler as Lead Independent Director) achieves an appropriate balance of independent leadership and effective management oversight and continues to serve the Company and its shareholders well.
•	a shareholder proposal requesting a report to shareholders on the effectiveness of the Company’s diversity, equity, and inclusion efforts. As noted in further detail in “Proposal 5 – Shareholder Proposal – Company’s Statement in Opposition,” Danaher has demonstrated that diversity, equity and inclusion (“DE+I”) is a strategic priority with active support from the Board and executive management; has set ambitious DE+I improvement goals and made meaningful progress toward achieving those goals; and has been highly transparent in quantifying the performance of its DE+I program. After considering the foregoing as well as the voting results for this proposal and the feedback investors have provided on Danaher’s DE+I program, Danaher determined that the proponent’s request would be inefficient and costly without adding significant value to our shareholders.

Key Policies Aligning Company and Shareholder Interests

•	Director and Executive Officer Stock Ownership Requirements. Our Board has adopted stock ownership requirements for non-management directors. Under the requirements, each non-management director (within five years of their initial election or appointment) is required to beneficially own Danaher shares with a market value of at least five times their annual cash retainer (excluding the additional cash retainers paid to the committee chairs and the Lead Independent Director). Once a director has acquired a number of shares that satisfies such ownership multiple, such number of shares then becomes such director’s minimum ownership requirement (even if their retainer increases or the fair market value of such shares subsequently declines). Under the policy, beneficial ownership includes time-vesting restricted stock units (“RSUs”) held by the director, shares in which the director or their spouse or child has a direct or indirect interest and phantom shares of Danaher Common Stock in the Non-Employee Directors’ Deferred Compensation Plan, but does not include shares subject to unexercised stock options or pledged shares. Each Danaher director is in compliance with the policy. We have also adopted stock ownership requirements for our executive officers; please see “Compensation Discussion and Analysis – Stock Ownership-Related Policies.”
•	Clawback Policies. We have rigorous, “no-fault” compensation clawback policies that apply to executive officers and other senior leaders. For additional details, please see “Compensation Discussion and Analysis—Clawback Policies.”
•	Anti-Pledging/Hedging Policy. In 2013 Danaher’s Board adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of Danaher Common Stock that the director or officer directly or indirectly owns and controls, except for any shares that were pledged as of the date the policy was adopted. Certain shares of Common Stock owned by Steven Rales and by Mitchell Rales were exempted from the policy because such shares had been pledged for decades, to secure lines of credit that reduce the need to sell shares for liquidity purposes. Messrs. Steven and Mitchell Rales

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acquired these pledged shares in cash purchase transactions between 1983 and 1988 and did not receive them as compensation or purchase them from Danaher. These pledged shares do not count toward the Company’s stock ownership requirements.

Notwithstanding that these shares are exempted from Danaher’s policy, as part of its risk oversight function the Audit Committee of Danaher’s Board reviews these share pledges on a quarterly basis to assess whether such pledging poses an undue risk to the Company. The Committee has concluded that such pledge arrangements do not pose an undue risk to the Company, based in particular on its consideration of the following factors:

•	the amount by which the market value of the shares pledged as collateral exceeds the amount of secured indebtedness, which the Committee believes is a key factor in assessing the degree of risk posed by the pledging arrangements. At December 31, 2023, the maximum amount of secured indebtedness permitted under the lines of credit would not exceed 25% of the market value of the shares pledged as collateral;
•	the number of shares and percentage of total outstanding shares pledged;
•	the more than 15% reduction since 2013 in the aggregate number of shares pledged by Messrs. Steven Rales and Mitchell Rales; and
•	the number of days it would take to unwind the number of pledged shares equal in value to the amount of secured indebtedness outstanding at the end of the applicable calendar year (based on the average daily trading volume of Danaher common stock during such calendar year).
• At each of December 31, 2023, 2022 and 2021, to unwind the number of pledged shares equal in value to the amount of secured indebtedness outstanding as of such date under lines of credit maintained by Mitchell Rales or Steven Rales would have required one day or less.

From 2021 through 2023, members of Danaher’s Board and management engaged regarding the pledge arrangements with shareholders representing more than 25% of Danaher’s outstanding common shares, and at Danaher’s 2023 Annual Meeting a significant majority of these shares were voted in favor of our Audit Committee members. During these discussions with investors, we answered questions and using the detail set forth above explained the reasons why the Audit Committee believes it is in the best interest of Danaher and its shareholders to allow such pledging arrangements subject to rigorous Audit Committee oversight. Additionally, we have incorporated input received from these investor engagements into the above disclosures.

Danaher’s Insider Trading Policy also prohibits Danaher directors and employees (including executive officers) from engaging in short sales of Danaher Common Stock, transactions in any derivative of a Danaher security (including, but not limited to, buying or selling puts, calls or other options (except for instruments granted under a Danaher equity compensation plan)) or any other forms of hedging transactions with respect to Danaher securities.

•	Shareholder Right to Call Special Meeting. Shareholders owning 25% or more of Danaher’s outstanding shares may require the Company to call a special meeting of shareholders. For additional information regarding Danaher shareholders’ right to call a special meeting, please see “Proposal 4 — Shareholder Proposal — Company’s Statement in Opposition.”

Sustainability

For an overview of Danaher’s sustainability program, please see “Proxy Statement Summary – Sustainability.”

Corporate Governance Guidelines, Committee Charters and Code of Conduct

As part of its ongoing commitment to good corporate governance, our Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines and has also adopted written charters for each of the committees of the Board. Danaher has also adopted a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Conduct. The Corporate Governance Guidelines, charters of each of the Audit, Compensation and Nominating and Governance Committees and Code of Conduct are available in the “Investors – Corporate Governance” section of our website at http://www.danaher.com.

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Director Compensation

Non-Management Director Compensation Program

Non-Management Director Compensation Philosophy

We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board and the Nominating and Governance Committee are guided by the following principles:

•	compensation should fairly pay directors for work required in a company of our size and scope, and differentiate among directors where appropriate to reflect different levels of responsibilities;
•	a significant portion of the total compensation should be paid in stock-based awards to align directors’ interests with the long-term interests of our shareholders; and
•	the structure of the compensation program should be simple and transparent.

Process for Setting Non-Management Director Compensation

The Nominating and Governance Committee is responsible for reviewing and making recommendations to the Board regarding non-management director compensation (although the Board makes the final determination regarding the amounts and type of non-management director compensation). The Committee engages FW Cook, the Board’s independent compensation consultant, to prepare regular reports on market non-management director compensation practices and evaluate our program in light of the results of such reports. The Committee typically reviews, and seeks advice from FW Cook regarding, the Company’s non-management director compensation on an annual basis.

Danaher’s 2007 Omnibus Incentive Plan (the “Plan” or the “Omnibus Plan”) limits the amount of cash and equity compensation that we may pay to a non-management director each year. Under the plan terms, an annual limit of $800,000 per calendar year applies to the sum of all cash and equity-based awards (calculated based on the grant date fair value of such awards for financial reporting purposes) granted to each non-management director for services as a member of the Board (plus an additional limit of $500,000 per calendar year with respect to any non-executive Board chair or vice chair).

2024 Non-Management Director Compensation Structure

Director cash retainers are paid quarterly in arrears. Director annual equity awards are divided equally (based on target award value) between options and RSUs. The options are fully vested as of the grant date. The RSUs vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of Danaher’s shareholders following the grant date, but the underlying shares are not issued until the earlier of the director’s death or the first day of the seventh month following the director’s retirement from the Board. Danaher also reimburses directors for Danaher-related out-of-pocket expenses, including travel expenses.

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Non-Management Directors’ Deferred Compensation Plan

Each non-management director can elect to defer all or part of the cash director fees that the director earns with respect to a particular year under the Non-Employee Directors’ Deferred Compensation Plan, which is a sub-plan under the Omnibus Plan. Amounts deferred under the plan are converted into a particular number of phantom shares of Danaher Common Stock, calculated based on the closing price of Danaher’s Common Stock on the date that such quarterly fees would otherwise have been paid, and are maintained in bookkeeping accounts. Dividends accrued on phantom shares are also deemed invested in phantom shares of Danaher Common Stock. A director may elect to have their plan balance distributed upon cessation of Board service, or one, two, three, four or five years after cessation of Board service. All distributions from the plan are in the form of shares of Danaher Common Stock.

Director Summary Compensation Table

The table below summarizes the compensation paid by Danaher to the non-management directors for the year ended December 31, 2023. Each of Steven Rales, Mitchell Rales and Rainer M. Blair serves as a director and executive officer of Danaher but they have not received and do not receive any additional compensation for services provided as a director. Neither Steven Rales nor Mitchell Rales is a named executive officer. Details regarding the 2023 executive compensation provided to each of Steven Rales and Mitchell Rales is set forth under “Director Independence and Related Person Transactions.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1) (2)	Option Awards ($)(1) (2)	Total ($)
Feroz Dewan(3)	—	221,730	96,403	318,133
Linda Filler	189,000	96,730	96,403	382,133
Teri List	125,000	96,730	96,403	318,133
Walter G. Lohr, Jr.	135,000	96,730	96,403	328,133
Jessica L. Mega, MD, MPH	125,000	96,730	96,403	318,133
Pardis C. Sabeti, MD, D. Phil.(3)	—	221,730	96,403	318,133
A. Shane Sanders(3)	—	223,730	96,403	320,133
John T. Schwieters	158,000	96,730	96,403	351,133
Alan G. Spoon(3)	—	241,730	96,403	338,133
Raymond C. Stevens, Ph.D.(3)	—	221,730	96,403	318,133
Elias A. Zerhouni, MD(3)	—	241,730	96,403	338,133

(1)	The amounts reflected in these columns represent the aggregate grant date fair value of the applicable award computed in accordance with FASB ASC Topic 718. With respect to stock awards, the grant date fair value under FASB ASC Topic 718 is calculated based on the number of shares of Common Stock underlying the award, times the closing price of the Danaher Common Stock on the date of grant (but discounted to account for the fact that RSUs do not accrue dividend rights prior to distribution). With respect to stock options, the grant date fair value under FASB ASC Topic 718 has been calculated using the Black-Scholes option pricing model, based on the following assumptions (and assuming no forfeitures): a 7.0 year option life; a risk-free interest rate of 3.48%; a stock price volatility rate of 28.36%; and a dividend yield of 0.48% per share.

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(2)	The table below sets forth as to each non-management director the aggregate number of unvested RSUs and aggregate number of stock options outstanding as of December 31, 2023. All of the stock options set forth in the table below are fully vested. The RSUs set forth in the table below vest in accordance with the terms described above.

Name of Director	Aggregate Number of Danaher Stock Options Owned as of December 31, 2023 (#)	Aggregate Number of Unvested Danaher RSUs Owned as of December 31, 2023 (#)
Feroz Dewan	2,277	485
Linda Filler	22,239	485
Teri List	25,528	485
Walter G. Lohr, Jr.	25,528	485
Jessica L. Mega, MD, MPH	6,750	485
Pardis C. Sabeti, MD, D. Phil.	6,750	485
A. Shane Sanders	3,757	485
John T. Schwieters	25,528	485
Alan G. Spoon	25,528	485
Raymond C. Stevens, Ph.D.	5,546	485
Elias A. Zerhouni, MD.	25,528	485

(3)	Each of Messrs. Dewan, Sanders and Spoon, Professor Stevens and Drs. Zerhouni and Sabeti deferred 100% of their 2023 cash director fees into phantom shares of Danaher Common Stock under the Non-Employee Directors’ Deferred Compensation Plan. Since these phantom shares are accounted for under FASB ASC Topic 718, they are reported under the “Stock Awards” column in the table above.

Name of Director	2023 Phantom Shares Received Under Deferred Compensation Plan (#)
Feroz Dewan	553
Pardis C. Sabeti, MD, D. Phil.	553
A. Shane Sanders	561
Alan G. Spoon	641
Raymond C. Stevens, Ph.D.	553
Elias A. Zerhouni, MD.	641

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Director Independence and Related Person Transactions

Director Independence

At least a majority of the Board must qualify as independent within the meaning of the listing standards of the NYSE. The Board has affirmatively determined that Mss. Filler and List, Messrs. Dewan, Lohr, Sanders, Schwieters and Spoon, Professor Stevens and Drs. Mega and Zerhouni are independent within the meaning of the listing standards of the NYSE. The Board concluded that none of these directors possesses any of the bright-line relationships set forth in the listing standards of the NYSE that prevent independence, or except as discussed below, any other relationship with Danaher other than Board membership.

In making its determination with respect to the independence of the directors identified above as independent, the Board considered that in 2023, certain of the Company’s subsidiaries sold products and/or services to and purchased products and/or services from organizations with whom certain of the independent directors (or a member of their immediate family) are or were employed. In each such case, the amount of sales and the amount of purchases were less than 1.5% of the annual revenues of such other organization and of Danaher’s 2023 revenues. The Board also considered that all of the transactions referenced in the prior sentence were conducted in the ordinary course of business.

Danaher’s non-management directors meet in executive session following the Board’s regularly-scheduled meetings. The sessions are chaired by the Lead Independent Director. In addition, at least once each year Danaher’s independent directors meet in executive session following a regularly-scheduled Board meeting, and the Lead Independent Director chairs such sessions as well.

Certain Relationships and Related Transactions

Policy

Under Danaher’s written Related Person Transactions Policy, the Nominating and Governance Committee of the Board is required to review and if appropriate approve all related person transactions prior to consummation. The Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved under the policy if the Committee authorizes it according to the terms of the policy after full disclosure of the related person’s interests in the transaction. Related person transactions of an ongoing nature are reviewed annually by the Committee. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act.

Relationships and Transactions

Steven and Mitchell Rales receive no cash incentive compensation or equity awards for their service as executive officers. In 2023, each of Steven and Mitchell Rales received a salary of $419,000 and was entitled to participate in all of the benefits made generally available to salaried employees as well as all perquisites made generally available to Danaher’s executive officers. Steven Rales also received a 401(k) plan contribution of $22,960 and Mitchell Rales received a 401(k) plan contribution of $3,771 and a contribution of $18,806 into his Excess Contribution Program (“ECP”) account. In 2023, Danaher provided to the Rales’ tax and accounting services at a cost to Danaher of approximately $340,425 in the form of one full-time employee (plus health and welfare benefits for such employee), allowed the Rales’ to make personal use of designated Danaher office space at a cost to Danaher of approximately $306,732 and provided Mr. Steven Rales with a personal car and parking at a cost to Danaher of approximately $3,985. The incremental cost to the Company of the perquisites set forth above is based on the Company’s out-of-pocket costs. Danaher also provided a full-time executive assistant to each of the Rales’ to support them in their roles as Danaher executive officers. In each case, their use of a minority of their assistant’s time for non-Danaher matters resulted in no incremental cost to Danaher. Separately, in 2023, Steven and Mitchell Rales in aggregate paid Danaher approximately $215,000 for providing benefits for, and as reimbursement for paying a portion of the salaries of, persons who provide services to the Rales’.

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FJ 900, Inc. (“FJ900”), an indirect, wholly-owned subsidiary of Danaher, is party to an airplane management agreement with Joust Capital II, LLC (“Joust II”) and substantially identical agreements with each of Joust Capital III, LLC (“Joust III”) and Stonehavens Global LLC (“Stonehavens” and, together with the Joust II and Joust III, the “Joust entities”). Joust II and Stonehavens are controlled by Mitchell Rales, and Joust III is controlled by Steven Rales. Under the management agreements, FJ900 performs management services for the respective aircraft owned or leased by each of the Joust entities in like manner to the management services provided by FJ900 for Danaher’s aircraft. The management services provided by FJ900 include the provision of aircraft management, pilot services, maintenance, record-keeping, aircraft procurement and disposition and other aviation services. FJ900 receives no compensation for its services under the management agreements. Having FJ900 perform management services for all of these aircraft enables Danaher and the Joust entities to share certain fixed expenses relating to the use, maintenance, storage, operation and supervision of their respective aircraft and utilize joint purchasing or joint bargaining arrangements where applicable and appropriate, allowing each party to benefit from efficiencies of scale and cost savings. We believe that this cost-sharing arrangement results in lower costs to Danaher than if we incurred these fixed costs on a stand-alone basis. Under the management agreements, FJ900 prorates all shared expenses annually among the Joust entities and Danaher based primarily on each party’s flight hours logged for the year. The Joust entities pre-pay FJ900 on a quarterly basis for their estimated, prorated portion of such shared expenses, and the amounts are trued up at the end of the year. With respect to the year ended December 31, 2023, the Joust entities together paid FJ900 approximately $4.2 million for the Joust entities’ share of the fixed airplane management expenses shared with Danaher. Each Joust entity pays directly all expenses attributable to its aircraft that are not shared. Under the management agreements, each party is also required to maintain a prescribed amount of comprehensive aviation liability insurance and name the other party and its affiliates as additional named insureds, while the Joust entities must also maintain all-risk hull insurance for their aircraft. If either party suffers any losses in connection with the arrangements set forth in the management agreement, and such losses are due to the fault, negligence, breach or strict liability of the other party, the sole recourse of the party incurring the loss against the other party is to the available insurance proceeds. Each management agreement may be terminated by any party upon 30 days’ notice.

In addition, Danaher is party to substantially identical airplane interchange agreements with each of the Joust entities with respect to each respective aircraft indirectly owned by Danaher and by each of the Joust entities. Under each interchange agreement, the applicable Joust entity has agreed to lease its aircraft to Danaher and Danaher has agreed to lease the respective Danaher aircraft to the applicable Joust entity, in each case on a non-exclusive basis. Neither party is charged for its use of the other party’s aircraft, the intent being that over the life of the contract each party’s usage of the other party’s aircraft will be generally equal. With respect to the year ended December 31, 2023, the incremental value of the use of the Joust entities’ aircraft by Danaher, net of the incremental value of the use of the Danaher aircraft by the Joust entities, was approximately $130,000. The owner of each aircraft, as operator of the aircraft, is responsible for providing a flight crew for all flights operated under the interchange agreement. Each owner/operator is required to maintain standard insurance, including all-risk hull insurance and a prescribed amount of comprehensive aviation liability insurance, and to name the other party and its affiliates as additional named insureds. With respect to any losses suffered by the party using the owner/operator’s plane, the using party’s recourse against the owner/operator is limited to the amount of available insurance proceeds. To the extent the using party and/or any third party suffers losses in connection with the using party’s use of the owner/operator’s aircraft in an amount in excess of the insurance proceeds recovered from the owner/operator’s insurance carrier, the using party will indemnify the owner/operator for all such excess amounts. The interchange agreements may be terminated by either party upon 10 days’ notice.

Danaher licensed, at fair market value, a suite from the Washington Commanders for the 2023-2024 NFL football season for approximately $560,000. Mitchell Rales is a greater-than-10% owner of the Washington Commanders.

On September 29, 2023, we completed the Veralto Spin-Off. Following the Veralto Spin-Off, Danaher and Veralto operate as separate publicly-traded companies and neither entity has any ownership interest in the other. However, in 2023 subsequent to the Spin-Off Steven and Mitchell Rales collectively owned more than 10% of the equity of Veralto. In connection with the Veralto Spin-Off, Danaher and Veralto entered into various agreements to effect the transaction and provide a framework for their relationship after the transaction, including a transition services agreement, an employee matters agreement, a tax matters agreement, an intellectual property matters agreement and a license agreement with respect to the Danaher Business System, or DBS (a proprietary set of business processes and methodologies we use that are designed to continuously improve business performance). These agreements provide for the allocation between Danaher and Veralto of assets, employees, liabilities and obligations (including investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after Veralto’s spin-off from Danaher and govern certain relationships between Danaher and Veralto after the Veralto Spin-Off. In addition, following the Veralto Spin-Off certain of our subsidiaries sell products and services to Veralto from time to

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time in the ordinary course of business. Following the Veralto Spin-Off in 2023 through February 23, 2024, Danaher received approximately $26.8 million in payments from Veralto for transition services provided to Veralto and paid approximately $80,000 to Veralto for transition services received from Veralto; and following the Spin-Off in 2023 our subsidiaries sold approximately $735,000 of products and services to Veralto, which is less than 1% of Veralto’s, and of Danaher’s, revenues for 2023. In addition, there is an outstanding receivable owed from Veralto to Danaher in the amount of approximately $5.1 million for transition services provided by Danaher. Our subsidiaries intend to sell products to and purchase products from Veralto in the future in the ordinary course of their businesses and on an arms’-length basis.

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Beneficial Ownership of Danaher Common Stock by Directors, Officers and Principal Shareholders

The following table sets forth as of March 1, 2024 (unless otherwise indicated) the number of shares and percentage of Danaher Common Stock beneficially owned by (1) each person who owns of record or is known to Danaher to beneficially own more than five percent of Danaher’s Common Stock, (2) each of Danaher’s directors and named executive officers, and (3) all executive officers and directors of Danaher as a group.

Name	Number of Shares Beneficially Owned(1)	Percent of Class(1)	Notes
Rainer M. Blair	342,626	*	Includes options to acquire 270,560 shares and 14,284 shares attributable to his account in the Company’s deferred compensation program.
Feroz Dewan	3,142	*	Includes options to acquire 2,277 shares and 865 phantom shares attributable to his account under the Non-Employee Directors’ Deferred Compensation Plan.
Linda Filler	48,851	*	Includes options to acquire 22,239 shares and 8,823 phantom shares attributable to her account under the Non-Employee Directors’ Deferred Compensation Plan.
Teri List	29,802	*	Includes options to acquire 22,239 shares and 7,563 phantom shares attributable to her account under the Non-Employee Directors’ Deferred Compensation Plan.
Walter G. Lohr, Jr.	449,989	*	Includes options to acquire 22,239 shares, 36,750 shares held by a charitable foundation of which Mr. Lohr is president and 391,000 other shares held indirectly. Mr. Lohr disclaims beneficial ownership of the shares held by the charitable foundation.
Jessica L. Mega, MD, MPH	6,750	*	Consists of options to acquire 6,750 shares.
Mitchell P. Rales	35,135,714	4.7%	Includes 25,671,000 shares owned by limited liability companies of which a revocable trust controlled by Mr. Rales is the sole member, 356 shares attributable to Mr. Rales’ 401(k) Plan account, 6,411 shares attributable to Mr. Rales’ account in the Company’s deferred compensation program, 6,947,937 shares attributable to a charitable foundation of which Mr. Rales is a director, and 2,510,010 other shares owned indirectly. Mr. Rales disclaims beneficial ownership of those shares held by the charitable foundation. 26,521,000 of the shares held by the limited liability companies or otherwise owned indirectly and 5,904,000 of the shares held by the charitable foundation are pledged to secure lines of credit with certain banks and each of these entities and Mr. Rales is in compliance with these lines of credit. The business address of Mitchell Rales, and of each of the limited liability companies, is 11790 Glen Rd., Potomac, MD 20854.
Steven M. Rales	43,489,579	5.9%	Includes 31,000,000 shares owned by limited liability companies of which a revocable trust controlled by Mr. Rales is the sole member, 19,965 shares attributable to Mr. Rales’ 401(k) Plan account, 6,429,437 shares attributable to a charitable foundation of which Mr. Rales is the director, and 6,040,177 other shares owned indirectly. Mr. Rales disclaims beneficial ownership of those shares held by the charitable foundation. The shares held by the limited liability companies and 3,000,000 of the shares held by the charitable foundation are pledged to secure lines of credit with certain banks and each of these entities and Mr. Rales is in compliance with these lines of credit. The business address of Steven Rales, and of each of the limited liability companies, is 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701.
Pardis C. Sabeti, MD, D.Phil	9,178	*	Consists of options to acquire 6,750 shares and 2,429 phantom shares attributable to her account under the Non-Employee Directors’ Deferred Compensation Plan.
A. Shane Sanders	5,193	*	Consists of options to acquire 3,757 shares and 1,437 phantom shares attributable to his account under the Non-Employee Directors’ Deferred Compensation Plan.
John T. Schwieters	61,187	*	Includes options to acquire 25,528 shares and 33,659 other shares held indirectly.

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Name	Number of Shares Beneficially Owned(1)	Percent of Class(1)	Notes
Alan G. Spoon	104,514	*	Includes options to acquire 25,528 shares and 8,700 other shares owned indirectly.
Raymond C. Stevens, Ph.D.	11,394	*	Includes options to acquire 5,546 shares and 5,849 phantom shares attributable to his account under the Non-Employee Directors’ Deferred Compensation Plan.
Elias A. Zerhouni, MD	35,836	*	Includes options to acquire 25,528 shares and 7,500 other shares held indirectly.
Matthew R. McGrew	201,869	*	Includes options to acquire 169,819 shares, 2,058 shares attributable to his account in the Company’s deferred compensation program and 8,789 shares attributable to his 401(k) account.
Joakim Weidemanis	380,369	*	Includes options to acquire 321,015 shares and 21,407 shares attributable to his account in the Company’s deferred compensation program.
Georgeann Couchara	29,750	*	Includes options to acquire 28,077 shares and 1,062 shares attributable to her account in the Company’s deferred compensation program
Jose-Carlos Gutierrez-Ramos	11,583	*	Includes options to acquire 8,001 shares and 931 shares attributable to his account in the Company’s deferred compensation program.
The Vanguard Group	55,935,935	7.6%	Derived from a Schedule 13G filed February 13, 2024 by The Vanguard Group, which sets forth their beneficial ownership as of December 31, 2023. According to the Schedule 13G, The Vanguard Group has shared voting power over 836,503 shares, sole dispositive power over 53,131,279 shares and shared dispositive power over 2,804,656 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
BlackRock, Inc.	50,771,463	6.9%	Derived from a Schedule 13G filed January 26, 2024 by BlackRock, Inc., which sets forth their beneficial ownership as of December 31, 2023. According to the Schedule 13G, BlackRock has sole voting power over 45,891,457 shares and sole dispositive power over 50,771,463 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
All current executive officers and directors as a group (22 persons)	80,977,329	10.9%	Includes options to acquire 1,443,377 shares, 29,122 shares attributable to executive officers’ 401(k) accounts, 120,529 shares attributable to executive officers’ accounts in the Company’s deferred compensation program and 26,101 phantom shares attributable to directors’ accounts under the Non-Employee Directors’ Deferred Compensation Plan.

(1)	Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table above has sole voting and investment power with respect to the shares beneficially owned by that person or entity.
*	Represents less than 1% of the outstanding Danaher Common Stock.

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PROPOSAL 2

Ratification of Independent Registered Public Accounting Firm

The Audit Committee on behalf of Danaher has selected Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as the independent registered public accounting firm for Danaher and its consolidated subsidiaries for the year ending December 31, 2024. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Although shareholder approval of the selection of Ernst & Young LLP is not required by law, Danaher’s Board believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by Danaher’s shareholders at the 2024 Annual Meeting, the Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Danaher and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR DANAHER FOR 2024.

Audit Fees and All Other Fees

The following table sets forth the fees for audit, audit-related, tax and other services rendered by Ernst & Young LLP to Danaher for 2023 and 2022.

	Twelve Months Ended December 31, 2023 ($)	Twelve Months Ended December 31, 2022 ($)
Audit Fees. Fees for the audit of annual financial statements and internal control over financial reporting, reviews of quarterly financial statements, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings and similar engagements, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. Audit fees also include advice about accounting matters that arose in connection with or as a result of the annual audit or the review of quarterly financial statements and statutory audits that non-U.S. jurisdictions require.	22,872,502	23,328,284
Audit-Related Fees. Fees for assurance and related services reasonably related to the performance of the audit or review of financial statements and internal control over financial reporting that are not reported under “Audit Fees” above. This category may include fees related to the performance of audits and attest services not required by statute or regulations; audits of our employee benefit plans; due diligence related to mergers, acquisitions, and investments; accounting consultations about the application of GAAP to proposed transactions; and includes audit and audit related services in connection with the Veralto Spin-Off.	3,038,040	5,298,930
Tax Fees. Fees for professional services related to tax compliance and return preparation, tax advice and tax planning.(1)	6,069,836	7,141,691
All Other Fees. Fees for products and services other than as reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees” above.	—	—

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(1)	The nature of the services comprising the fees disclosed under “Tax Fees” is as follows:

	Twelve Months Ended December 31, 2023 ($)	Twelve Months Ended December 31, 2022 ($)
Tax Compliance. Includes tax compliance fees for tax return review and preparation services and assistance related to tax audits by regulatory authorities.	3,305,209	4,437,661
Tax Consulting. Includes tax consulting services, including assistance related to tax planning.	2,764,627	2,704,030

The Audit Committee has considered whether the services rendered by the independent registered public accounting firm with respect to the fees described above are compatible with maintaining such firm’s independence and has concluded that such services do not impair such firm’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services to be performed for Danaher by the independent registered public accounting firm. Each year, the Committee approves the independent registered public accounting firm’s retention to audit Danaher’s financial statements and internal control over financial reporting before the filing of the preceding year’s annual report on Form 10-K. The Committee also establishes detailed pre-approved categories of non-audit services that may be performed by the independent auditor during the year, subject to certain monetary limits. With respect to additional non-audit services by the independent auditors that either are not covered by the pre-approved categories, or exceed the pre-approved monetary limits, the Committee approves or rejects each engagement. In each case, the Committee takes into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. The Committee may delegate to a subcommittee of one or more members the authority to grant preapprovals of audit and permitted non-audit services, and the decisions of such subcommittee to grant preapprovals must be presented to the full Committee at its next scheduled meeting. The Committee has not made any such delegation as of the date of this Proxy Statement.

Audit Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Danaher under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent Danaher specifically incorporates this report by reference therein.

The Audit Committee assists the Board in overseeing the quality and integrity of Danaher’s financial statements, the effectiveness of Danaher’s internal control over financial reporting, the qualifications, independence and performance of Danaher’s independent registered public accounting firm, the performance of Danaher’s internal audit function, Danaher’s compliance with legal and regulatory requirements, Danaher’s major financial risk exposures, significant legal, compliance, reputational, climate, cybersecurity and privacy risks and overall risk assessment and risk management policies, and Danaher’s swaps and derivatives transactions and related policies and procedures.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm retained to audit Danaher’s financial statements and has appointed Ernst & Young LLP as Danaher’s independent registered public accounting firm for 2024. The Audit Committee evaluates Ernst & Young’s performance at least annually. In evaluating Ernst & Young and determining whether to reappoint the firm as Danaher’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the firm’s tenure, independence, global capability and expertise and performance. Ernst & Young has been retained as Danaher’s independent registered public accounting firm continuously since 2002. The Audit Committee periodically considers the advisability and impact of rotating our independent registered public accountants. In conjunction with the mandated rotation of Ernst & Young’s lead engagement

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partner every five years, the Audit Committee (including its chair) are directly involved in the selection of Ernst & Young’s new lead engagement partner. The Audit Committee is also responsible for the audit fee negotiations associated with Danaher’s retention of Ernst & Young. Danaher’s Board of Directors and Audit Committee believe they have undertaken appropriate steps with respect to oversight of Ernst & Young’s independence and that the continued retention of Ernst & Young to serve as Danaher’s independent registered public accounting firm is in the best interests of Danaher and its shareholders.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with Danaher’s management and Ernst & Young Danaher’s audited consolidated financial statements and internal control over financial reporting.

The Audit Committee has discussed with Ernst & Young those matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence. The Audit Committee has concluded that Ernst & Young’s provision of non-audit services as described in the table above is compatible with Ernst & Young’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for Danaher for the fiscal year ended December 31, 2023 be included in Danaher’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Audit Committee of the Board of Directors

John T. Schwieters (Chair)
Teri List
A. Shane Sanders
Raymond C. Stevens, PhD

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Compensation Discussion and Analysis

The following section discusses and analyzes the compensation provided to each of the executive officers set forth in the summary compensation table below, also referred to as the named executive officers, or neos. The content of this compensation discussion and analysis is organized into six sections:

Table of Contents
Executive Summary	44
Risk Considerations	49
Analysis of 2023 Named Executive Officer Compensation	49
Peer Group Compensation Analysis	56
Named Executive Officer Compensation Framework	58
Other Compensation Policies and Information	58

Executive Summary

Overview

In 2023, Danaher achieved critical milestones in its transformation into a global life sciences and diagnostics innovator:

•	We spun-off our Veralto business (consisting of Danaher’s former water quality and product identification businesses) into an independent, publicly-traded company, further sharpening our strategic focus on life sciences and diagnostics.
•	We acquired Abcam plc, a leading global supplier of protein consumables, for a cash purchase price of approximately $5.6 billion. Abcam is now included in our Life Sciences segment.

Even while meaningfully advancing our strategic transformation, we:

•	Continued to invest aggressively in future growth, including investments of approximately $1.5 billion in research and development and $1.4 billion in capital expenditures.
•	Returned approximately $778 million to common shareholders through cash dividends (marking the 31st year in a row Danaher has paid a dividend on its common shares).
•	Generated $23.9 billion in sales, $5.2 billion in operating profit and $6.5 billion in operating cash flow.

For a further discussion of Danaher’s business performance in 2023 and over the long term, please see “Proxy Statement Summary – Business Highlights.”

Executive Compensation Program Objectives

With the goal of building long-term value for our shareholders, we maintain an executive compensation program designed to:

•	attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with Danaher’s size, diversity and global footprint;
•	motivate executives to demonstrate exceptional personal performance and perform consistently at or above the levels that we expect, over the long-term and through a range of economic cycles; and
•	link compensation to the achievement of goals and objectives that we believe best correlate with the creation of long-term shareholder value, including financial and strategic as well as sustainability-related objectives.

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To achieve these objectives our compensation program combines annual and long-term components, cash and equity, and fixed and variable elements, with a bias toward long-term equity awards tied closely to shareholder returns and subject to significant vesting and/or holding periods. Our executive compensation program rewards our executive officers when they help increase long-term shareholder value, achieve annual business goals and build long-term careers with Danaher.

The science and technology markets in which we operate are competitive, with demand sometimes exceeding the supply of talent, resulting in significant increases in compensation paid by the companies with whom we compete for this talent. The same conditions exist in the market for executive-level talent that can provide innovative leadership while managing at a global scale across multiple complex businesses. These trends require us to regularly and proactively assess our executive compensation program to ensure it remains competitive in light of market conditions.

Key Recent Changes to Executive Compensation Program

Danaher’s Compensation Committee regularly reviews our executive compensation program with a view toward continuous improvement and consideration of investor feedback. As a result of these regular reviews, in recent years, the Committee has made several enhancements to the program to reinforce the already-strong linkages (1) between pay and performance, (2) between the interests of our shareholders and the interests of our executive officers, and (3) between the Company’s strategic plan and executive compensation program. These improvements have included:

•	the adoption of an incremental, additional compensation clawback policy to complement our already-rigorous clawback policy (as discussed in further detail below);
•	shortening of the vesting period for stock options granted to executive officers to four years, to most effectively balance retention considerations with the traditional, long-term focus of our program;
•	introduction of a core revenue growth performance metric in our executive short-term incentive compensation program; and
•	making our executive long-term incentive compensation program entirely performance-based.

The Committee has enhanced our executive compensation program over the last several years to reinforce our performance-oriented culture and expects to continue to improve the program as appropriate, but also believes that consistent use of best-practice designs is important in effectively communicating key messages to our executives. As a result, the Committee does not revise the program to align with emerging trends unless it sees a clear business rationale for Danaher.

2023 Say-On-Pay Vote

We provide our shareholders the opportunity to cast an annual advisory vote with respect to our NEO compensation as disclosed in our annual proxy statement (the “say on pay proposal”). At our annual meeting of shareholders in May 2023, 95% of the votes cast on the say on pay proposal were voted in favor of the proposal. The Committee believes this result affirms shareholders’ support of the Company’s NEO compensation and did not make changes to the Company’s executive compensation program as a result of such vote.

2023 Annual Executive Compensation

The chart below summarizes key information with respect to each pay element represented in Danaher’s 2023 annual executive compensation program:

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Pay Element: Annual Long-Term Incentive Compensation (Equity)	Pay Element: Annual Cash Incentive Compensation

Primary Objectives:

•

Attract, retain and motivate skilled executives

•

Align the interests of management and shareholders by ensuring that realized compensation is:

-

in the case of stock options, commensurate with long-term changes in share price; and

-

in the case of PSUs, tied to (1) long-term changes in share price at all performance levels, and (2) relative TSR performance and attainment of average ROIC performance goals.

Performance Requirement:

•

4-year, time-based vesting schedule and a 10-year term

•

Options only have/increase in value if Danaher stock price increases

•

3-year relative TSR (and average ROIC performance as a modifier)

•

2-year holding period (incremental to 3-year performance period)

Key Committee Considerations in Determining 2023 Compensation:

•

This pay element represented the most significant component of compensation for each NEO for 2023.

•

This pay element has the heaviest weighting of all our executive compensation program elements because it best supports our retention and motivation objectives and most directly aligns the interests of our executives with shareholders.

•

From time to time, we also grant time-vesting RSUs to executive officers, such as for retention purposes or in connection with new hires or promotions.

Primary Objectives:

•

Motivate executives to achieve near-term operational and financial goals that support our long-term business objectives and strategic priorities

•

Attract, retain and motivate skilled executives

•

Allow for meaningful pay differentiation tied to annual performance of individuals and groups

Form: Cash

Performance Requirement:

Key Committee Considerations in Determining 2023 Compensation:

•

This pay element represented the second-most significant component of compensation for each NEO for 2023. Its focus on near-term performance and the cash nature of the award complements the longer-term, equity- based compensation elements of our program.

Pay Element: Fixed Annual Compensation	Pay Element: Other Compensation

Primary Objectives

•

Provide sufficient fixed compensation to (1) mitigate incentive to pursue inappropriate risk-taking to maximize variable pay, and (2) allow a reasonable standard of living relative to peers

Form: Cash

Performance Requirement: N/A

Key Committee Considerations in Determining 2023 Compensation:

•

Base salary should be sufficient to avoid competitive disadvantage while facilitating a sustainable fixed cost structure.

•

We also periodically use fixed cash bonuses for recruitment and retention purposes to attract and retain high-performing executives.

Primary Objectives:

•

Make our total executive compensation plan competitive

•

Improve cost-effectiveness by delivering perceived value that exceeds our actual costs

Form:

Employee benefit plans; limited perquisites; severance benefits

Performance Requirement: N/A

Key Committee Considerations in Determining 2023 Compensation:

•

We believe these elements of compensation make our total executive compensation plan competitive and are generally commensurate with the benefits offered by our peers.

•

We believe the limited perquisites we offer are cost-effective in that the perceived value is higher than our actual cost, and they help to maximize the amount of time and focus that executives spend on Danaher business.

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(1)	Adjusted EPS, Adjusted Free Cash Flow-to-Adjusted Net Income Ratio (which we also refer to as “Free Cash Flow Ratio”) and Core Revenue Growth are financial measures that do not comply with generally accepted accounting principles (“GAAP”). Appendix A to this Proxy Statement quantifies and reconciles these measures to the comparable 2023 GAAP financial measures.
“Adjusted Diluted Earnings Per Share” or “Adjusted EPS” means the Company’s “Adjusted Diluted Net Earnings Per Common Share” from continuing operations for the fiscal year ended December 31, 2023 as reported on a Current Report on Form 8-K furnished by the Company on January 30, 2024 (“Form 8-K”), but excluding: (1) the impact of any change in accounting principles that occurred during the performance period and the cumulative effect thereof, to the extent such change was not considered in establishing target performance levels (the Committee may either apply the changed accounting principle to the performance period, or exclude the impact of the change in accounting principle from the period); and (2)(i) all transaction and financing costs directly related to the acquisition of any whole or partial interest in a business, (ii) all restructuring charges directly related to or arising from any business as to which the Company acquired a whole or partial interest and incurred within two years of the acquisition date, (iii) all charges and gains arising from the resolution of contingent liabilities identified as of the acquisition date and related to any business as to which the Company acquired a whole or partial interest, (iv) all other charges directly related to the acquisition of any whole or partial interest in a business and incurred within two years of the acquisition date, and (v) all gains or charges associated with the operation of any business as to which the Company acquired a whole or partial interest on or after January 1, 2023; provided, that with respect to the gains and charges referred to in sections (2)(iii) and (2)(iv) above, only gains or charges that individually or as part of a series of related items exceeded $10 million during the performance period are excluded.
“Core Revenue Growth” is defined as sales from continuing operations calculated according to GAAP but excluding (1) sales from acquired businesses; and (2) the impact of currency translation. Sales attributable to acquired businesses refers to sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations. The portion of revenue attributable to currency translation is calculated as the difference between (i) the period-to-period change in revenue (excluding sales from acquired businesses); and (ii) the period-to-period change in revenue (excluding sales from acquired businesses) after applying current period foreign exchange rates to the prior year period.
“Adjusted Free Cash Flow-to-Adjusted Net Income Ratio” or “Free Cash Flow Ratio” is defined as (A) the Company’s GAAP operating cash flow from continuing operations for the year ended December 31, 2023, less 2023 purchases of property, plant and equipment from continuing operations (net of proceeds from the sale of property, plant and equipment); but excluding the cash flow impact of any discrete tax item in excess of $10 million or any other item that is excluded from Adjusted EPS, divided by (B) the Company’s Adjusted Net Income. “Adjusted Net Income” means the Company’s net income from continuing operations for the year ended December 31, 2023 as determined pursuant to GAAP, but excluding the same adjustment items reflected in the calculation of Adjusted EPS.

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Compensation Governance

The Committee recognizes that the success of our executive compensation program over the long-term requires a robust framework of compensation governance. As a result, the Committee regularly reviews external executive compensation practices and trends and incorporates best practices into our executive compensation program. Below are highlights of our 2023 executive compensation program:

What We Do	What We Don’t Do

Four-year vesting requirement for stock options; three-year performance period plus further two-year holding period for PSUs	No tax gross-up provisions (except as applicable to management employees generally such as relocation policy)

Incentive compensation programs feature multiple, different performance measures aligned with the Company’s strategic performance metrics	No dividend/dividend equivalents paid on unvested equity awards

Short-term and long-term performance metrics that balance our absolute performance and our relative performance versus peer companies	No “single trigger” change of control benefits

Rigorous, no-fault clawback policies that are triggered even in the absence of wrongdoing	No defined benefit pension program for any NEO

Minimum one-year vesting requirement for 95% of shares granted under the Company’s stock plan	No hedging of Danaher securities permitted

Stock ownership requirements for all executive officers	No long-term incentive compensation is denominated or paid in cash (other than PSU dividend accruals)

Limited perquisites and a cap on CEO/CFO personal aircraft usage	No above-market returns on deferred compensation plans

Independent compensation consultant that performs no other services for the Company	No overlapping performance metrics between short-term and long-term incentive compensation programs

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Risk Considerations

Risk-taking is a necessary part of growing a business, and prudent risk management is necessary to deliver long-term, sustainable shareholder value. The Committee believes that the Company’s executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking. In reaching this conclusion, the Committee considered in particular the following risk-mitigation attributes of our 2023 executive compensation program.

Attribute	Key Risk Mitigating Effect

•

Emphasis on long-term, equity-based compensation

•

Four-year vesting requirement for stock options, and three-year performance period plus further two-year mandatory holding period for PSUs

•

Rigorous, no-fault clawback policies that are triggered even in the absence of wrongdoing and were expanded in 2023

•

Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value

•

Helps ensure executives realize their compensation over a time horizon consistent with achieving long-term shareholder value

•

Helps deter inappropriate actions and decisions that could harm Danaher and its key stakeholders

• Incentive compensation programs feature multiple, complementary performance measures aligned with business strategy	• Mitigates incentive to over-perform with respect to any particular metric at the expense of other metrics
• Cap on annual cash incentive compensation plan payments and on number of shares that may be earned under equity awards	• Mitigates incentive to over-perform with respect to any particular performance period at the expense of future periods
• Stock ownership requirements for all executive officers • No hedging of Danaher securities permitted	• Aligns executives’ economic interests with the long-term interests of our shareholders
• Annual cash incentive compensation awards are subject to Compensation Committee discretion

•

Mitigates risks associated with a strictly formulaic program, which could unintentionally incentivize an undue focus on certain performance metrics or encourage imprudent risk taking

•

Provides Compensation Committee the opportunity as appropriate to adjust awards based on how results are achieved

• Independent compensation consultant	• Helps ensure advice will not be influenced by conflicts of interest

Analysis of 2023 Named Executive Officer Compensation

Overview

In determining the appropriate mix and amount of compensation elements for each NEO for 2023, the Committee considered the factors referred to under “– Named Executive Officer Compensation Framework” (without assigning any particular weight to any factor), exercised its judgment and adopted the compensation elements described above under “Executive Summary –2023 Executive Compensation.” The graphics below illustrate, for Mr. Blair and separately for the other NEOs in aggregate, the percentage of 2023 compensation that each element of compensation accounted for (based on the amounts reported in the 2023 Summary Compensation Table):

Amounts may not total 100% due to rounding.

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Long-Term Incentive Awards

Target Award Values

In February 2023, the Committee subjectively determined the target dollar value of annual equity compensation to be delivered to each NEO in 2023, taking into account the following factors (none of which was assigned a particular weight by the Committee):

•	the relative complexity and importance of the officer’s position;
•	the officer’s performance record and potential to contribute to future Company performance and assume additional leadership responsibility;
•	the risk/reward ratio of the award amount compared to the length of the related vesting and holding provisions, including the fact that the combined vesting and holding periods applicable to our executive awards are longer than typical for our peer group;
•	the amount of equity compensation necessary to provide sufficient retention value and long-term performance incentives in light of (1) compensation levels within the Company’s peer group, and (2) the officer’s historical compensation;
•	the competitive demand for our executives; and
•	the lack of a defined benefit pension plan for Danaher executives, and therefore the significance of long-term incentive awards as a capital accumulation opportunity.

In determining Mr. Blair’s annual equity compensation in February 2023, the Committee considered in particular Mr. Blair’s effective leadership of the Company as the COVID-19 pandemic transitioned to endemic status; the Company’s strong financial and operational performance during his tenure; and his progress in further refining and improving the Company’s strategy planning and development processes.

Equity Award Mix

Annual Equity Awards

With respect to each of the NEO’s 2023 annual equity awards, one-half of the target award value was delivered as stock options and one-half as PSUs. Please see “Grants of Plan-Based Awards” table for the grant date fair value of the awards granted to each NEO.

The Committee believes that the combination of stock options and PSUs incentivizes and rewards shareholder value creation while supporting our talent retention objectives:

•	Stock options and PSUs inherently incentivize shareholder value creation since option holders realize no value unless our stock price rises after the option grant date and the value of PSUs is tied directly to the Company’s TSR performance relative to the S&P 500.
•	Our 2023 NEO stock options vest over four years and have a ten-year term and our 2023 NEO PSUs are subject to a three-year performance period and a further two-year holding period. In aggregate, these periods promote stability and encourage officers to take a long-term view of our performance.
•	The Committee believes our stock option award program in particular has contributed significantly to our strong performance record, which in turn has generally made our stock option awards valuable over the long-term and highly effective in recruiting, motivating and retaining highly skilled officers.

Special Equity Awards

In 2023, in addition to their annual equity awards, each of Dr. Gutierrez-Ramos and Ms. Couchara received a special equity grant, with the target award value split evenly between stock options and time-vesting RSUs. Please see the “Grants of Plan-Based Awards” table for the grant date fair value of the special equity awards granted to each of these NEOs. Since Dr. Gutierrez-Ramos and Ms. Couchara are relatively new executive officers, the Committee intended for these additional grants to enhance the amount and retention value of their Danaher equity stakes. In addition to the benefits of stock options highlighted above, the Committee believes the use of RSUs on a selective basis supports the Company’s executive officer retention objectives while also reinforcing long-term shareholder value creation. While RSUs offer more modest upside potential than stock options or PSUs, during periods of stock market declines or modest growth they are more likely to support our talent retention objectives. In addition, RSUs inherently incentivize shareholder value creation since their value is tied directly to our stock price at all valuation levels, and the four-year vesting period promotes stability and encourages officers to take a long-term view of our performance.

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PSU Performance Criteria

The executive officer PSUs granted in 2023 are subject to two performance criteria:

Relative TSR

The number of shares of Common Stock that vest pursuant to the PSU award is based primarily on the Company’s total shareholder return (TSR) ranking relative to the S&P 500 Index over an approximately three-year performance period. The Committee established threshold, target and maximum relative TSR performance levels and developed a payout curve that requires above-median performance to earn the target opportunity and upper quartile results to earn the maximum number of shares, as illustrated in the table below:

Performance Level (Relative TSR Rank Within S&P 500 Index)	Payout Percentage
Below 35th percentile	0%
35th percentile	50%
55th percentile	100%
75th percentile or above	200%

The payout percentages for performance between the performance levels indicated above are determined by linear interpolation. The Committee selected the S&P 500 Index as the relative TSR comparator group because the index consists of a broad and stable group of companies that represents investors’ alternative capital investment opportunities, reinforcing the linkage between our executive compensation program and the long-term interests of our shareholders.

ROIC

The Company’s three-year average ROIC performance beginning with the year of grant, compared to the Company’s ROIC for the year immediately preceding the year of grant (the “baseline year”), can increase or decrease the number of shares that would otherwise vest by 10% (but cannot cause the payout percentage to exceed 200%), as illustrated in the table below:

Three-Year Average ROIC Change(2) (Compared to Baseline Year ROIC)	ROIC Modifier Factor
At or above + 200 basis points	110%
Below + 200 basis points and above zero basis points	100%
At or below zero basis points	90%

(2)	“Three-Year Average ROIC Change” means (1) the quotient of (a) the Company’s Adjusted Net Income for the three-year ROIC performance period divided by three, divided by (b) the Company’s Adjusted Invested Capital for the ROIC performance period, less (2) the quotient of (x) the Company’s Adjusted Net Income for the year immediately preceding the date of grant (the “baseline year”), divided by (y) the Company’s Adjusted Invested Capital for the baseline year. “Adjusted Invested Capital” means the average of the quarter-end balances for each fiscal quarter of the ROIC performance period of (a) the sum of (i) the Company’s GAAP total stockholders’ equity and (ii) the Company’s GAAP total short-term and long-term debt; less (b) the Company’s GAAP cash and cash equivalents; but excluding in all cases the impact of (1) any business acquisition by the Company for a purchase price equal to or greater than $250 million and consummated during the ROIC performance period, (2) any business sale, divestiture or disposition by the Company during the ROIC performance period, and (3) all Company investments in marketable or non-marketable securities that are consummated during the ROIC performance period. “Adjusted Net Income” is calculated in a manner similar to the definition set forth in the preceding footnote, except that (i) only transaction costs and operating gains/charges associated with acquisitions consummated during the ROIC performance period with a purchase price equal to or greater than $250 million are excluded, (ii) gains/charges associated with discontinued operations are not excluded, and (iii) gains/charges related to Company strategic investments as well as all after-tax interest expense are excluded.

Notwithstanding the above, if the Company’s absolute TSR performance for the period is negative no more than 100% of the target PSUs will vest (regardless of how strong the Company’s performance is on a relative basis), and if the Company’s absolute TSR performance for the period is positive, a minimum of 25% of the target PSUs will vest.

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Vesting and Holding Period

With respect to the PSUs granted in 2023, any PSUs that vest following the three-year performance period are subject to an additional two-year holding period and are paid out in shares of Company Common Stock following the fifth anniversary of the commencement of the performance period. Any dividends paid on the Company’s Common Stock during the performance and holding periods are credited to PSU accounts, but are only paid out (in cash) to the extent the underlying PSUs vest based on performance and are not paid until the shares underlying the vested PSUs are issued.

PSUs Earned for 2021 – 2023 Performance Period

PSUs for the 2021 – 2023 performance period, which ended December 31, 2023, were earned and certified in February 2024 based on an earned payout percentage of 66%, resulting from (1) the Company’s three-year absolute TSR of 9.59% ranking at the 39th percentile relative to the TSRs of the companies in the S&P 500 index as of the beginning of the performance period (February 24, 2021), and (2) a Three-Year Average ROIC Change of 519 basis points. These PSUs remain subject to a further mandatory holding period that runs through 2025.

Annual Incentive Awards

Overview

The diagram below illustrates the 2023 annual incentive award opportunities the Committee determined for the Company’s NEOs in May 2023 under the Omnibus Plan, each element of which is further described below.

Target Bonus Percentage and Personal Payout Percentage

In May 2023, the Committee established NEO target bonus percentages (as a multiple of base salary) and the personal performance objectives described below, including quantitative and qualitative objectives as well as objectives based on financial and non-financial measures. The Committee did not assign a particular weighting to any of the objectives. The Committee set the quantitative objectives at levels that, while achievable, would in its opinion require personal performance appreciably above the executive’s prior year performance level.

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Executive Officer	Target Bonus Percentage	2023 Personal Performance Objectives
Rainer M. Blair President and Chief Executive Officer	200%	Consisted of the degree of Danaher’s year-over-year improvement with respect to core revenue growth, operating profit margin expansion, earnings per share and free cash flow; and qualitative goals relating to the Veralto Spin-Off, the integration of Danaher’s Cytiva and Pall Life Sciences businesses and other key strategic initiatives; capital allocation and deployment; senior talent recruitment, development and succession planning; and the Company’s DE+I objectives.
Matthew R. McGrew Executive Vice President and CFO	125%	Consisted of the degree of Danaher’s year-over-year improvement with respect to core revenue growth, operating profit margin expansion, earnings per share performance and free cash flow growth; and qualitative goals relating to the Veralto Spin-Off, further strengthening engagement, talent management, talent development and succession planning in the finance organization, the Company’s DE+I objectives, DBS excellence with respect to finance processes, the Company’s information technology organization, capital deployment, the Company’s sustainability positioning and the further development of the Company’s investor base.
Joakim Weidemanis Executive Vice President	125%	Consisted of the degree of year-over-year improvement in his business units with respect to core revenue growth, operating profit margin expansion and working capital turnover; return-on-invested-capital performance achieved with respect to acquisitions by his business units; quantitative goals for his business units relating to turnover rate, internal fill rate, on-time delivery, manufacturing quality, associate engagement, talent development and succession planning, and the Company’s DE+I objectives; and qualitative goals relating to capital deployment, sustainability, strategic plans and initiatives, and innovation and science capabilities, processes, and organization.
Georgeann Couchara Senior Vice President, Human Resources	115%	Consisted of quantitative goals relating to internal fill rate, engagement and retention of employees; and qualitative goals relating to talent development and succession planning, the Veralto Spin-Off, change management capabilities, further strengthening the human resources organization and operations, DBS excellence in the human resources function, the talent acquisition organization and processes, capital deployment support, the Company’s DE+I objectives and the programs and processes supporting achievement of such objectives.
Jose-Carlos Gutierrez-Ramos Senior Vice President and Chief Science Officer	115%	Consisted of qualitative goals relating to science and technology culture and talent development, strategic initiatives, DBS excellence and innovation in the research and development (R&D) function, engagement with external thought leaders, strengthening capital allocation processes and further incorporating sustainability considerations into the Company’s R&D function; and quantitative goals relating to capital allocation.

Determining Target Bonus Percentage

In determining the target bonus percentage for each NEO, the Committee considered the relative complexity and importance of the executive’s position and the amount of annual cash incentive compensation that peer companies typically pay to executives serving in comparable roles. With respect to Mr. Blair in particular, although the Committee did not target the performance-based portion of the CEO’s annual cash compensation at any particular percentage of total annual cash compensation, the Committee strategically set the base salary at a level lower, and target annual bonus opportunity at a level higher, than typical among the Company’s peer companies to help ensure that the CEO’s annual cash compensation is meaningfully performance-based.

Determining Personal Payout Percentage

Following the end of 2023, the Committee used its judgment and determined for each NEO a Personal Payout Percentage between 0% and 200%. The Committee believes that its ability to exercise discretion in connection with the annual executive cash incentive compensation awards is an important element in reaching balanced compensation decisions that are consistent with our strategy, reward both current year performance and sustained long-term value creation, and reward achievements that advance our sustainability strategy. The Committee’s ability to exercise discretion:

•	helps mitigate the risks associated with a rigid and strictly formulaic compensation program, which could unintentionally create incentives for our executives to focus only on certain performance metrics or encourage imprudent risk taking;
•	gives the Committee flexibility to address changes in economic conditions and our operating environment that occur during the performance period; and

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•	allows the Committee to adjust compensation based on factors that would not be appropriately reflected by a strictly formulaic approach focused solely on Company performance, such as advancing sustainability-related goals, championing Danaher’s culture and values and recognition of individual performance levels.

Without assigning any particular weight to any individual factor, the Committee took into account the executive’s execution against their personal performance objectives for the year, the executive’s performance with respect to each of the Company’s four “Core Behaviors” (which are a set of standards and behaviors that Danaher associates are expected to aspire to and are assessed against), the executive’s overall performance for the year, the size of the Company Payout Percentage for the year, and the amount of annual cash incentive compensation that peer companies typically pay to executives serving in comparable roles. Without limiting the foregoing, with respect to the executive officer team’s 2023 performance as a whole the Committee considered in particular the Company’s 2023 financial performance relative to the challenging macro-economic environment impacting most of the Company’s businesses; portfolio optimization achievements, including successful completion of the Veralto Spin-Off and Abcam acquisition; and the Company’s proactiveness during the year in identifying and executing upon opportunities to invest in the Company’s future financial, strategic and competitive positioning. The average Personal Payout Percentage of the NEOs (other than Mr. Blair) was 156%.

The Company awarded Mr. Blair a Personal Payout Percentage of 165% for 2023, based primarily on the Company’s financial and operational performance relative to the challenging macro-economic environment impacting most of the Company’s businesses; portfolio optimization achievements, including successful completion of the Veralto Spin-Off and Abcam acquisition; progress in further enhancing the Company’s innovation and strategy development processes, strategic direction and science and technology organization and capabilities; and leadership recruitment and development and progress against the Company’s DE+I objectives.

Company Payout Percentage

The Company Payout Percentage is formulaic, based on the Company’s 2023 performance against the Adjusted EPS, Free Cash Flow Ratio and Core Revenue Growth metrics described above and below and in Appendix A (the “Metrics”). The Committee weights Adjusted EPS most heavily in the formula because it believes Adjusted EPS correlates strongly with shareholder returns, particularly since Adjusted EPS is calculated in a manner that focuses on gains and charges the Committee believes are most directly related to Company operating performance during the period. The Committee also uses the Free Cash Flow Ratio to help validate the quality of the Company’s earnings, and Core Revenue Growth to incentivize an appropriate balance between profitability and growth.

For each of the Metrics, the Committee established threshold, target and maximum levels of Company performance, as well as a payout percentage curve that related each level of performance to a payout expressed as a percentage of target bonus. The payout percentage was 0% for below-threshold performance, 50% for threshold performance, 100% for target performance and 200% for performance that equaled or exceeded the maximum. The payout percentages for performance between threshold and target, or between target and maximum, respectively, were determined by linear interpolation.

In determining the target performance level and payout percentage curve for the Metrics, the Committee considered historical performance data for the Company and its peer group, analyst estimates for the Company’s peer group, the Company’s annual budget and macroeconomic/end-market trends. The Committee set the 2023 threshold, target and maximum performance values for the Metrics lower than for 2022 primarily because the elevated levels of COVID-19 related customer and end-user demand in 2022 were not expected to (and did not) repeat in 2023, as the pandemic’s evolution to endemic status diminished demand and as many customers re-purposed pandemic-period inventory. However, the Compensation Committee believes the performance values it established for 2023 appropriately reflected the applicable economic and operating environment and incentivized attractive, relative performance. Specifically, for each Metric, the Committee set the performance target at a level it believed would represent attractive financial performance within our industry and would require a high (but achievable) level of Company performance, while requiring what it believed would be outstanding performance to achieve the maximum payout level. In addition, when the Committee established the 2023 award opportunity, it also provided that upon the consummation of the Veralto Spin-Off in 2023, the threshold, target and maximum levels would be adjusted as applicable to exclude the Veralto business, and the Company’s 2023 performance would be evaluated excluding any contributions from Veralto. The performance values set forth below reflect such adjustment.

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Following the end of 2023, the Company Payout Percentage was calculated as follows:

	2023 Performance/Payout Matrix
Metric	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Payout % (Before Weighting)	Metric Weighting	Weighted Payout %
Adjusted EPS				97.8%		59%
Free Cash Flow Ratio				107.0%		21%
Core Revenue Growth				66.7%		13%
				Company Payout Percentage: 93% (as rounded)

Composite Payout Percentage

The Company Payout Percentage and Personal Payout Percentage were calculated for each NEO, weighted accordingly and added to yield the officer’s Composite Payout Percentage. The Composite Payout Percentage was multiplied by the NEO’s target bonus amount to yield the executive’s award amount for the year. The 2023 annual cash incentive compensation awards for each of the NEOs are set forth in the Summary Compensation Table.

Base Salaries

The Committee typically reviews base salaries for executive officers in February of each year and in connection with promotions and new hires. In February 2023, the Committee subjectively determined 2023 base salaries for the NEOs. In each case the Committee used the officer’s prior base salary as the initial basis of consideration and then considered the individual factors described under “– Named Executive Officer Compensation Framework,” focusing on the relative complexity and importance of the executive’s role within Danaher, the market value of the executive’s role and the executive’s performance in the prior year (without giving specific weight to any particular factor). Given that base salary is one of the elements in the formula for determining annual cash incentive compensation, the Committee also considered how changes in base salary would impact annual cash incentive compensation.

Other Compensation

Severance Benefits

We have entered into Proprietary Interest Agreements with each of our NEOs that include post-employment restrictive covenant obligations. Danaher’s Senior Leader Severance Pay Plan, which each of the NEOs participates in, provides for severance payments under certain circumstances. Mr. Blair’s Proprietary Interest Agreement entitles him to certain additional cash payments if the Company terminates his employment without cause. We believe the post-employment restrictive covenant obligations included in these agreements are critical in protecting our proprietary assets, and that the severance payments payable upon a termination without cause are generally commensurate with the severance rights our peers offer executives in comparable roles. There is no change-in-control provision in the Senior Leader Severance Pay Plan or in any NEO employment agreement.

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EDIP, ECP and DCP

As discussed in more detail under “Summary of Employment Agreements and Plans – Supplemental Retirement Program,” each NEO (1) participates in either the Amended and Restated Executive Deferred Incentive Program (“EDIP”), or the ECP, and (2) is eligible to participate in the voluntary Deferred Compensation Plan (“DCP”):

•	The EDIP and ECP are each non-qualified, unfunded excess contribution programs available to selected members of our management. We use these programs to tax-effectively contribute amounts to executives’ and other participants’ retirement accounts and provide an opportunity to realize tax-deferred, market-based notional investment growth on these contributions.
•	The DCP allows each participant to voluntarily defer, on a pre-tax basis, up to 85% of their salary and/or up to 85% of their non-equity annual incentive compensation with respect to a given plan year. The DCP gives our executives and other participants an opportunity to defer taxes on cash compensation and realize tax-deferred, market-based notional investment growth on their deferrals.

Other Benefits and Perquisites

All of our executives are eligible to participate in our U.S. employee benefit plans, including our group medical, dental, vision, disability, accidental death and dismemberment, life insurance, flexible spending and 401(k) plans. These plans are generally available to all U.S. salaried employees and do not discriminate in favor of executive officers. In addition, the Committee makes certain perquisites available to the NEOs that we believe help maximize the amount of time and focus that executives spend on Danaher business; please see the footnotes to the Summary Compensation Table for additional details. The Committee has also adopted a policy prohibiting any tax reimbursement or gross-up provisions in our executive compensation program (except under a policy applicable to management employees generally such as a relocation policy).

Peer Group Compensation Analysis

The Committee does not target a specific competitive position versus the market or peer companies in determining the compensation of our executives because in light of the Company’s diverse mix of businesses, strict targeting of a specified compensation posture would not appropriately reflect the unique nature of our business portfolio or the degree of difficulty in leading the Company and key businesses and functions. However, the Committee believes it is important to clearly understand the relevant market for executive talent to inform its decision-making and ensure that our executive compensation program supports our recruitment and retention needs and is fair and efficient. As a result, the Committee has worked with FW Cook to develop a peer group for purposes of assessing competitive compensation practices, and periodically reviews compensation data for the peer group derived from publicly filed proxy statements. The Committee periodically reviews the companies included in the peer group to ensure that the peer group remains appropriate.

Executive Compensation Peer Group Prior to November 2023

Prior to November 2023, the Company’s peer group (for purposes of all 2023 executive compensation decisions) consisted of the companies set forth below:

3M Company	Boston Scientific Corporation	IQVIA Holdings Inc.
Abbott Laboratories	Bristol-Myers Squibb Company	Johnson & Johnson
AbbVie Inc.	Ecolab Inc.	Medtronic Inc.
Amgen Inc.	Eli Lilly and Company	Stryker Corporation
Baxter International, Inc.	Honeywell International Inc.	Thermo Fisher Scientific Inc.
Becton Dickinson & Co.

The Committee selected companies for inclusion in this peer group based on (1) the extent to which they compete with us in one or more lines of business, for executive talent and for investors, and (2) comparability of revenues, market capitalization, net income, total assets and number of employees.

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The table below sets forth for this peer group and Danaher information regarding revenue, net income and total assets (based on the most recently reported four quarters for each company as of September 15, 2022), market capitalization (as of September 15, 2022) and employee headcount (based on each company’s most recent fiscal year end as of September 15, 2022), in each case derived from the Standard & Poor’s Capital IQ database.

($ IN MILLIONS, EXCEPT NUMBER OF EMPLOYEES)	Revenue	Market Capitalization	Net Income (From continuing operations excluding extraordinary items)	Total Assets	Employees
75th percentile	$43,502	$192,052	$6,823	$90,080	96,000
Median	$30,070	$119,799	$5,143	$56,247	67,500
25th percentile	$16,770	$63,462	$1,715	$35,071	44,750
Danaher	$30,816	$205,074	$6,206	$81,806	80,000
Danaher Percentile Rank	52%	78%	64%	70%	60%

The peer group compensation data that the Committee reviewed in 2023 in connection with its named executive officer compensation decisions estimated the 25th, median and 75th percentile positions among our peers with respect to base salary, annual cash incentive compensation (target and actual), total annual cash compensation (target and actual), long-term incentive compensation, total direct compensation (target and actual), all other compensation, annual change in pension value and above-market interest on non-qualified deferred compensation, and actual total compensation, in each case with respect to each respective NEO position.

Executive Compensation Peer Group as of November 2023

The Committee periodically reviews the companies included in the peer group to ensure that the peer group remains appropriate. In November 2023, the Committee evaluated the existing peer group with the assistance of FW Cook (using the same selection criteria described above) and replaced 3M, Baxter, Ecolab and Honeywell with Agilent, Gilead and Merck. The Committee made these updates to the peer group to better reflect the Company’s size and portfolio of businesses following the September 2023 Veralto Spin-Off. Set forth below is the Company’s peer group as of November 2023:

Abbott Laboratories	Boston Scientific Corporation	Johnson & Johnson
AbbVie Inc.	Bristol-Myers Squibb Company	Medtronic Inc.
Agilent Technologies	Eli Lilly and Company	Merck & Co.
Amgen Inc.	Gilead Sciences	Stryker Corporation
Becton Dickinson & Co.	IQVIA Holdings Inc.	Thermo Fisher Scientific Inc.

The table below sets forth for this updated peer group and Danaher information regarding revenue, net income and total assets (based on the most recently reported four quarters for each company as of September 1, 2023), market capitalization (as of September 1, 2023) and employee headcount (based on each company’s most recent fiscal year end as of September 1, 2023), in each case derived from the Standard & Poor’s Capital IQ database. The financial data for Danaher reflects estimates of what such data would be on a basis that excludes Veralto.

($ IN MILLIONS, EXCEPT NUMBER OF EMPLOYEES)	Revenue	Market Capitalization	Net Income (From continuing operations excluding extraordinary items)	Total Assets	Employees
75th percentile	$44,356	$239,780	$7,230	$93,797	90,500
Median	$29,516	$129,566	$5,140	$73,354	51,000
25th percentile	$19,251	$88,145	$2,146	$45,213	36,650
Danaher	$25,200	$176,099	$4,900	$79,500	63,600
Danaher Percentile Rank	34%	64%	49%	53%	55%

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Named Executive Officer Compensation Framework

Danaher’s compensation program is grounded on the principle that each executive must consistently demonstrate exceptional personal performance in order to remain a Danaher executive. Within the framework of this principle and the other objectives discussed above, the Committee exercises its judgment in making executive compensation decisions. The factors that generally shape particular executive compensation decisions (none of which are assigned any particular weight by the Committee) are the following:

•	The relative complexity and importance of the executive’s position within Danaher. To ensure that the most senior executives are held most accountable for long-term operating results and changes in shareholder value, the Committee believes that both the amount and “at-risk” nature of compensation should increase with the relative complexity and significance of an executive’s position.
•	The executive’s record of performance, long-term leadership potential and tenure.
•	Danaher’s performance. Our cash incentive compensation varies annually to reflect near-term changes in operating and financial results. Our long-term compensation is closely aligned with long-term shareholder value creation, both by tying the ultimate value of the awards to long-term shareholder returns and because of the length of time executives are required to hold the awards before realizing their value.
•	Our assessment of pay levels and practices in the competitive marketplace. The Committee considers market practice in determining pay levels and compensation design to ensure that our costs are sustainable relative to peers and compensation is appropriately positioned to attract and retain talented executives. As noted above, the market for executive-level talent is highly competitive. We also have a history of successfully applying the Danaher Business System, or DBS, to deliver strong operating performance and create shareholder value, and we devote significant resources to training our executives in DBS. As a result of these factors, we believe that our executives are particularly valued by other companies, which creates a high degree of retention risk.

The philosophy and goals of our compensation program have remained consistent over time, although the Committee considers the factors above within the context of the then-prevailing economic environment and may adjust the terms and/or amounts of compensation accordingly so that they continue to support our objectives.

For a description of the role of the Company’s executives and the Committee’s independent compensation consultant in the executive compensation process, please see “Corporate Governance – Board of Directors and Committees of the Board –Compensation Committee.”

Other Compensation Policies and Information

Long-Term Incentive Compensation Grant Practices

Equity awards are granted under Danaher’s Omnibus Plan, which is described in “Summary of Employment Agreements and Plans – 2007 Omnibus Incentive Plan.” Executive equity awards are typically granted as of one of the Company’s four, standardized grant dates during the year, and may also be granted at the time of an executive hire or promotion or upon identification of a specific retention concern. The grant date is either the date of grant approval or a specified date subsequent to the approval date. The timing of equity awards has not been coordinated with the release of material non-public information. The Committee’s general practice is to approve annual equity awards to executive officers at the Committee’s regularly scheduled meeting in February, when the Committee reviews the performance of the executive officers and typically determines most or all of the other components of executive compensation.

The target dollar award value attributable to PSUs and RSUs, respectively, has been translated into a target number of PSUs or a number of RSUs, as applicable, based on fair market value. The target dollar award value attributable to stock options has been translated into a number of stock options based on the actual Black Scholes value used in the Company’s financial statements with respect to the particular grant. The exercise price for stock option awards granted under the Omnibus Plan equals the closing price of Danaher’s Common Stock on the date of grant (or on the immediately preceding trading day if the date of grant is not a trading day).

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Stock Ownership-Related Policies

Stock Ownership Requirements

To further align management and shareholder interests and discourage inappropriate or excessive risk-taking, our stock ownership policy requires each executive officer to obtain a substantial equity stake in Danaher within five years of their appointment to an executive position, as follows:

Title	Stock Ownership Multiple
Chief Executive Officer	6 times base salary
Executive Vice President	3 times base salary
Senior Vice President	2 times base salary

What Counts as Ownership:		What Does Not Count as Ownership:
•	Shares in which the executive or their spouse or child has a direct or indirect interest	•	Unexercised stock options
•	Notional shares of Danaher stock in the EDIP, ECP or DCP	•	Unvested PSUs
•	Shares held in a 401(k) plan
•	Unvested RSUs
•	Vested PSUs

Once an executive officer has acquired a number of Company shares that satisfies the applicable ownership multiple, such number of shares then becomes the officer’s minimum ownership requirement (even if the officer’s salary increases or the fair market value of such shares subsequently changes) until the officer is promoted to a higher level. Each NEO employed by Danaher as of December 31, 2023, was in compliance with the stock ownership requirements as of such date.

Pledging Policy

Danaher’s Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of Danaher Common Stock that the director or officer directly or indirectly owns and controls (other than shares pledged as of the date the policy was adopted), and provides that pledged shares of Danaher Common Stock do not count toward Danaher’s stock ownership requirements. No NEO has pledged any shares of Danaher Common Stock.

Hedging Policy

Under our insider trading policy, Danaher directors and employees (including executive officers) are prohibited from engaging in short sales of Danaher Common Stock, transactions in any derivative of a Danaher security (including, but not limited to, buying or selling puts, calls or other options (except for instruments granted under a Danaher equity compensation plan)) or any other forms of hedging transactions with respect to Danaher securities.

Clawback Policies

To further discourage inappropriate or excessive risk-taking, the Committee has adopted rigorous, “no-fault” clawback policies that comply with the clawback policy requirements of the New York Stock Exchange. Danaher’s clawback policies provide for recovery of incentive-based compensation erroneously received by current or former executive officers during the three completed fiscal years immediately preceding the year in which the company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. “Incentive-based compensation” is defined as any compensation that is granted, earned, or vested based wholly or in part upon the attainment of any financial reporting measure, and “financial reporting measure” is defined to include both GAAP and non-GAAP financial measures, stock price and total shareholder return. The policies provide for limited exceptions to the Company’s obligation to enforce the NYSE-required terms due to impracticability of recovery.

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The Company’s clawback policies extend beyond the terms required by the NYSE listing standards. These extended terms apply to a broader group of senior management than just executive officers and provide that in the event of a material accounting restatement (not required pursuant to a change in accounting rules) the Company may recover from a covered person:

•	the portion of annual incentive compensation awarded during specified periods that would not have been awarded had the affected financial statements been correctly stated; and
•	all annual incentive compensation awarded to, gains from stock option exercises by and other stock compensation-related benefits received by the covered person during specified periods if such person’s fraud or intentional misconduct alone or with others caused such restatement.

In addition, the stock plans in which Danaher’s executive officers participate contain provisions for recovering awards upon certain circumstances. Under the terms of the Company’s Omnibus Plan, if an employee is terminated for gross misconduct, the administrator may terminate up to all of the participant’s unexercised or unvested equity awards. In addition, under the terms of each of the EDIP and the ECP, if the administrator determines that the circumstances of a participant’s termination constitute gross misconduct, the administrator may determine that the participant’s vesting percentage is as low as zero with respect to all balances that were contributed by Danaher.

Regulatory Considerations

Section 162(m) generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to certain executive officers. We review the tax impact of our executive compensation on the Company as well as on the executive officers. In addition, we review the impact of our compensation programs against other considerations, such as accounting impact, shareholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive and effective executive compensation program, some of the compensation we provide to our executive officers is not deductible under Section 162(m).

Treatment of Equity-Based Compensation Upon Veralto Spin-Off

In connection with the Veralto Spin-Off and pursuant to the anti-dilution provisions of the Omnibus Plan and deferred compensation plans, as applicable, the Company made certain adjustments to the share reserves and limits set forth thereunder, as well as the exercise price and the number of shares underlying the stock-based compensation awards held by our directors, executive officers and other employees, with the intention of preserving the intrinsic value of the awards prior to the Veralto Spin-Off. All disclosures in this Proxy Statement reflect such adjustments. The stock-based compensation awards continue to vest over their original vesting period. Stock-based compensation awards that were held by employees who transferred to Veralto in connection with the Veralto Spin-Off were canceled and replaced by awards issued by Veralto.

Compensation Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Danaher under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent Danaher specifically incorporates this report by reference therein.

The Compensation Committee of Danaher Corporation’s Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Alan G. Spoon (Chair)

Teri List

Jessica L. Mega, MD, MPH

Walter G. Lohr, Jr.

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Compensation Tables and Information

2023 Summary Compensation Table

The following table sets forth the 2023 compensation of (i) our President and Chief Executive Officer, (ii) our Executive Vice President and Chief Financial Officer, and (iii) our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2023, known as our “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Rainer M. Blair, President and CEO	2023	1,300,000	0	8,068,474	7,509,417	3,541,200	0	484,191	20,903,282
	2022	1,300,000	0	7,239,213	7,029,061	4,222,400	0	405,353	20,196,027
	2021	1,200,000	0	5,124,383	6,260,494	4,128,000	0	439,390	17,152,267
Matthew R. McGrew, Executive Vice President and CFO	2023	966,310	0	2,555,306	2,377,957	1,350,418	0	246,087	7,496,078
	2022	878,460	0	2,197,854	2,133,848	1,783,270	0	189,912	7,183,344
	2021	798,600	0	1,537,702	1,877,996	1,697,025	0	188,184	6,099,507
Joakim Weidemanis, Executive Vice President	2023	1,008,480	0	2,958,575	2,753,420	1,535,411	0	215,799	8,471,685
	2022	972,400	0	2,585,694	2,510,454	1,951,750	0	206,319	8,226,617
	2021	936,000	0	2,049,947	2,504,501	1,965,600	0	157,966	7,614,014
Georgeann Couchara, Senior Vice President, Human Resources	2023	660,000	0	1,840,043	1,745,775	878,922	0	125,077	5,249,817
Jose-Carlos Gutierrez-Ramos,	2023	784,160	0	2,604,987	2,503,057	1,116,409	0	188,572	7,197,185
Senior Vice President and Chief Science Officer	2022	754,000	0	1,835,920	1,205,025	1,408,170	0	81,942	5,285,057

(1)	The following table sets forth the amount, if any, of salary and/or non-equity incentive compensation that each named executive officer deferred into the DCP with respect to each of the years reported above:

	Amount of Salary Deferred Into DCP ($)			Amount of Non-Equity Incentive Compensation Deferred Into DCP ($)
Name of Officer	2023	2022	2021	2023	2022	2021
Rainer M. Blair	–	0	0	–	–	–
Matthew R. McGrew	–	0	0	–	–	–
Joakim Weidemanis	–	0	0	–	–	–
Georgeann Couchara	32,942	N/A	N/A	43,946	N/A	N/A
Jose-Carlos Gutierrez-Ramos	–	–	N/A	–	–	N/A

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(2)	The amounts reflected in these columns represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity grants made in the applicable year: With respect to stock options, the grant date fair value under FASB ASC Topic 718 has been calculated using the Black-Scholes option pricing model, based on the following assumptions (and assuming no forfeitures):

Name of Officer	Date of Grant	Risk-Free Interest Rate	Stock Price Volatility Rate	Dividend Yield	Option Life
Couchara	May 15, 2023	3.48%	28.36%	0.48%	7.0 years
Blair, McGrew, Weidemanis, Couchara, Gutierrez-Ramos	February 24, 2023	4.10%	28.02%	0.43%	7.0 years
Blair, McGrew, Weidemanis, Gutierrez-Ramos	February 24, 2022	1.94%	30.23%	0.37%	7.5 years
Blair, McGrew, Weidemanis	February 24, 2021	1.08%	31.39%	0.38%	7.5 years

All stock awards reflected in the table above were granted in the form of performance stock units (PSUs), except that a portion of Dr. Gutierrez-Ramos’ 2023 and 2022 stock awards and a portion of Ms. Couchara’s 2023 stock award were granted in the form of RSUs. With respect to RSUs, the grant date fair value under FASB ASC Topic 718 was calculated based on the number of shares of Common Stock underlying the RSU, times the closing price of the Common Stock on the date of grant (but discounted to account for the fact that RSUs do not accrue dividend rights prior to vesting and distribution). With respect to PSUs, the grant date fair value under FASB ASC Topic 718 has been calculated based on the probable outcome of the applicable performance conditions and a Monte Carlo simulation valuation model modified to reflect an illiquidity discount (as a result of the mandatory two-year post-vesting holding period), using the following significant assumptions (since the performance criteria applicable to the performance stock units are considered a “market condition,” footnote disclosure of the award’s potential maximum value is not required):

		Monte Carlo Simulation				Illiquidity discount
Name of Officer	Date of Grant	Danaher’s expected volatility	Average volatility of peer group	Risk-free interest rate	Dividend yield	Danaher’s expected volatility	Risk-free interest rate	Dividend yield
Blair, McGrew, Weidemanis, Couchara, Gutierrez-Ramos	February 24, 2023	27.77%	34.14%	4.51%	0.00%	29.01%	4.72%	0.43%
Blair, McGrew, Weidemanis, Gutierrez-Ramos	February 24, 2022	27.01%	38.88%	1.69%	0.00%	29.72%	1.53%	0.37%
Blair, McGrew, Weidemanis	February 24, 2021	26.20%	38.62%	0.22%	0.00%	27.76%	0.12%	0.38%

(3)	We do not provide any above-market or preferential earnings on compensation that is deferred by any NEO.
(4)	The following table describes the elements of compensation included in “All Other Compensation” for 2023:

Name	Company 401(k) Contributions ($)	Company EDIP/ECP Contributions ($)	Other ($)	Total 2023 All Other Compensation ($)
Rainer M. Blair	22,960	312,000	149,231(a)	484,191
Matthew R. McGrew	22,960	118,592	104,535(b)	246,087
Joakim Weidemanis	22,960	175,219	17,620(c)	215,799
Georgeann Couchara	22,960	59,289	42,828(d)	125,077
Jose-Carlos Gutierrez-Ramos	14,400	121,506	52,666(e)	188,572

(a)	Includes $88,836 relating to personal use of the Company’s aircraft and $39,067 related to tickets for entertainment events, plus amounts related to tax preparation/professional services and parking expenses. The incremental cost to the Company of the personal aircraft use is calculated by multiplying the total number of personal flight hours times the average direct variable operating costs (including costs related to fuel, on-board catering, maintenance expenses related to operation of the plane during the year, landing and parking fees, navigation fees, related ground transportation, crew accommodations and meals and supplies) per flight hour for the particular aircraft for the year, net of any applicable employee reimbursement. The aircraft fleet is maintained primarily for business travel. We do not include in the average direct variable operating costs any fixed costs that do not change based on usage, such as crew salaries, aircraft insurance premiums, hangar lease payments, the lease or acquisition cost of the aircraft, exterior paint and other maintenance, inspection and capital improvement costs intended to cover a multi-year period. Mr. Blair’s perquisite allowance for personal use of the Company aircraft is limited to $125,000 annually and Mr. Blair is required to reimburse the Company for any personal use of the aircraft in a particular year in excess of $125,000. The incremental cost to the Company of tickets for entertainment events is calculated based on the Company’s out-of-pocket costs for such tickets.

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(b)	Includes $50,000 relating to personal use of Danaher’s aircraft and $32,681 related to tickets for entertainment events, plus amounts related to tax preparation/professional services and parking expenses. The incremental cost to the Company of the personal aircraft use and tickets to entertainment events are calculated in the same manner as set forth in Footnote 4(a) above. Mr. McGrew’s perquisite allowance for personal use of the Company aircraft is limited to $50,000 annually and Mr. McGrew is required to reimburse the Company for any personal use of the aircraft in a particular year in excess of $50,000.
(c)	Consists of amounts related to tax preparation/professional services.
(d)	Consists of amounts related to tax preparation/professional services, tickets to entertainment events and parking expenses.
(e)	Consists of $27,147 related to tax preparation/professional services and $25,518 related to commuting expenses and lodging. The incremental cost to the Company of the tax preparation/professional services and commuting expenses/lodging is calculated based on the Company’s out-of-pocket costs for such services.

Grants of Plan-Based Awards for Fiscal 2023

The following table sets forth certain information regarding grants of plan-based awards to each of our named executive officers in 2023. As discussed in further detail in “Compensation Discussion and Analysis—Treatment of Equity-Based Compensation Upon Veralto Spin-Off,” all of the share amounts and option exercise prices set forth below reflect adjustments pursuant to the anti-dilution provisions of the Omnibus Plan to account for the Veralto Spin-Off and preserve the intrinsic value of each award.

										All other Option Awards: Number of Securities Underlying
												Grant Date Fair Value of stock And Option

				Estimated Possible Payouts			Estimated Future Payouts				Exercise or Base Price of Option
				Under Non-Equity Incentive			Under Equity Incentive Plan
			Committee	Plan Awards(1)			Awards(2)
		Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards
Name		Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)(2)	($/Share)	($)(3)
Rainer M. Blair	Annual cash incentive compensation	5/9/2023	5/9/2023	1,300,000	2,600,000	5,200,000	—	—	—	—	—	—
	Stock options(4)	2/24/2023	2/22/2023	—	—	—	—	—	—	91,602	221.29	7,509,417
	Performance stock units(5)	2/24/2023	2/22/2023	—	—	—	8,474	33,893	67,786	—	—	8,068,474
Matthew R. McGrew	Annual cash incentive compensation	5/9/2023	5/9/2023	603,944	1,207,888	2,415,776	—	—	—	—	—	—
	Stock options(4)	2/24/2023	2/22/2023	—	—	—	—	—	—	29,007	221.29	2,377,957
	Performance stock units(5)	2/24/2023	2/22/2023	—	—	—	2,684	10,734	21,468	—	—	2,555,306
Joakim Weidemanis	Annual cash incentive compensation	5/9/2023	5/9/2023	630,300	1,260,600	2,521,200	—	—	—	—	—	—
	Stock options(4)	2/24/2023	2/22/2023	—	—	—	—	—	—	33,587	221.29	2,753,420
	Performance stock units(5)	2/24/2023	2/22/2023	—	—	—	3,107	12,428	24,856	—	—	2,958,575
Georgeann Couchara	Annual cash incentive compensation	5/9/2023	5/9/2023	379,500	759,000	1,518,000	—	—	—	—	—	—
	Stock options(4)	2/24/2023	2/22/2023	—	—	—	—	—	—	15,267	221.29	1,251,569
	Stock options(6)	5/15/2023	5/9/2023	—	—	—	—	—	—	6,890	201.59	494,206
	Restricted stock units(7)	5/15/2023	5/9/2023	—	—	—	—	2,482	—	—	—	495,020
	Performance stock units(5)	2/24/2023	2/22/2023	—	—	—	1,413	5,650	11,300	—	—	1,345,023
Jose-Carlos Gutierrez-Ramos	Annual cash incentive compensation	5/9/2023	5/9/2023	450,892	901,784	1,803,568	—	—	—	—	—	—
	Stock options(4)	2/24/2023	2/22/2023	—	—	—	—	—	—	18,320	221.29	1,501,851
	Stock options(6)	2/24/2023	2/22/2023	—	—	—	—	—	—	12,213	221.29	1,001,206
	Restricted stock units(7)	2/24/2023	2/22/2023	—	—	—	—	4,521	—	—	—	990,959
	Performance stock units(5)	2/24/2023	2/22/2023	—	—	—	1,695	6,780	13,560	—	—	1,614,028

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(1)	These columns relate to 2023 cash award opportunities under the Omnibus Plan. Please see “Summary of Employment Agreements and Plans – 2007 Omnibus Incentive Plan” for a description of such plan. The amounts actually paid pursuant to these 2023 award opportunities are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	These columns relate to equity awards granted under the Omnibus Plan, the terms of which apply to all of the equity awards described in this table.
(3)	Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718. For the assumptions used in determining the grant date fair value under FASB ASC Topic 718, please see Footnote 2 to the Summary Compensation Table.
(4)	For a description of the vesting terms of the award, please see Footnote 3 to the Outstanding Equity Awards at 2023 Fiscal Year-End Table.
(5)	For a description of the vesting terms of the award, please see Footnote 5 to the Outstanding Equity Awards at 2023 Fiscal Year-End Table.
(6)	For a description of the vesting terms of the award, please see Footnote 9 to the Outstanding Equity Awards at 2023 Fiscal Year-End Table.
(7)	For a description of the vesting terms of the award, please see Footnote 11 to the Outstanding Equity Awards at 2023 Fiscal Year-End Table.

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Outstanding Equity Awards at 2023 Fiscal Year-End

The following table summarizes outstanding equity awards for each named executive officer as of December 31, 2023. All of the awards set forth in the table below are governed by the terms and conditions of the Omnibus Plan. As discussed in further detail in “Compensation Discussion and Analysis—Treatment of Equity-Based Compensation Upon Veralto Spin-Off,” all of the share amounts and option exercise prices set forth below reflect adjustments pursuant to the anti-dilution provisions of the Omnibus Plan to account for the Veralto Spin-Off and preserve the intrinsic value of each award.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Rainer M. Blair	2/24/2023	—	91,602(3)	$221.29	2/24/2033	—	—	—	—
	2/24/2022	—	82,912(3)	$241.22	2/24/2032	—	—	—	—
	2/24/2021	—	92,809(4)	$198.09	2/24/2031	—	—	—	—
	5/15/2020	—	19,937(4)	$145.55	5/15/2030	—	—	—	—
	2/24/2020	—	53,485(4)	$139.30	2/24/2030	—	—	—	—
	2/24/2019	37,195	37,196(4)	$100.81	2/24/2029	—	—	—	—
	2/24/2018	52,157	—	$88.24	2/24/2028	—	—	—	—
	2/24/2017	60,015	—	$76.47	2/24/2027	—	—	—	—
	2/24/2016	39,477	—	$58.59	2/24/2026	—	—	—	—
	11/15/2015	17,778	—	$62.85	11/15/2025	—	—	—	—
	2/24/2023	—	—	—		—	—	33,893(5)	$7,876,394
	2/24/2022	—	—	—		—	—	29,020(5)	$6,772,978
	2/24/2021	—	—	—		—	—	19,698(6)	$4,613,792
Matthew R. McGrew	2/24/2023	—	29,007(3)	$221.29	2/24/2033	—	—	—	—
	2/24/2022	—	25,170(3)	$241.22	2/24/2032	—	—	—	—
	2/24/2021	—	27,840(4)	$198.09	2/24/2031	—	—	—	—
	2/24/2020	—	37,882(4)	$139.30	2/24/2030	—	—	—	—
	2/24/2019	21,491	21,491(4)	$100.81	2/24/2029	—	—	—	—
	2/24/2018	34,775	—	$88.24	2/24/2028	—	—	—	—
	2/24/2017	15,603	—	$76.47	2/24/2027	—	—	—	—
	11/15/2015	48,275	—	$62.85	11/15/2025	—	—	—	—
	2/24/2015	9,243	—	$58.48	2/24/2025	—	—	—	—
	2/24/2023	—	—	—	—	—	—	10,734(5)	$2,494,474
	2/24/2022	—	—	—	—	—	—	8,811(5)	$2,056,399
	2/24/2021	—	—	—	—	—	—	5,911(6)	$1,384,524

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Joakim Weidemanis	2/24/2023	—	33,587(3)	$221.29	2/24/2033	—	—	—	—
	2/24/2022	—	29,612(3)	$241.22	2/24/2032	—	—	—	—
	2/24/2021	—	37,128(4)	$198.09	2/24/2031	—	—	—	—
	5/15/2020	19,295	38,592(7)	$145.55	5/15/2030	—	—	—	—
	2/24/2020	—	47,913(4)	$139.30	2/24/2030	—	—	—	—
	2/24/2019	33,064	33,064(4)	$100.81	2/24/2029	—	—	—	—
	2/24/2018	45,200	—	$88.24	2/24/2028	—	—	—	—
	2/24/2017	48,014	—	$76.47	2/24/2027	—	—	—	—
	11/15/2016	43,353	—	$70.74	11/15/2026	—	—	—	—
	2/24/2016	13,159	—	$58.59	2/24/2026	—	—	—	—
	2/24/2016	39,477	—	$58.59	2/24/2026	—	—	—	—
	2/24/2015	22,433	—	$58.48	2/24/2025	—	—	—	—
	2/24/2023	—	—	—	—	—	—	12,428(5)	$2,888,143
	2/24/2022	—	—	—	—	—	—	10,366(5)	$2,419,321
	2/24/2021	—	—	—	—	—	—	7,880(6)	$1,845,672
	5/15/2020	—	—	—	—	13,896(8)	$3,214,701
Georgeann Couchara	5/15/2023	—	6,890(9)	$201.59	5/15/2033	—	—	—	—
	2/24/2023	—	15,267(3)	$221.29	2/24/2033	—	—	—	—
	2/24/2022	—	7,699(3)	$241.22	2/24/2032	—	—	—	—
	2/24/2021	1,782	2,676(10)	$198.09	2/24/2031	—	—	—	—
	2/24/2020	3,012	2,008(10)	$139.30	2/24/2030	—	—	—	—
	7/15/2019	12,743	—	$125.35	7/15/2029	—	—	—	—
	2/24/2019	3,572	897(10)	$100.81	2/24/2029	—	—	—	—
	2/24/2018	4,176	—	$88.24	2/24/2028	—	—	—	—
	2/24/2017	1,778	—	$76.47	2/24/2027	—	—	—	—
	2/24/2016	844	—	$58.59	2/24/2026	—	—	—	—
	2/24/2023	—	—	—	—	—	—	5,650(5)	$1,313,004
	2/24/2022	—	—	—	—	—	—	2,696(5)	$629,219
	5/15/2023	—	—	—	—	2,482(11)	$574,186	—	—
	2/24/2021	—	—	—	—	862(12)	$199,415	—	—
	2/24/2020	—	—	—	—	624(12)	$144,356	—	—
	2/24/2019	—	—	—	—	277(12)	$64,081	—	—

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Jose-Carlos Gutierrez-Ramos	2/24/2023	—	12,213(9)	$221.29	2/24/2033	—	—	—	—
	2/24/2023	—	18,320(3)	$221.29	2/24/2033	—	—	—	—
	2/24/2022	—	14,214(3)	$241.22	2/24/2032	—	—	—	—
	2/24/2021	—	14,849(7)	$198.09	2/24/2031	—	—	—	—
	2/24/2023	—	—	—	—	—	—	6,780(5)	$1,575,604
	2/24/2022	—	—	—	—	—	—	4,975(5)	$1,161,115
	2/24/2021	—	—	—	—	—	—	3,154(6)	$738,794
	2/24/2023	—	—	—	—	4,521(11)	$1,045,888	—	—
	2/24/2022	—	—	—	—	1,659(13)	$383,793	—	—
	2/24/2021	—	—	—	—	956(13)	$221,161	—	—

(1)	With respect to the unexercisable options and unvested PSUs and RSUs reflected in the table above, the footnotes below describe the vesting terms applicable to the entire award of which such options, PSUs or RSUs are a part.
(2)	Market value is calculated based on (a) the closing price of Danaher’s Common Stock on December 31, 2023 as reported on the NYSE ($231.34 per share) times the number of shares, plus (b) in the case of PSUs, the amount of cash dividend equivalent rights attached to the respective PSUs and accrued as of December 31, 2023.
(3)	The option award was granted subject to time-based vesting conditions such that one-half of the award became or becomes exercisable on each of the third and fourth anniversaries of the grant date.
(4)	The option award was granted subject to time-based vesting conditions such that one-half of the award became or becomes exercisable on each of the fourth and fifth anniversaries of the grant date.
(5)	The number of shares of Common Stock that vest pursuant to the PSU award is based on the Company’s total shareholder return (TSR) ranking relative to the S&P 500 Index over an approximately three-year performance period. Payout at 100% of the target level requires that the Company achieve above-median performance and rank at the 55th percentile of the S&P 500 Index, while the PSUs pay out at 200% for performance that equals or exceeds the 75th percentile, 50% for performance at the 35th percentile and zero percent for performance below the 35th percentile. The payout percentages for performance between the performance levels are determined by linear interpolation. The Company’s three-year average ROIC beginning with the year of grant, compared to the Company’s ROIC for the immediately preceding year (the “baseline year”), can increase or decrease the number of shares that would otherwise vest by 10% (but cannot cause the payout percentage to exceed 200%). Notwithstanding the above, if the Company’s absolute TSR performance for the period is negative a maximum of 100% of the target PSUs will vest (regardless of how strong the Company’s performance is on a relative basis), and if the Company’s absolute TSR performance for the period is positive a minimum of 25% of the target PSUs will vest. Any PSUs that vest following the three-year performance period are subject to an additional two-year holding period and are paid out in shares of Company Common Stock following the fifth anniversary of the commencement of the performance period. For purposes of this table, the number of PSU shares and payout value reported in the table reflect target-level performance for PSUs granted in 2022 and 2023; the 2021 PSUs are addressed separately in Footnote 6 below.
(6)	The number of shares and market value reported in the table reflect actual performance, since the three-year performance period for these PSU awards has concluded. These PSU awards were subject to the performance criteria set forth in Footnote 5, vested when the Company’s Compensation Committee certified the level of performance achieved, and remain subject to a holding period that concludes on the fifth anniversary of the commencement of the applicable performance period.

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(7)	The option award was granted subject to time-based vesting conditions such that one-third of the award became or becomes exercisable on each of the third, fourth and fifth anniversaries of the grant date.
(8)	The RSU award was granted subject to time-based vesting conditions such that one-third of the award vests or vested on each of the third, fourth and fifth anniversaries of the grant date.
(9)	The option award was granted subject to time-based vesting conditions such that one-fourth of the award became or becomes exercisable on each of the first four anniversaries of the grant date.
(10)	The option award was granted subject to time-based vesting conditions such that one-fifth of the award became or becomes exercisable on each of the first five anniversaries of the grant date
(11)	The RSU award was granted subject to time-based vesting conditions such that one-fourth of the award vests or vested on each of the first four anniversaries of the grant date.
(12)	The RSU award was granted subject to time-based vesting conditions such that one-fifth of the award vests or vested on each of the first five anniversaries of the grant date.
(13)	The RSU award was granted subject to time-based vesting conditions such that one-third of the award vests or vested on each of the first three anniversaries of the grant date.

Option Exercises and Stock Vested During Fiscal 2023

The following table summarizes stock option exercises and the vesting of stock awards with respect to our named executive officers in 2023. As discussed in further detail in “Compensation Discussion and Analysis—Treatment of Equity-Based Compensation Upon Veralto Spin-Off,” all of the share amounts and option exercise prices set forth below reflect adjustments pursuant to the anti-dilution provisions of the Omnibus Plan to account for the Veralto Spin-Off and preserve the intrinsic value of each award.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Rainer M. Blair	—	—	51,824	11,589,738
Matthew R. McGrew	—	—	25,790	5,767,535
Joakim Weidemanis	36,444	6,499,874	40,388	8,876,365
Georgeann Couchara	—	—	1,152	254,850
Jose-Carlos Gutierrez-Ramos	—	—	1,784	394,606

(1)	Calculated by multiplying the number of shares acquired times the difference between the exercise price and the market price of Danaher Common Stock at the time of exercise.
(2)	Includes the PSU award shares set forth in the table below, which (together with the related cash dividend equivalent rights) following vesting remain subject to a mandatory holding period that extends until the end of 2024. “Value Realized on Vesting” is calculated based on (a) the number of shares vested times the closing price of Danaher’s Common Stock as reported on the NYSE on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day), plus (b) in the case of PSUs, the amount of cash dividend equivalent rights attached to the respective PSUs and accrued as of the vesting date.

Name	Number of PSU Shares That Vested (#)	Value Realized on Vesting ($)
Rainer M. Blair	47,520	10,637,352
Matthew R. McGrew	23,496	5,259,580
Joakim Weidemanis	29,710	6,650,584
Georgeann Couchara	—	—
Jose-Carlos Gutierrez-Ramos	—	—

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Potential Payments Upon Termination or Change-of-Control as of 2023 Fiscal Year-End

The following table describes the payments and benefits that each named executive officer would be entitled to receive upon termination of employment or in connection with a change-of-control of Danaher. The amounts set forth below assume that the triggering event occurred on December 31, 2023. Where benefits are based on the market value of Danaher’s Common Stock, we have used the closing price of Danaher’s Common Stock as reported on the NYSE on December 31, 2023 ($231.34 per share). In addition to the amounts set forth below, upon any termination of employment each officer would also be entitled to:

•	receive all payments generally provided to salaried employees on a non-discriminatory basis upon termination, such as accrued salary, life insurance proceeds (for any termination caused by death), unused vacation and 401(k) Plan distributions;
•	potentially receive an annual cash incentive compensation award pursuant to the Omnibus Plan, since under the terms of the award a participant who remains employed through the end of the annual performance period is eligible for an award under the plan;
•	receive accrued, vested balances under the EDIP, ECP and DCP, if applicable (provided that under the EDIP and the ECP, if the administrator determines that the circumstances of a participant’s termination constitute gross misconduct, the administrator may determine that the participant’s vesting percentage is as low as zero with respect to all balances that were contributed by Danaher); and
•	exercise vested stock options (provided that under the terms of the Omnibus Plan, if an employee is terminated for gross misconduct, the administrator may terminate up to all of the participant’s unexercised or unvested equity awards).

The terms of the EDIP, ECP, DCP and Omnibus Plan are described under “Summary of Employment Agreements and Plans.”

		Termination/Change-of-Control Event(1)
Named Executive Officer	Benefit	Termination Without Cause ($)	Retirement ($)	Death ($)(2)
Rainer M. Blair	Accelerated or continued vesting of stock options(3)	—	13,469,527	15,494,848
	Accelerated or continued vesting of RSUs/PSUs(3)	—	21,639,966	14,131,533
	Benefits continuation(4)	21,962	—	—
	Cash payments under Proprietary Interest Agreement/Senior Leader Severance Pay Plan(4)	6,500,000	—	—
	TOTAL:	6,521,962	35,109,493	29,626,381
Matthew R. McGrew	Accelerated or continued vesting of stock options	—	—	7,509,080
	Accelerated or continued vesting of RSUs/PSUs	—	—	4,300,188
	Benefits continuation(4)	25,027	—	—
	Cash payments under Proprietary Interest Agreement/Senior Leader Severance Pay Plan(4)	966,310	—	—
	Value of unvested EDIP balance that would be accelerated(5)	—	—	635,261
	TOTAL:	991,337	—	12,444,529
Joakim Weidemanis	Accelerated or continued vesting of stock options	—	—	13,608,619
	Accelerated or continued vesting of RSUs/PSUs	—	—	8,265,591
	Benefits continuation(4)	26,535	—	—
	Cash payments under Senior Leader Severance Pay Plan(4)	1,008,480	—	—
	Value of unvested EDIP balance that would be accelerated(5)	—	—	463,945
	TOTAL:	1,035,015	—	22,338,155
Georgeann Couchara	Accelerated or continued vesting of stock options	—	—	749,290
	Accelerated or continued vesting of RSUs/PSUs	—	—	1,507,292
	Benefits continuation(4)	24,055	—	—
	Cash payments under Senior Leader Severance Pay Plan(4)	660,000	—	—
	Value of unvested ECP balance that would be accelerated(5)	—	—	58,796
	TOTAL:	684,055	—	2,315,378

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		Termination/Change-of-Control Event(1)
Named Executive Officer	Benefit	Termination Without Cause ($)	Retirement ($)	Death ($)(2)
Jose-Carlos Gutierrez-Ramos	Accelerated or continued vesting of stock options	—	—	800,586
	Accelerated or continued vesting of RSUs/PSUs	—	—	3,504,651
	Benefits continuation(4)	29,021	—	—
	Cash payments under Senior Leader Severance Pay Plan(4)	784,160	—	—
	Value of unvested ECP balance that would be accelerated(5)	—	—	120,465
	TOTAL:	813,181	—	4,425,702

The values reflected in the table above and the footnotes below relating to the acceleration of stock options, RSUs and PSUs reflect the intrinsic value (that is, the value based on the price of Danaher’s Common Stock, and in the case of stock options minus the exercise price) of the options, RSUs and PSUs (with respect to PSUs, assuming (a) target-level performance in the case of death before the end of the relevant performance period, (b) actual performance in the case of death at the conclusion of the relevant performance period, and (c) in the case of retirement or termination without cause, assuming actual performance for the 2021 PSUs and target-level performance for the 2022 and 2023 PSUs) that would vest or would have vested as a result of the specified event of termination occurring as of December 31, 2023. The level of PSU performance assumed for purposes of this table is consistent with the methodology applied for purposes of the “Outstanding Equity Awards at 2023 Fiscal Year-End” table. With respect to PSUs, the values reflected in the table above and the footnotes below also include the amount of cash dividend equivalent rights attached to the respective PSUs and accrued as of December 31, 2023.

(1)	For a description of the treatment upon a change-of-control of outstanding equity awards granted under the Omnibus Plan, please see “Summary of Employment Agreements and Plans.”
(2)	The terms of the Omnibus Plan provide for accelerated vesting of a participant’s stock options and a pro rata portion of a participant’s RSUs and PSUs (at target value) if the participant dies during employment. For a description of these provisions under the Omnibus Plan, please see “Summary of Employment Agreements and Plans.”
(3)	If Mr. Blair had retired as of December 31, 2023, he would have qualified for “early retirement” treatment under the terms of the Omnibus Plan, which provides for, among other terms, continued vesting of certain of the participant’s stock options, RSUs and PSUs (based on the actual performance level achieved) following early retirement. For a description of these provisions under the Omnibus Plan, please see “Summary of Employment Agreements and Plans.”
(4)	Please see “Summary of Employment Agreements and Plans” for a description of the respective benefits and cash payments each officer would be entitled to if Danaher terminates the officer’s employment without cause, as well as a description of the post-employment restrictive covenant obligations of each officer. The amounts set forth in the table assume that the officer would have executed Danaher’s standard release in connection with any termination without cause.
(5)	Under the terms of the EDIP and ECP, upon a participant’s death the unvested portion of the Company contributions that have been credited to the participant’s account would immediately vest.

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2023 Nonqualified Deferred Compensation

The table below sets forth for each named executive officer information regarding (1) participation in the EDIP and the ECP, as applicable, (2) participation in the DCP (if any) and (3) PSUs that vested in 2023 and remain subject to a mandatory holding period that extends until the end of 2024. There were no withdrawals by or distributions to any of the named executive officers from the EDIP, ECP or DCP in 2023. For a description of the EDIP, ECP and DCP, please see “Summary of Employment Agreements and Plans – Supplemental Retirement Program”; for a description of the PSUs, please see “Compensation Discussion and Analysis – Analysis of 2023 Named Executive Officer Compensation – Long-Term Incentive Awards.”

Name	Plan Name	Executive Contributions In Last FY ($)(1)	Registrant Contributions In Last FY ($)(2)	Aggregate Earnings In Last FY ($)(3)	Aggregate Balance At Last FYE ($)(4)
Rainer M. Blair	EDIP	—	312,000	(43,778)	2,989,571
	Vested PSUs(5)	—	10,637,352	527,472	11,164,824
Matthew R. McGrew	EDIP	—	118,592	(15,467)	1,058,768
	Vested PSUs(5)	—	5,259,580	260,806	5,520,385
Joakim Weidemanis	EDIP	—	175,219	162,854	4,921,781
	DCP	—	—	43,812	860,162
	Vested PSUs(5)	—	6,650,584	329,781	6,980,365
Georgeann Couchara	DCP	85,214	—	54,537	299,442
	ECP	—	59,289	(1,938)	156,659
Jose-Carlos Gutierrez-Ramos	DCP	—	—	44,426	414,104
	ECP	—	121,506	(1,711)	165,843

(1)	Consists of contributions to the DCP of the following amounts reported in the Summary Compensation Table:

Name	2023 Salary (Reported in Summary Compensation Table for 2023) ($)	Non-Equity Incentive Plan Compensation Earned With Respect to 2022 but Deferred in 2023 (Reported in Summary Compensation Table for 2022) ($)
Rainer M. Blair	—	—
Matthew R. McGrew	—	—
Joakim Weidemanis	—	—
Georgeann Couchara	32,942	52,272
Jose-Carlos Gutierrez-Ramos	—	—

(2)	The EDIP or ECP amounts set forth in this column (as applicable) are included as 2023 compensation under the “All Other Compensation” column in the 2023 Summary Compensation Table. The PSU amounts set forth in this column (including related cash dividend equivalent rights) are included in the “Stock Awards-Value Realized on Vesting” column in the “Option Exercises and Stock Vested During Fiscal 2023” table.

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(3)	None of the amounts set forth in this column are included as compensation in the 2023 Summary Compensation Table. For a description of the EDIP/ECP/DCP earnings rates, please see “Summary of Employment Agreements and Plans.” The table below shows each notional earnings option that was available under the EDIP, ECP and/or DCP as of December 31, 2023 and the rate of return for each such option for the calendar year ended December 31, 2023 (the rate of return is net of investment management fees, fund expenses and administrative charges, as applicable):

Investment Option	Rate of Return from January 1, 2023 Through December 31, 2023 (%)	Investment Option	Rate of Return from January 1, 2023 Through December 31, 2023 (%)
Active International Equity Fund	19.27%	Bond Fund	6.62%
Active Small Cap Equity Fund	19.62%	Bond Index Fund	5.55%
BlackRock LifePath® Index 2025 Fund	12.02%	Cohen & Steers Realty Shares Fund	12.67%
BlackRock LifePath® Index 2030 Fund	14.30%	Diversified Real Return Fund	7.55%
BlackRock LifePath® Index 2035 Fund	16.22%	International Equity Index Fund	15.50%
BlackRock LifePath® Index 2040 Fund	18.29%	Large Cap Equity Index Fund	26.28%
BlackRock LifePath® Index 2045 Fund	20.10%	Managed Income Portfolio II Class 3	1.96%
BlackRock LifePath® Index 2050 Fund	21.20%	Small/Mid Cap Equity Index Fund	17.33%
BlackRock LifePath® Index 2055 Fund	21.49%	T. Rowe Price Large Cap Core Growth Separate Account	50.08%
BlackRock LifePath® Index 2060 Fund	21.49%	The Danaher Corporation Stock Fund	(1.23)%
BlackRock LifePath® Index 2065 Fund	21.56%	The London Company Income Equity Separate Account	4.80%
BlackRock LifePath® Index Retirement Fund	11.06%

(4)	Of these balances, the following amounts were reported in the Summary Compensation Table for previous years: Mr. Blair, $864,000; Mr. McGrew, $324,413; Mr. Weidemanis, $465,210; Ms. Couchara, $59,289; and Dr. Gutierrez-Ramos, $170,806.
(5)	Represents PSUs that vested in February 2023 but remain subject to a mandatory holding period that extends until the end of 2024. The dollar value reported under “Registrant Contributions in Last FY” is based on (a) the number of PSU shares vested times the closing price of Danaher’s Common Stock as reported on the NYSE on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day), plus (b) the amount of cash dividend equivalent rights attached to the respective PSUs and accrued as of the vesting date. The dollar value reported under “Aggregate Balance at Last FYE” is based on (x) the number of PSU shares vested times the closing price of Danaher’s Common Stock as reported on the NYSE on December 31, 2023, plus (y) the amount of cash dividend equivalent rights attached to the respective PSUs and accrued as of December 31, 2023. The dollar value reported under “Aggregate Earnings in Last FY” is equal to the difference between the award value as of December 31, 2023 and the award value as of respective vesting date.

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Equity Compensation Plan Information

All data set forth in the table below is as of December 31, 2023.

Plan Category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))(c)
Equity compensation plans approved by security holders(3)	19,677,736(4)	$147.02	51,971,578(5)
Equity compensation plans not approved by security holders(6)	89,922	—	2,142,567
TOTAL	19,767,658	$147.02	54,114,145

(1)	Table does not include 6,107 shares of Danaher Common Stock issuable pursuant to outstanding restricted stock units granted under the Pall Corporation 2012 Stock Compensation Plan, as amended (the “Pall Plan”), which Danaher assumed in connection with the acquisition of Pall Corporation in 2015. No further awards may be granted under the Pall Plan.
(2)	The PSUs and RSUs that have been issued under our equity compensation plans (and under the Pall Plan) do not require a payment by the recipient to us at the time of vesting. The phantom shares of Danaher common stock under the Non-Employee Directors’ Deferred Compensation Plan and the ECP (which are sub-plans under the Omnibus Plan) and the DCP at distribution are converted into shares of Danaher Common Stock and distributed to the participant at no additional cost. Under the EDIP, if a participant receives their distribution in shares of Danaher Common Stock, the participant’s balance is converted into shares of Danaher Common Stock and distributed to the participant at no additional cost. As such, the weighted-average exercise price in column (b) does not take these awards into account.
(3)	Consists of the Omnibus Plan (including the Non-Employee Directors’ Deferred Compensation Plan and the ECP) and the EDIP. With respect to PSUs that are outstanding under the Omnibus Plan, if the related performance criteria have not been certified as of the date of the table, this column reflects the maximum number of shares issuable pursuant to these awards; and if the performance criteria have been certified as of the date of the table, this column reflects the earned number of shares issuable pursuant to such awards.
(4)	Consists of 18,911,856 shares attributable to the Omnibus Plan and 765,880 shares attributable to the EDIP. Under the terms of the EDIP, upon distribution of a participant’s EDIP balance the participant may elect to receive their distribution in cash, shares of Danaher Common Stock or a combination of cash and shares of Danaher Common Stock (except that any portion of a participant’s account that is subject to the Danaher Common Stock earnings rate must be distributed in shares of Danaher Common Stock). For purposes of this table, we have assumed that all EDIP balances as of December 31, 2023 would be distributed in Danaher Common Stock.
(5)	Consists of 49,682,090 shares available for future issuance under the Omnibus Plan and 2,289,488 shares available for future issuance under the EDIP. See “Summary of Employment Agreements and Plans” for a description of the types of awards issuable under the Omnibus Plan.
(6)	Consists of the DCP; for a summary of the DCP, please see “Summary of Employment Agreements and Plans – Supplemental Retirement Program.” Under the terms of the DCP, any portion of a participant’s account that is subject to the Danaher Common Stock earnings rate must be distributed in shares of Danaher Common Stock (all other balances are distributed in cash).

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Pay Versus Performance

The disclosure in this section shall not be deemed to be incorporated by reference into any prior or subsequent filing by Danaher under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent Danaher specifically incorporates it by reference therein.

Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:

•	A list of the most important measures that our Compensation Committee used in 2023 to link a measure of pay calculated in accordance with Item 402(v) (referred to as “compensation actually paid”, or “CAP”) to Company performance;
•	A table that compares the total compensation of our named executive officers’ (also known as NEOs) as presented in the Summary Compensation Table (“SCT”) to CAP and that compares CAP to specified performance measures; and
•	Graphs that describe:
•	the relationships between CAP and our cumulative total shareholder return (“TSR”), GAAP Net Income, and our Company selected measure, non-GAAP adjusted diluted net earnings per common share from continuing operations (“Adjusted EPS”); and
•	the relationship between our TSR and the TSR of the S&P 500 Health Care Index (“Peer Group TSR”).

Salary, Bonus, Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings and All Other Compensation are each calculated in the same manner for purposes of both CAP and SCT. There are two primary differences between the calculation of CAP and SCT total compensation:

	SCT Total	CAP
Pension	Year over year change in the actuarial present value of pension benefits	Current year service cost and any prior year service cost (if a plan amendment occurred during the year)
Stock and Option Awards	Grant date fair value of stock and option awards granted during the year	Year over year change in the fair value of stock and option awards that are unvested as of the end of the year, or vested or were forfeited during the year(1)

(1)	Includes any dividends paid on equity awards in the fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award.

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Committee has not used CAP as a basis for making executive compensation decisions, nor does it use GAAP Net Income or Peer Group TSR for purposes of determining executive incentive compensation. Please refer to our Compensation Discussion and Analysis on pages 44 to 60 for a discussion of our executive compensation program objectives and the ways in which we align executive compensation with performance.

Our Most Important Metrics Used for Linking Pay and Performance. As required by Item 402(v), below are the most important metrics our Committee used to link executive pay to performance for 2023. Our stock price performance, as reflected by our absolute TSR, directly impacts the value of the equity compensation awards we grant to executive officers. Each of the other metrics below are used for purposes of determining payouts under either our executive annual cash incentive compensation program or our executive PSU program.

•	Absolute TSR
•	Relative TSR compared to S&P 500 TSR
•	Adjusted EPS (non-GAAP)
•	Adjusted Free Cash Flow to Adjusted Net Income Ratio (non-GAAP)
•	Core Revenue Growth (non-GAAP)

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Adjusted EPS is the most heavily weighted metric used to determine Company performance under our executive annual cash incentive compensation program. The Committee weights Adjusted EPS most heavily in the Company performance formula because it believes Adjusted EPS correlates strongly with shareholder returns, particularly since Adjusted EPS is calculated in a manner that focuses on gains and charges the Committee believes are most directly related to Company operating performance during the period. Accordingly, Adjusted EPS is the Company-selected measure included in the table and graphs that follow.

Pay Versus Performance Table. In accordance with Item 402(v), we provide below the tabular disclosure for the Company’s President and Chief Executive Officer (“CEO”) (our Principal Executive Officer) and the average of our NEOs other than the CEO for 2023, 2022, 2021 and 2020.

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year(1) (a)	Summary Compensation Table Total for First PEO (b1)	Compensation Actually Paid to First PEO(2) (c1)	Summary Compensation Table Total for Second PEO (b2)	Compensation Actually Paid to Second PEO(2) (c2)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs(2) (e)	Total Share- holder Return(3) (f)	Peer Group Total Share- holder Return(3) (g)	Net Income(4) (h)	Adjusted EPS(5) (i)
2023	$20,903,282	$5,213,515	$0	$0	$7,103,560	$2,603,239	$173	$143	$4,764	$7.63
2022	$20,196,027	$190,304	$0	$0	$6,641,306	$(930,613)	$175	$140	$7,209	$10.97
2021	$17,152,267	$59,455,992	$0	$0	$6,225,036	$26,481,836	$216	$143	$6,433	$10.00
2020	$10,396,761	$32,944,487	$16,763,956	$83,394,550	$6,786,580	$20,676,667	$145	$113	$3,646	$5.11

(1)	For 2020, 2021, 2022 and 2023, the First PEO is Rainer Blair. In 2020, the Second PEO is Thomas Joyce. The other NEOs in 2020 were Messrs. Weidemanis, McGrew and Brian Ellis, and Angela Lalor; in 2021, the other NEOs were Messrs. Weidemanis and McGrew and Mss. Lalor and Jennifer Honeycutt; in 2022, the other NEOs were Messrs. Weidemanis and McGrew, Dr. Gutierrez-Ramos and Ms. Honeycutt; and in 2023 the other NEOs were Messrs. Weidemanis and McGrew, Dr. Gutierrez-Ramos and Ms. Couchara.

(2)	To calculate CAP (columns (c1), (c2) and (e)), the following amounts were deducted from and added to the applicable SCT total compensation:

		PEO 1
Prior FYE Current FYE Fiscal Year		12/31/2019 12/31/2020 2020	12/31/2020 12/31/2021 2021	12/31/2021 12/31/2022 2022	12/31/2022 12/31/2023 2023
SCT Total		$10,396,761	$17,152,267	$20,196,027	$20,903,282
—	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$ (6,585,590)	$ (11,384,877)	$ (14,268,274)	$ (15,577,891)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$12,507,143	$22,940,973	$14,744,612	$14,802,411
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Year	$15,738,917	$30,678,296	$ (14,993,297)	$ (12,577,667)
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0	$0
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$887,256	$69,332	$ (5,488,764)	$ (2,336,620)
—	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0	$0
Compensation Actually Paid		$32,944,487	$59,455,992	$190,304	$5,213,515

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		PEO 2
Prior FYE Current FYE Fiscal Year		12/31/2019 12/31/2020 2020	12/31/2020 12/31/2021 2021	12/31/2021 12/31/2022 2022	12/31/2022 12/31/2023 2023
SCT Total		$16,763,956	$0	$0	$0
—	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$ (11,748,524)	$0	$0	$0
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$24,040,706	$0	$0	$0
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Year	$53,508,940	$0	$0	$0
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0	$0
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$829,471	$0	$0	$0
—	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0	$0
Compensation Actually Paid		$83,394,550	$0	$0	$0

		Non-PEO NEOs
Prior FYE Current FYE Fiscal Year		12/31/2019 12/31/2020 2020	12/31/2020 12/31/2021 2021	12/31/2021 12/31/2022 2022	12/31/2022 12/31/2023 2023
SCT Total		$6,786,580	$6,225,036	$6,641,306	$7,103,560
—	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(4,178,109)	$(3,370,721)	$(3,945,270)	$(4,834,780)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$7,853,538	$6,792,180	$4,069,305	$4,666,149
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Year	$9,403,554	$16,443,088	$(5,970,277)	$(3,255,395)
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0	$0
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$811,104	$392,253	$(1,725,677)	$(1,076,295)
—	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0	$0
Compensation Actually Paid		$20,676,667	$26,481,836	$(930,613)	$2,603,239

The fair value of performance stock units (PSUs) used in the calculation of CAP (columns (c1), (c2) and (e)) was determined using a Monte Carlo simulation valuation model, in accordance with ASC 718. The fair value of option awards used in the calculation of CAP was determined using the Black-Scholes option pricing model, in accordance with ASC 718. In both cases, the assumptions used in these calculations are not materially different than those used for purposes of the Summary Compensation Table.

(3)	Reflects TSR indexed to $100 for each of the Company and the S&P 500 Health Care Index, which is an industry line peer group reported in the performance graph included in the Company’s 2023 Annual Report on Form 10-K.
(4)	Values shown are in millions.
(5)	Please see page 47 for a definition of Adjusted EPS. Values shown reflect Adjusted EPS as calculated for purposes of our executive compensation program for the applicable reporting year.

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Relationship between CAP and TSR. The chart below reflects the relationship between the PEO1, PEO2 and Average NEO CAP versus our TSR and the Peer Group TSR. As reflected in the graph below, the Company’s 4-year cumulative TSR exceeds the Peer Group TSR.

Danaher & Peer TSR vs. Compensation Actually Paid

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Relationship between CAP and GAAP Net Income. The chart below reflects the relationship between the PEO and Average NEO CAP and our GAAP Net Income.

Danaher Net Income vs. Compensation Actually Paid

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Relationship between CAP and Adjusted EPS (our Company-Selected Measure). The chart below reflects the relationship between the PEO CAP and Average NEO CAP and our Adjusted EPS.

Danaher Adjusted EPS vs. Compensation Actually Paid

Pay Ratio Disclosure

Provided below is information about the relationship of the annual total compensation of Rainer M. Blair, our President and Chief Executive Officer, and the annual total compensation of the median of our employees other than Mr. Blair.

We identified the median employee as of October 31, 2023 based on (1) annual base salary (for all Company salaried employees, other than Mr. Blair) and hourly rate multiplied by scheduled annual work hours (for all Company hourly employees), and (2) the target annual cash incentive compensation for each employee entitled thereto (other than Mr. Blair). The calculation included all employees whether employed full time, part time or on a seasonal basis.

The pay ratio set forth below is a reasonable estimate calculated in a manner consistent with applicable SEC rules. In light of the numerous different methodologies, assumptions, adjustments and estimates that companies may apply as permitted under the SEC rules, this information should not be used as a basis for comparison between different companies.

For 2023, our last completed fiscal year:

•	the annual total compensation of Mr. Blair, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $20,903,282;
•	the annual total compensation of the median of all Danaher employees (other than Mr. Blair) was $65,010; and
•	the ratio of the annual total compensation of Mr. Blair to the annual total compensation of the median of all other Company employees was 322 to 1.

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Summary of Employment Agreements and Plans

Following is a description of (1) named executive officer employment-related agreements, and (2) the cash incentive compensation, equity compensation, non-qualified deferred compensation and severance pay plans in which Danaher’s named executive officers participate. Each of these plans allows the plan administrator to exercise certain discretion in the administration of the plan, and as a result the plan administrator may administer the plan in a different manner from period to period, or in a different manner with respect to different plan participants, in each case to the extent permitted under the applicable plan.

Employment Agreements

Named Executive Officer Proprietary Interest Agreements

In connection with Mr. Blair’s promotion to the role of President and CEO in 2020, Danaher and Mr. Blair entered into an Amended and Restated Agreement Regarding Competition and Protection of Proprietary Interests (the “Blair Agreement”). Under the Blair Agreement, during and for two years after Mr. Blair’s employment with us, subject to certain customary exceptions, he is prohibited from disclosing or improperly using any of our confidential information; making any disparaging comments about us; competing with us; selling to or soliciting purchases from our customers and prospective customers with respect to products and services about which he has particular knowledge; or hiring or soliciting any of our current or recent employees, and during and for one year after his employment with us he is prohibited from working for any Danaher customers or vendors in any role in which he would use or disclose or threaten to use or disclose any of our confidential information. In addition, with limited exceptions all intellectual property that Mr. Blair develops in connection with his employment with us belongs to us. The Blair Agreement further provides that if we terminate Mr. Blair’s employment without “cause” or if he terminates his employment for “good reason” (each as defined in the Blair Agreement), he will be entitled to (1) a cash amount equal to twelve months of base salary at the rate in effect on the date of termination (the “Termination Date,” and the year in which the Termination Date occurs is referred to as the “Termination Year”), (2) the annual cash incentive compensation award for service in the calendar year prior to the Termination Year, if it has not been paid prior to the Termination Date (the “Accrued Obligation”), (3) a cash amount equal to his target annual cash incentive compensation award for the Termination Year, and (4) a cash amount equal to the product of (x) his target annual cash incentive compensation award for the Termination Year, times (y) a fraction, the numerator of which is the number of calendar days from the beginning of the Termination Year through the Termination Date, and the denominator of which is 365; provided in each case he signs and does not revoke a release of all claims. Any cash severance payments paid under any other Danaher plan or agreement will diminish the severance payments under the Blair Agreement on a dollar-for-dollar basis (except for the Accrued Obligation).

We have also entered into an agreement with each of the other NEOs under which each such officer is subject to certain covenants designed to protect Danaher’s proprietary interests (each, a “Proprietary Interest Agreement”). Except for differences in the duration of certain restrictive covenants, the terms of such agreements are substantially the same. During and for specified periods after the officer’s employment with us, subject to certain customary exceptions, the officer is prohibited from disclosing or improperly using any of our confidential information; making any disparaging comments about us; competing with us; selling to or soliciting purchases from our customers and prospective customers with respect to products and services about which the officer has particular knowledge; or hiring or soliciting any of our current or recent employees. Each officer also agrees that with limited exceptions all intellectual property that the officer develops in connection with the officer’s employment with us belongs to us. Certain of the agreements also restrict interfering with our vendor relationships, and certain of the agreements prohibit the officer for a specified period of time from working for any Danaher customers or vendors in any role in which the officer would use or disclose or threaten to use or disclose any of our confidential information.

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Directors’ and Officers’ Indemnification and Insurance

Danaher’s Certificate of Incorporation requires it to indemnify to the full extent authorized or permitted by law any person made, or threatened to be made a party to any action or proceeding by reason of their service as a director or officer of Danaher, or by reason of serving at Danaher’s request as a director or officer of any other entity, subject to certain exceptions. Danaher’s Bylaws provide for similar indemnification rights. In addition, each of Danaher Corporation’s directors and executive officers has executed an indemnification agreement with Danaher that provides for substantially similar indemnification rights and under which Danaher has agreed to pay expenses in advance of the final disposition of any such indemnifiable proceeding. Danaher also has in effect directors and officers liability insurance covering all of Danaher’s directors and officers.

2007 Omnibus Incentive Plan

The Compensation Committee of the Board of Directors of Danaher (the “Administrator”) administers the Omnibus Plan. The following awards may be granted under the Omnibus Plan: stock options, SARs, restricted stock, RSUs and other stock-based awards (including PSUs), as such terms are defined in the Omnibus Plan, as well as cash-based awards (collectively, all such awards are referred to as “awards”).

Award Limits

135,443,592 shares of Common Stock have been authorized for issuance under the Omnibus Plan (the “Maximum Share Limit”). Under the terms of the plan, (1) each share of Common Stock subject to a full value award and granted before February 28, 2017 counts against the Maximum Share Limit as one share of Common Stock, (2) each share of Common Stock subject to a full value award and granted after February 28, 2017 counts against the Maximum Share Limit as 3.56 shares of Common Stock, and (3) if after February 28, 2017 any full value award expires, is canceled, forfeited, cash-settled, exchanged or assumed by a third party or terminates for any other reason, in each case without a distribution of shares of Common Stock to the participant, each share of Common Stock available under that award is added back to the pool of shares available for grant as 3.56 shares of Common Stock. The plan caps the number of shares of Common Stock that may be awarded to any individual in any calendar year under options or SARs at 1,000,000 and under any other stock-based award at 500,000, provided that this cap is doubled in the initial year of hire. Cash-based awards under the plan are subject to an annual limit of $10 million (which amount is doubled in the initial year of hire) per employee participant. The plan also caps the annual cash and equity compensation (based on grant date fair value) that may be awarded to any individual, non-management director at $800,000 ($1,300,000 for any non-management Board chair or vice chair (or similar role)).

Prohibition on Share Recycling

The following shares of Common Stock do not again become available for awards or increase the number of shares available for grant under the plan: shares of Common Stock (1) tendered by the participant or withheld by the Company in payment of the purchase price of an option or SAR, (2) tendered by the participant or withheld by the Company to satisfy any tax withholding obligation under the plan, (3) repurchased by the Company with proceeds received from the exercise of an option, or (4) subject to a SAR that are not issued in connection with the stock settlement of that SAR upon its exercise.

Minimum Vesting Requirement

All equity awards granted following the date of the Company’s 2017 annual meeting are subject to a minimum one-year vesting or performance requirement, except that (1) up to five percent (5%) of the Maximum Share Limit may be issued without regard to this minimum vesting period, (2) this minimum vesting period does not apply in the event of death, disability, retirement or other terminations of employment or service, and (3) the Administrator may waive the minimum vesting requirement in the event of a substantial corporate change.

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Retirement and Other Terminations of Employment

Subject to certain terms and conditions set forth in the Omnibus Plan or the applicable award agreement (including the overall term of the award), in general:

•	upon retiring after reaching age 65, (1) a participant’s unvested options held for at least six months prior to retirement continue to vest and, together with any options that are vested as of the retirement date, remain outstanding and (once vested) may be exercised until the fifth anniversary of the retirement date (or the tenth anniversary with respect to grants made on or after January 1, 2022), (2) any RSUs that are unvested as of the retirement date (and, for grants on or after January 1, 2022, held for at least six months prior to retirement) continue to vest according to their terms, (3) for PSUs granted prior to January 1, 2022, the participant receives a prorated portion of the shares actually earned based on the Company’s performance over the performance period, and (4) for PSUs granted on or after January 1, 2022 and held for at least six months prior to retirement, the participant receives the shares actually earned based on the Company’s performance over the performance period; and
•	upon retiring after reaching age 55 and completing ten years of service with Danaher:
•	with respect to grants on or after February 23, 2015 and prior to January 1, 2022, (1) a pro rata portion of the participant’s unvested options held for at least six months prior to retirement continue to vest and, together with any options that are vested as of the retirement date, remain outstanding and (once vested) may be exercised until the fifth anniversary of the retirement date, (2) a pro rata portion of any RSUs that are unvested as of the retirement date continue to vest according to their terms, and (3) with respect to PSUs, the participant receives a prorated portion of the shares actually earned based on the Company’s performance over the performance period.
•	with respect to grants on or after January 1, 2022 and held for at least six months prior to retirement, (1) the participant’s unvested options continue to vest and, together with any options that are vested as of the retirement date, remain outstanding and (once vested) may be exercised until the fifth anniversary of the retirement date, (2) any RSUs that are unvested as of the retirement date continue to vest according to their terms, and (3) the participant receives the PSU shares actually earned based on the Company’s performance over the performance period.

Upon terminations of employment other than retirement (as defined under the Omnibus Plan), unless the Administrator determines otherwise any options or SARs that are vested as of a participant’s termination of employment (including any options or SARs the vesting of which accelerates as a result of the participant’s death) will remain exercisable until the earlier of the expiration of the award’s term or (1) 12 months after termination, if the termination results from the participant’s death or disability, (2) in the Administrator’s discretion, at the time of termination if the participant’s employment is terminated for gross misconduct, or (3) 90 days following the termination date, in all other non-retirement situations. If an award survives for any period of time following termination of employment, it will nonetheless terminate as of the date that the participant violates any post-employment covenant between Danaher and the participant. In addition, upon termination of a participant’s employment or service due to death, generally (1) all of the participant’s outstanding stock options granted under the Omnibus Plan become fully vested, (2) the vesting of a pro rata portion of the participant’s outstanding RSUs is accelerated as of the date of death, and (3) with respect to PSUs as to which the death occurs prior to conclusion of the performance period, the participant’s estate receives a pro rata portion of the target number of shares underlying the PSUs.

Substantial Corporate Change

Upon a Substantial Corporate Change (which is defined in the Omnibus Plan and includes a change-of-control of Danaher as defined therein), the Administrator has sole discretion with respect to the treatment of outstanding awards. The Administrator may provide for the assumption and continuation of, or substitution for, outstanding awards by a successor entity or may provide that the forfeitable portions of outstanding awards terminate. In the latter case, the Administrator may provide that participants may exercise any unexercised awards prior to termination, may provide for payments to participants in relation to the terminating awards, or may provide for neither of the above.

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Clawback Terms

All awards granted under the Omnibus Plan are subject to the Company’s clawback policies in the form or forms approved by the Administrator from time to time, if and to the extent such policies apply according to their terms, as well as any clawback terms required by applicable law.

Term of Plan

Unless the Board extends the plan’s term, the Administrator may not grant awards under the plan after May 9, 2027.

Supplemental Retirement Program

Company Contributions

Danaher uses the Executive Deferred Incentive Program, or EDIP, and the Excess Contribution Program, or ECP (which is a sub-plan under the 2007 Omnibus Plan) to provide supplemental retirement benefits on a pre-tax basis in excess of qualified plan limitations to select management associates of Danaher and its subsidiaries (including each of the named executive officers, as applicable). Prior to January 1, 2019, the EDIP was the sole plan used by the Company to provide supplemental retirement benefits (and also served as a voluntary deferred compensation program). The ECP became effective as of January 1, 2019 and prior to such date, EDIP participants made a one-time election to either continue participating in the EDIP or participate in the ECP. All participants who join Danaher’s supplemental retirement program at or after January 1, 2019 receive Company contributions under the ECP. All amounts that Danaher contributes to a participant’s account in the EDIP and ECP are deemed invested on a notional basis in Danaher Common Stock. If termination of an employee’s participation in the EDIP or ECP resulted from the employee’s gross misconduct, the Administrator may reduce the employee’s vested interest with respect to all Danaher contributions to as low as zero percent.

EDIP

Under the EDIP, on or about February 1 of each plan year, Danaher credits to the account of each EDIP participant an amount equal to the product of (1) the sum of the participant’s base salary and target bonus as of the end of the prior year; and (2) a percentage determined by the Administrator that is based on the participant’s years of participation in the EDIP, namely 6% for employees who have participated in the EDIP for less than 10 years, 8% after 10 years of EDIP participation and 10% after 15 years of EDIP participation.

A participant vests in the amounts that Danaher credits to their EDIP account as follows:

•	If the participant has both reached age 55 and completed at least five years of service with Danaher or its subsidiaries, the participant immediately vests 100% in each Danaher contribution.
•	If the participant does not satisfy the conditions described under the preceding bullet, the participant’s vesting percentage is 10% for each full calendar year of participation in the EDIP (after the participant has first completed five years of participation in the EDIP).
•	If a participant dies while employed by Danaher, their vesting percentage equals 100%.

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ECP

Under the ECP, on or about February 1 after the applicable year of participation, Danaher credits to the account of each participant an excess matching contribution and excess non-elective contribution based on the formulas in the Company’s 401(k) plan for matching and non-elective contributions. As a result, each participant can receive the following contributions in the ECP:

•	a matching contribution to the ECP equal to the sum of (a) 100% of the amount deferred into the Danaher Deferred Compensation Plan, or DCP for the year of participation, up to 3% of the greater of (1) the participant’s compensation that is deferred into the DCP or (2) the participant’s compensation above the IRS compensation limit for qualified retirement plans (“match compensation”), plus (b) 50% of the amount deferred into the DCP for the year of participation in excess of 3%, but not in excess of 5%, of the participant’s match compensation; and
•	a non-elective contribution equal to 4% of the participant’s rate of base salary and target bonus amount as of December 31 prior to the year of participation in excess of the IRS compensation limit for qualified retirement plans.

A participant vests in the matching contribution in the ECP made each year on the first anniversary after it is credited to the participant’s account. A participant vests in the non-elective contribution in the ECP made each year on the later of the first anniversary after it is credited to the participant’s account, or the date the participant has completed three years of service with Danaher. If a participant dies while employed by Danaher, their vesting percentage equals 100%.

Voluntary Deferrals

Each DCP participant is permitted to voluntarily defer into the program, on a pre-tax basis, up to 85% of their salary and/ or up to 85% of their non-equity incentive compensation with respect to a given plan year. Notional earnings on amounts deferred under the program are credited to participant accounts based on the market rate of return of the applicable benchmark investment alternatives offered under the program, which are generally the same as the investment alternatives offered under our 401(k) Plan (except for any investment options that may only be offered under the tax qualified 401(k) Plan). Each participant allocates the amounts the participant voluntarily defers among the available investment alternatives. Participants may change their allocations at any time, provided that any portion of a participant’s account that is subject to the Danaher Common Stock investment alternative must remain allocated to that investment alternative until the account is distributed to the participant. Participants are at all times fully vested in amounts they voluntarily defer into their DCP accounts.

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Distributions

In general, a participant may not receive a distribution of their vested EDIP or ECP account balance (including any amounts voluntarily deferred) until after their employment with Danaher terminates. A participant generally may elect to receive a distribution of their DCP account balance following their termination of employment or on a specified future date prior to their termination of employment. The following chart generally describes the timing and manner of distribution of EDIP, ECP and DCP account balances:

Name of Plan	Timing of Beginning of Distribution	Period of Distribution	Form of Distribution
EDIP	Not 100% vested in Danaher contributions 100% vested in Danaher contributions	6 months following termination

	Subject to certain exceptions, a distribution is payable no earlier than 6 months following termination of employment, and a participant may elect to begin receiving distributions 6 months, 1 year or 2 years following termination.	Lump sum Participant may elect lump sum, or if at least age 55, annual installments over two, five or ten years	Participant may elect to receive distribution in cash, shares of Danaher Common Stock or a combination thereof (but all balances subject to the Danaher Common Stock investment alternative must be distributed in shares of Danaher Common Stock)

ECP	Participant will begin receiving distributions immediately following termination. A six-month delay may apply if the participant is a “key employee” under applicable tax rules	Lump sum	Shares of Danaher common stock (for balances subject to the Danaher Common Stock investment alternative) or cash (for balances not subject to the Danaher Common Stock investment alternative)
DCP	Participant may elect to begin receiving distributions on the earlier of a fixed date or termination of employment. Distributions on a fixed date must be at least 3 years after the date of election. Distribution elections upon a termination of employment are the same as under the EDIP	Participant may elect lump sum or annual installments over a period of up to 10 years	All balances subject to the Danaher Common Stock investment alternative must be distributed in shares of Danaher Common Stock, and all other balances must be paid in cash

Certain events, such as the participant’s death or an unforeseeable emergency, may impact the timing of a distribution under the EDIP, the ECP or the DCP.

General

Under the EDIP, the ECP and the DCP, Danaher contributions and amounts voluntarily deferred are unfunded and unsecured obligations of Danaher, receive no preferential standing and are subject to the same risks as any of Danaher’s other general obligations.

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Senior Leader Severance Pay Plan

Each of Danaher’s executive officers (in addition to certain other categories of employees as specified in the plan) is entitled to certain benefits under Danaher’s Senior Leader Severance Pay Plan. If a covered employee is terminated without “cause” (as defined below) and except in certain circumstances as specified in the plan, subject to execution of Danaher’s standard form of release the employee is entitled to severance equal to a minimum of three months of annual base salary plus an additional month for each year of service (provided that the three months plus all additional months cannot exceed twelve months in aggregate) paid out over the applicable severance period according to the normal payroll cycle, as well as the opportunity to continue coverage under specified welfare benefit plans of the Company for the duration of the severance period at the same cost as an active employee in a position similar to that held by the employee at termination. There is no change-in control provision in the Senior Leader Severance Pay Plan. To the extent a covered employee is entitled to severance or other post-termination compensation pursuant to the terms of an individual agreement, payments and benefits will only be provided under the plan to the extent they are not duplicative of the payments and benefits provided under the individual agreement.

Under the plan, “cause” is defined as (1) the employee’s dishonesty, fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to, or any other action in willful disregard of the interests of, Danaher or its affiliates; (2) the employee’s conviction of, or pleading guilty or no contest to (i) a felony, (ii) any misdemeanor (other than a traffic violation), or (iii) any other crime or activity that would impair the employee’s ability to perform duties or impair the business reputation of Danaher or its affiliates; (3) the employee’s willful failure or refusal to satisfactorily perform any duties assigned to the employee; (4) the employee’s failure or refusal to comply with Company standards, policies or procedures, including without limitation the Code of Conduct as amended from time to time; (5) the employee’s violation of any restrictive covenant agreement with Danaher or its affiliates; (6) the employee’s engaging in any activity that is in conflict with the business purposes of Danaher or its affiliates (as determined in the sole discretion of Danaher and its affiliates); or (7) a material misrepresentation or a breach of any of the employee’s representations, obligations or agreements under the plan.

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PROPOSAL 3

Advisory Vote on Named Executive Officer Compensation

In accordance with Section 14A of the Exchange Act, we are asking our shareholders to vote at the 2024 Annual Meeting to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. Our shareholder advisory vote on executive compensation occurs on an annual basis.

As discussed in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with Danaher’s size, diversity and global footprint; motivate executives to demonstrate exceptional personal performance and perform consistently at or above the levels that we expect, over the long-term and through a range of economic cycles; and link compensation to the achievement of goals and objectives that we believe best correlate with the creation of long-term shareholder value.

We believe our executive compensation program has been highly effective in achieving these objectives, both in 2023 and historically:

2023 Performance. In 2023, Danaher achieved critical milestones in its transformation into a global life sciences and diagnostics innovator:

•	We spun-off our Veralto business (consisting of Danaher’s former water quality and product identification businesses) into an independent, publicly-traded company, further sharpening our strategic focus on life sciences and diagnostics.
•	We acquired Abcam plc, a leading global supplier of protein consumables, for a cash purchase price of approximately $5.6 billion. Abcam is now included in our Life Sciences segment.

Even while meaningfully advancing our strategic transformation, we:

•	Continued to invest aggressively in future growth, including investments of approximately $1.5 billion in research and development and $1.4 billion in capital expenditures.
•	Returned approximately $778 million to common shareholders through cash dividends (marking the 31st year in a row Danaher has paid a dividend on its common shares).
•	Generated $23.9 billion in sales, $5.2 billion in operating profit and $6.5 billion in operating cash flow.

Long-Term Performance.

•	As of December 31, 2023, out of the 220 companies in the S&P 500 that have been publicly traded since the beginning of 1985, Danaher’s annualized total shareholder return (“TSR”) ranks fourth.
•	Danaher is the only company in its peer group whose TSR outperformed the S&P 500 Index by more than 1,600 basis points over every rolling 5-year period from and including 1999-2023.
•	Danaher’s compounded average annual shareholder return has outperformed the S&P 500 Index over each of the last five-, ten-, fifteen-, twenty- and twenty-five year periods.

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Our executive compensation program operates within a strong framework of compensation governance. Our Compensation Committee regularly reviews external executive compensation practices and trends and incorporated best practices into our 2023 executive compensation program:

What We Do	What We Don’t Do

Four-year vesting requirement for stock options; three-year performance period plus further two-year holding period for PSUs	No tax gross-up provisions (except as applicable to management employees generally such as relocation policy)
Incentive compensation programs feature multiple, different performance measures aligned with the Company’s strategic performance metrics	No dividend/dividend equivalents paid on unvested equity awards
Short-term and long-term performance metrics that balance our absolute performance and our relative performance versus peer companies	No “single trigger” change of control benefits
Rigorous, no-fault clawback policies that are triggered even in the absence of wrongdoing	No defined benefit pension program for any NEO
Minimum one-year vesting requirement for 95% of shares granted under the Company’s stock plan	No hedging of Danaher securities permitted
Stock ownership requirements for all executive officers	No long-term incentive compensation is denominated or paid in cash (other than PSU dividend accruals)
Limited perquisites and a cap on CEO/CFO personal aircraft usage	No above-market returns on deferred compensation plans
Independent compensation consultant that performs no other services for the Company	No overlapping performance metrics between short-term and long-term incentive compensation programs

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. Accordingly, we are asking our shareholders to vote on an advisory basis “FOR” the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Although this advisory vote is non-binding, our Board and Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our named executive officer compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RESOLUTION SET FORTH IN PROPOSAL 3.

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PROPOSAL 4

Shareholder Proposal

The Company has been informed that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA, 90278, a beneficial owner of 150 shares of Danaher common stock, intends to present the proposal set forth below at the Annual Meeting. The Company is not responsible for any inaccuracies it may contain.

Proposal 4 -Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 15% of our outstanding common stock the power to call a special shareholder meeting.

Currently it takes a theoretical 25% of all shares outstanding to call for a special shareholder meeting. This theoretical 25% of all shares outstanding translates into 30% of the shares that vote at our annual meeting.

It would be hopeless to expect that shares that do not have the time to vote would have the time to go through the special procedural steps to call for a special shareholder meeting.

This proposal won 43%-support at the 2022 Danaher annual meeting for a lower 10% of shares to be able to call for a special shareholder meeting. This 43% support likely represented close to or more than 51% support from the shareholders who have access to independent proxy voting advice and are not forced to overly depend on the anti-shareholder rights voting advice of management.

In reflecting on the 43%-support it is important to remember that it takes more shareholder conviction to ignore management’s recommendation and vote for this proposal topic than to simply vote as management directs.

Since a special shareholder meeting can be useful in replacing a director, this proposal may be an incentive for the Danaher directors to improve their performance. Danaher stock has gone downhill since its $290 price in December 2021.

Four Danaher directors each received more than 156 million against votes in 2023:

Teri List

Shane Sanders

John Schwieters

Raymond Steven

This compares to 3 Danaher directors who each received less than 10 million against votes.

Calling a special shareholder meeting is hardly ever used by shareholders but the main point of calling a special shareholder meeting is that it gives shareholders at least significant standing to engage effectively with management.

With the widespread use of online shareholder meetings it is much easier for management to conduct a special shareholder meeting and our bylaws thus need to be updated accordingly.

Please vote yes:

Special Shareholder Meeting Improvement - Proposal 4

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Company’s Statement in Opposition

The Board recommends that you vote against this shareholder proposal for the following reasons:

Currently, shareholders of 25% of our outstanding Common Stock have the right to call a special meeting, pursuant to a Company proposal previously approved by our shareholders. Our Board continues to believe that this threshold ensures a reasonable number of shareholders consider a matter important enough to merit a special meeting.

Preparing for and holding a special meeting (even in a virtual format) would be time-consuming and expensive. If adopted, this proposal would have the effect of allowing a relatively small percentage of shareholders with potentially narrow interests to call special meetings to consider matters that may not be in the best interests of all of our shareholders. Even if they are ultimately not able to obtain support from a majority of shares, those who might seek to call a special shareholders’ meeting could subject us to considerable expense, distract management and the Board from important business initiatives, or seek self-interested concessions in exchange for avoiding a special meeting.

Danaher’s Nominating and Governance Committee and Company management annually review Danaher’s special meeting threshold, taking into account investor feedback as well as voting results in prior years when similar proposals to reduce the threshold has been brought. Based on this review and these inputs, it was determined that the existing 25% threshold continues to strike an appropriate balance between avoiding waste of Danaher and shareholder resources on addressing narrow or special interests, while at the same time ensuring that shareholders holding a significant minority of our outstanding shares have an appropriate mechanism to call a special meeting if they deem it appropriate.

The Board also believes that Danaher’s current robust governance practices provide shareholders with numerous avenues to voice their opinions and ensure Board accountability. We maintain open and regular communications with shareholders and financial analysts, and our shareholders can and do effectively use our Annual Meeting of Shareholders to communicate their views to management, the Board, and other shareholders.

In the best interests of our shareholders and Company, we recommend that you vote against this shareholder proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST PROPOSAL 4

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PROPOSAL 5

Shareholder Proposal

The Company has been informed that As You Sow, on behalf of Eliana Fishman, 1833 9th Street, NW, Washington, DC 20001, beneficial owner of 36 shares of Danaher common stock, and Minnesota Valley National Wildlife Refuge Trust, 3815 East American Boulevard, Bloomington, MN, 55425, beneficial owner of 129 shares of Danaher common stock, intends to present the proposal set forth below at the Annual Meeting. The Company is not responsible for any inaccuracies it may contain.

RESOLVED: Shareholders request that Danaher Corp. (Danaher) report to shareholders on the effectiveness of the Company’s diversity, equity, and inclusion efforts. The report should be done at reasonable expense, exclude proprietary information, and provide transparency on outcomes, using quantitative metrics for workforce diversity, hiring, promotion, and retention of employees, including data by gender, race, and ethnicity.

SUPPORTING STATEMENT: Quantitative data is sought so that investors can assess and compare the effectiveness of companies’ diversity, equity, and inclusion programs.

It is advised that this content be provided through Danaher’s existing sustainability reporting infrastructure. An independent report specific to this topic is not requested.

WHEREAS: Companies that release, or have committed to release, more inclusion data than Danaher include Baxter International, Biogen, CVS Health, Gilead Sciences, Pfizer, and UnitedHealth Group.

As You Sow and Whistle Stop Capital released research in November 2023 that reviewed over 4,500 EEO-1 reports, which show corporate workforce diversity.1 The data shows a positive correlation between manager diversity and corporate performance. Within the healthcare sector, statistically significant positive correlations were found between increased manager diversity and free cash flow per share, income after tax, and ten-year revenue growth rate.

The Company states it “sincerely hopes that [its] marginalized and underrepresented associates feel supported and a sense of belonging...”2 However, as of the date of the filing of this proposal, Danaher had not yet shared sufficient hiring, retention, or promotion data to allow investors to determine the effectiveness of its diversity and inclusion programs.

As detailed below, inclusion indicators are important in assessing Danaher’s workplace equity efforts and if the Company is successfully building, utilizing, and maintaining a diverse management team.

Hiring: Studies conducted by economists at the University of Chicago and UC Berkeley found that “discriminating companies tend to be less profitable,” stating “it is costly for firms to discriminate against productive workers.”3

Promotion: Without equitable promotional practices, companies will be unable to build the necessary employee pipelines for diverse management. Women and employees of color experience “a broken rung” in their careers; for every 100 men who are promoted, only 87 women are. Whereas women of color comprise 18 percent of the entry-level workforce and only 6 percent of executives.4

Retention: Retention rates indicate if employees believe a company represents their best opportunity. Morgan Stanley has found that employee retention above industry average can indicate a competitive advantage and higher levels of future profitability.5

Investors have reason to be concerned with Danaher as the Company was sued by a pension fund for its lack of diverse leadership.6 Investors want to be sure that Danaher’s diversity and inclusion actions are more than performative and that the Company is, in its words, “working hard to build an organization that celebrates difference, learns from diverse perspectives, and values inclusion…”7

[1]	https://www.asyousow.org/report-page/2023-positive-relationships-linking-workforce-diversity-and-financial-performance
[2]	https://www.danaher.com/who-we-are/diversity-inclusion
[3]	https://www.nytimes.com/2021/07/29/business/economy/hiring-racial-discrimination.html
[4]	https://www.mckinsey.com/featured-insights/diversity-and-inclusion/women-in-the-workplace
[5]	https://www.morganstanley.com/im/publication/insights/articles/article_culturequantframework_us.pdf
[6]	https://news.bloomberglaw.com/social-justice/new-to-racial-justice-movement-a-pension-fund-sues-danaher
[7]	https://news.bloomberglaw.com/social-justice/new-to-racial-justice-movement-a-pension-fund-sues-danaher

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Company’s Statement in Opposition

•	Overview
	•	Danaher has demonstrated that diversity, equity and inclusion (“DE+I”) is a strategic priority with active support from the Board and executive management; has set ambitious DE+I improvement goals and made meaningful progress toward achieving those goals; and has been highly transparent in quantifying the performance of its DE+I program. We encourage you to review the extensive details regarding Danaher’s DE+I program included in our most recent sustainability report, which is available in the “Sustainability” section of Danaher’s website at http://www.danaher.com.
	•	Given that Danaher’s extensive disclosures already give investors the data they need to assess the effectiveness of our DE+I program, the proponents’ request for additional reporting – including additional demographic data that few companies publish -- would be an unnecessary and inefficient use of resources that would serve only the limited interests of a small group of shareholders.
	•	Though the proponent suggests Danaher’s public information is insufficient to assess the effectiveness of our DE+I program, As You Sow’s own Public 3000 Workplace Diversity, Equity, and Inclusion Disclosure Scorecard ranked Danaher in the top 5% of the 3000 surveyed companies (and top 5% of the Health Care sector) as of December 31, 2023.
	•	Leadership support. Danaher’s annual sustainability report demonstrates a strategic commitment to DE+I at the highest levels of our organization. Among other initiatives, we require every people leader (including our executive officers) to have a DE+I-related personal performance or development objective as part of our annual performance review process, and for the third straight year in 2023 we have deployed one of our most powerful DBS tools, Policy Deployment (“PD”), to drive continued progress toward our DE+I goals. PD’s rigorous “plan-do-check-adjust” approach has driven significant progress toward achievement of our DE+I goals, as evidenced by the results noted below.

•	Goals and progress. We have set ambitious, public goals to improve our gender and People of Color (“POC”) diversity and have demonstrated meaningful progress toward achieving these goals:
	•	2025 goal: 40% female representation in global workforce. As of December 31, 2023, 40% of Danaher’s employees were women.
	•	2025 goal: 38% POC representation in U.S. workforce. As of December 31, 2023, 43% of Danaher’s U.S. employees were POCs.
•	Transparency and quantitative data. We have been highly transparent in quantifying the performance of our DE+I program. We publicly disclose in our annual sustainability report:
	•	Employee demographic data by gender, race and age
• For each of gender and race, we disclose data on an overall basis and in sub-categories based on job level (and in the case of gender, by geography)

–	For the U.S., we provide even further granularity by disclosing job level detail for each EEOC race/ethnicity category. We also disclose our most recent U.S. Federal Employer Information Report (Form EEO-1) Employment Data.

•	New hire data by gender and (for the U.S.) People of Color
•	U.S. pay equity by gender and race
• Since 2020, we have maintained pay equity for women and for racial and ethnic minorities in the U.S. with respect to salary and short-term incentive compensation. In 2022, we expanded our base pay analysis to cover approximately 95% of our global associates across 24 countries and achieved base pay equity for women.

	•	Voluntary and involuntary turnover
	•	Internal fill rate
	•	Full-time, part-time and temporary employees
•	Conclusion. We are devoting significant time and resources to advancing our DE+I strategy and achieving our strategic DE+I objectives. Diverting those resources to address the proponents’ interest in additional reporting and additional demographic data that few companies publish would be inefficient and costly without adding significant value to our shareholders. In addition, As You Sow’s own top-5% ranking of Danaher’s DE+I disclosure practices suggest that Danaher’s disclosures already reflect the best practices espoused by the proponents.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST PROPOSAL 5

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General Information About the Annual Meeting

Purpose of the Meeting

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Danaher Corporation, a Delaware corporation, of proxies for use at the 2024 Annual Meeting of Shareholders and at any and all postponements or adjournments thereof.

Who Can Vote

You are entitled to vote at the Annual Meeting if you owned any shares of Danaher Common Stock at the close of business on March 8, 2024, which is referred to as the “record date.” A list of registered shareholders entitled to vote at the meeting will be available at Danaher’s offices, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701 during the ten days prior to the meeting.

Proxy Materials are Available on the Internet

We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On or about March 27, 2024, we mailed a Notice of Internet Availability to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.

Attending the Meeting

You or your authorized proxy can attend the Annual Meeting if you were a registered or beneficial shareholder of Danaher Common Stock as of the close of business on March 8, 2024 or if you hold a valid proxy for the Annual Meeting. Please be prepared to present government-issued photo identification for admittance. If your shares are registered in your name with Danaher’s stock registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”) or you hold your shares through the Danaher Corporation & Subsidiaries Savings Plan (the “Savings Plan”), your name will be verified against the list of shareholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a shareholder of record or a Savings Plan participant but hold shares through a bank, broker, trustee or other intermediary (i.e., in street name), you should also be prepared to provide proof of beneficial ownership as of the record date, such as a recent brokerage account statement showing your ownership, a copy of the voting instruction form provided by your bank, broker, trustee or other intermediary, or other similar evidence of ownership.

Quorum for the Meeting

Under the Company’s Bylaws, we can conduct business at the Annual Meeting only if the holders of a majority of the issued and outstanding shares of Danaher Common Stock entitled to vote at the Annual Meeting as of the record date are present either in person or by proxy. The presence of at least that number of shares constitutes a “quorum.” Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied. As of the record date, 740,544,214 shares of Danaher Common Stock were outstanding, excluding shares held by or for the account of Danaher.

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How to Vote

Shares Owned Directly

If you own shares directly in your name…

If your shares are registered directly in your name with our transfer agent, you are considered the registered holder of those shares. As the registered shareholder, you may vote in several different ways:

•	Vote on the Internet. You can vote online at: www.proxyvote.com.
•

Vote by Telephone. In the United States or Canada, you can vote by telephone by calling the number included in the printed proxy materials, if you received printed proxy materials. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Internet and telephone voting facilities will be available 24 hours a day until 11:59 p.m. Eastern Time on May 6, 2024 (except for participants in the Savings Plan, who must submit voting instructions earlier, as described below). To authenticate your Internet or telephone vote, you will need to enter your confidential voter control number as shown on the voting materials you received. If you vote online or by telephone, you do not need to return a proxy card.

•	Vote by Mail. You can mail the proxy card enclosed with your printed proxy materials, if you received printed proxy materials. Mark, sign and date your proxy card and return it in the postage-paid envelope provided, or in an envelope addressed to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

Shares Held in Danaher Savings Plan

If you hold shares in the Danaher Savings Plan…

You can direct Fidelity Management Trust Company (“Fidelity”), the trustee of the Savings Plan, to vote your proportionate interest in the shares of Common Stock held under the Savings Plan by returning a voting instruction form or by providing voting instructions via the Internet or by telephone. Fidelity will vote your Savings Plan shares as of the record date in the manner directed by you. Because Fidelity is designated to vote on your behalf, you will not be able to vote your shares held in the Savings Plan in person at the meeting. If Fidelity does not receive voting instructions from you by 11:59 p.m. Eastern time on May 3, 2024, Fidelity will not vote your Savings Plan shares on any of the proposals brought at the Annual Meeting.

Shares Owned in Street Name

If you own your shares through an account with a bank, broker, trustee or other intermediary, sometimes referred to as owning in “street name”…

Your intermediary will provide instructions on how to access proxy materials electronically, or send you printed copies of the proxy materials if you so elect. You are entitled to direct the intermediary how to vote your shares by following the voting instructions it provides to you.

Voting in Person at the Meeting

Shareholders who hold shares directly with the Company may attend the meeting and vote in person, or may execute a proxy designating a representative to attend and vote on their behalf. If you do not hold your shares directly with us and they are instead held for you in a brokerage, bank or other institutional account, you may attend and vote in person if you obtain a proxy from that institution in advance of the meeting and bring it with you to hand in along with the ballot that will be provided.

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Revoking a Proxy or Voting Instructions

If you hold shares of Common Stock registered in your name, you may revoke your proxy:

•	by filing a written notice of revocation with the Secretary of Danaher;
•	if you submitted your proxy by telephone or via the Internet, by accessing those voting methods and following the instructions given for revoking a proxy;
•	if you submitted a signed proxy card, by submitting a new proxy card with a later date (which will override your earlier proxy card); or
•	by voting at the Annual Meeting.

If you hold your shares in “street name,” you must follow the directions provided by your bank, broker, trustee or other intermediary for revoking or modifying your voting instructions.

Voting Procedures

Each outstanding share of Danaher Common Stock entitles the holder to one vote on each directorship and other matter brought before the Annual Meeting. Your shares will be voted in accordance with your instructions. The Board has selected Steven M. Rales, Mitchell P. Rales, Brian W. Ellis and James F. O’Reilly, or any of them, to act as proxies with full power of substitution. All votes will be counted by the inspector of election appointed for the meeting.

In addition, if you have returned a signed proxy card or submitted voting instructions by telephone or online, the proxy holders will have, and intend to exercise, discretion to vote your shares (other than shares held in the Savings Plan) in accordance with their best judgment on any matters not identified in this Proxy Statement that are properly brought to a vote at the Annual Meeting. As of the date of this Proxy Statement, we do not know of any such additional matters.

If your shares are registered in your name and you sign and return a proxy card or vote by telephone or online but do not give voting instructions on a particular matter, the proxy holders will be authorized to vote your shares on that matter in accordance with the Board’s recommendation. If you hold your shares through an account with a bank, broker, trustee or other intermediary and do not give voting instructions on a matter, we expect that under the rules of the New York Stock Exchange the bank, broker, trustee or other intermediary will be permitted to vote in its discretion only on Proposal 2 and will not be permitted to vote on any of the other Proposals, resulting in a so-called “broker non-vote.” The impact of abstentions and broker non-votes on the overall vote is shown in the following table. Broker non-votes will not affect the attainment of a quorum since the bank, broker, trustee or other intermediary has discretion to vote on Proposal 2 and these votes will be counted toward establishing a quorum.

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Votes Required and Effect of Abstentions and Broker Non-Votes

Matter	Required Vote	Impact of Abstentions	Impact of Broker Non-Votes
PROPOSAL 1 – Election of directors (page 11)	Votes cast FOR a nominee must exceed number of votes cast AGAINST that nominee.	Not counted as votes cast; no impact on outcome.	Not counted as votes cast; no impact on outcome.
PROPOSAL 2 – Ratification of the appointment of the independent registered public accounting firm (page 41)	Approval by a majority of shares of Danaher Common Stock represented in person or by proxy and entitled to vote on the proposal.	Counted for purposes of determining minimum number of affirmative votes required for approval; impact is the same as a vote AGAINST.	Not applicable.
PROPOSAL 3 – Advisory vote to approve named executive officer compensation (page 87)	Approval by a majority of shares of Danaher Common Stock represented in person or by proxy and entitled to vote on the proposal.	Counted for purposes of determining minimum number of affirmative votes required for approval; impact is the same as a vote AGAINST.	Not counted as shares of Danaher Common stock represented in person or by proxy and entitled to vote on the proposal; no impact on outcome.
PROPOSAL 4 – Shareholder Proposal (page 89)	Approval by a majority of shares of Danaher Common Stock represented in person or by proxy and entitled to vote on the proposal.	Counted for purposes of determining minimum number of affirmative votes required for approval; impact is the same as a vote AGAINST.	Not counted as shares of Danaher Common stock represented in person or by proxy and entitled to vote on the proposal; no impact on outcome.
PROPOSAL 5 – Shareholder Proposal (page 91)	Approval by a majority of shares of Danaher Common Stock represented in person or by proxy and entitled to vote on the proposal.	Counted for purposes of determining minimum number of affirmative votes required for approval; impact is the same as a vote AGAINST.	Not counted as shares of Danaher Common stock represented in person or by proxy and entitled to vote on the proposal; no impact on outcome.

Information About Proxy Solicitation

The proxies being solicited hereby are being solicited by Danaher’s Board. Employees of Danaher may solicit proxies on behalf of the Board of Directors by mail, email, in person and by telephone. These employees will not receive any additional compensation for these activities. Danaher will bear the cost of soliciting proxies and will reimburse banks, brokers, trustees and other intermediaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders. We have retained Broadridge Financial Services, Inc. to aid in distributing proxy materials and the solicitation of proxies. For these services, we expect to pay Broadridge a fee of less than $15,000 and reimburse it for certain out-of-pocket disbursements and expenses.

Eliminating Duplicate Mailings

Danaher has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of shareholders instead of delivering a set to each shareholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Shareholders who receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Shareholders who receive the Notice of Internet Availability will receive instructions on submitting their proxy cards/voting instruction form via the Internet.

If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact our transfer agent at 800-568-3476. We will promptly deliver the proxy materials to you upon receipt of your request. If you own your shares in “street name,” please contact your broker, bank, trustee or other intermediary to make your request.

If you receive more than one proxy card/voting instruction form, your shares probably are registered in more than one account or you may hold shares both as a registered shareholder and through the Savings Plan. You should vote each proxy card/voting instruction form you receive.

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Other Information

Information Relating to Forward-Looking Statements

Certain statements included in this Proxy Statement are “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding strategic plans and plans for growth, innovation and future operations; financial or operating targets or projections; future capital allocation, acquisitions and the integration thereof; plans and strategies relating to corporate governance, succession planning, executive compensation, director compensation and sustainability; goals and targets relating to talent recruitment, engagement and retention, greenhouse gas emission reduction and other sustainability topics; the goals, objectives and anticipated benefits of our executive compensation and director compensation programs (including Company and individual performance goals and targets); the tax impact of executive or equity compensation; political contributions; the effect of an event of termination or change-of-control; Board oversight of strategy and risk; Company risks and risk mitigation efforts; the expected roles and responsibilities of the Board’s committees; plans with respect to shareholder engagement and alignment, Board recruitment, selection and refreshment; the anticipated benefits to the Company of particular director skills and attributes; anticipated commercial activity; anticipated benefits of certain related person transactions; general economic and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Danaher intends or believes will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the risks and uncertainties set forth under “Item 1A. Risk Factors” in the accompanying Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements included in this Proxy Statement speak only as of the date of this Proxy Statement. Except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Website Disclosure

We may provide disclosure in the “Investor – Corporate Governance” section of our corporate website, http://www.danaher.com, of any of the following: (1) the identity of the presiding director at meetings of non-management or independent directors, or the method of selecting the presiding director if such director changes from meeting to meeting; (2) the method for interested parties to communicate directly with the Board or with individual directors, the Lead Independent Director or the non-management or independent directors as a group; (3) the identity of any member of Danaher’s Audit Committee who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on Danaher’s Audit Committee; and (4) contributions by Danaher to a tax exempt organization in which any non-management or independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues. We also intend to disclose any amendment to the Code of Conduct that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K under the Exchange Act, and any waiver from a provision of the Code of Conduct granted to any of our directors, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer, in the “Investor – Corporate Governance” section of our corporate website, http://www.danaher.com, within four business days following the date of such amendment or waiver.

Information contained on or connected to any of the websites referenced in this Proxy Statement is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the U.S. Securities and Exchange Commission.

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Communications with the Board of Directors

Shareholders and other parties interested in communicating directly with the Board or with individual directors, the Lead Independent Director or the non-management or independent directors as a group may do so by addressing communications to the Board of Directors, to the specified individual director or to the non-management or independent directors, as applicable, c/o Corporate Secretary, Danaher Corporation, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the copies of such reports furnished to us, or written representations from certain reporting persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% shareholders were satisfied.

Annual Report on Form 10-K for 2023

Danaher will provide, without charge, a copy of the Danaher Annual Report on Form 10-K for 2023 filed with the SEC to any shareholder upon request directed to: Investor Relations, Danaher Corporation, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C., 20037-1701 or by email to: investor.relations@danaher.com.

Shareholder Proposals and Nominations for 2025 Annual Meeting

A shareholder who wishes to include a proposal in Danaher’s proxy statement for the 2025 Annual Meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to Danaher’s Corporate Secretary at Danaher’s principal executive offices, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701, for receipt no later than November 27, 2024 in order to be considered for inclusion.

In order to be properly brought at the 2025 Annual Meeting, a shareholder’s notice of nomination of one or more director candidates to be included in the Company’s proxy statement pursuant to Article II, Section 11 of our Bylaws (a “proxy access nomination”) must be received by Danaher’s Corporate Secretary at the above address no earlier than October 28, 2024 and no later than November 27, 2024. If the date of the 2025 Annual Meeting is more than 30 days before or after the anniversary of the previous year’s annual meeting, notice by the shareholder to be timely must be so received not later than the later of the 120th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made.

Shareholders intending to present a proposal at the 2025 Annual Meeting without having it included in the Company’s proxy statement, or making a nomination of one or more director candidates without having such candidates included in the Company’s proxy statement, must comply with the advance notice requirements set forth in the Company’s Bylaws, including providing the information required by Rule 14a-19. If a shareholder fails to provide timely notice of a proposal to be presented at the 2025 Annual Meeting, the proxies provided to Danaher’s Board will have discretionary authority to vote on any such proposal which may properly come before the meeting. In order to comply with the advance notice requirements set forth in the Company’s Bylaws, appropriate notice would need to be provided to Danaher’s Secretary at the address noted above no earlier than December 27, 2024 and no later than January 26, 2025. If the date of the 2025 Annual Meeting is more than 30 days before or after the anniversary of the previous year’s annual meeting, notice by the shareholder to be timely must be so received not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever mailing or disclosure first occurs.

BY ORDER OF THE BOARD OF DIRECTORS
JAMES F. O’REILLY
Senior Vice President, Deputy General Counsel and Secretary
Dated: March 27, 2024

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APPENDIX A

Reconciliation of GAAP to Non-GAAP Financial Measures

As described in more detail in the Compensation Discussion and Analysis section of the Company’s 2024 Proxy Statement, the 2023 annual cash incentive awards paid to the Company’s named executive officers were based in part on the Company’s 2023 performance with respect to three metrics, Adjusted EPS, Free Cash Flow Ratio and Core Revenue Growth. Each of these metrics is a non-GAAP financial measure. Set forth below are reconciliations of each of these metrics to the comparable GAAP financial measure, based on the Company’s actual 2023 performance.

RECONCILIATION OF 2023 ADJUSTED DILUTED EARNINGS PER SHARE (ADJUSTED EPS)

($ in millions, except per-share amounts)	Net Income	Diluted Net Earnings Per Share
2023 Net Income from Continuing Operations (for the Calculation of Diluted Net Earnings Per Common Share) or Diluted Net Earnings Per Common Share from Continuing Operations, as applicable (GAAP)	$4,200	$5.65
Amortization of acquisition-related intangible assets	1,491	2.00
Fair value net losses on investments	182	0.24
Acquisition-related items	95	0.13
Impairments and other charges	77	0.10
Litigation gains	(10)	(0.01)
Tax effect of the above adjustments	(354)	(0.47)
Discrete tax adjustments	(47)	(0.06)
Impact of MCPS securities on an “as converted” basis	21	0.01
Rounding	—	(0.01)
2023 Adjusted Net Income or Adjusted Diluted Net Earnings Per Common Share from Continuing Operations, as applicable (non-GAAP) (as disclosed in the Current Report on Form 8-K furnished by the Company on January 30, 2024)	5,655	7.58
Additional acquisition-related gains and losses, including related after-tax operating profit and transaction costs	32	0.05
2023 Adjusted Net Income or Adjusted Diluted Net Earnings Per Common Share from Continuing Operations, as applicable (as calculated in accordance with the Company Payout Percentage formula pursuant to the Company’s 2023 executive cash incentive compensation program) (non-GAAP)	$5,687	$7.63

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RECONCILIATION OF 2023 ADJUSTED FREE CASH FLOW TO ADJUSTED NET INCOME RATIO (FREE CASH FLOW RATIO)

($ in millions)
Total cash provided by operating activities from continuing operations (GAAP)	$6,490
Total cash used in investing activities from continuing operations (GAAP)	$(7,048)
Total cash provided by financing activities from continuing operations (GAAP)	$154
Total cash provided by operating activities from continuing operations (GAAP)	$6,490
Purchases of property, plant and equipment	(1,383)
Sales of property, plant and equipment	12
Cash flow impact of Adjustment Items	59
Adjusted Free Cash Flow (non-GAAP)	$5,178
Total cash provided by operating activities from continuing operations (GAAP)	$6,490
Net earnings from continuing operations (GAAP)	$4,221
Operating cash flow from continuing operations to net earnings from continuing operations conversion ratio	153.8%
Adjusted Free Cash Flow (non-GAAP)	$5,178
Adjusted Net Income (non-GAAP)	$5,687
Adjusted Free Cash Flow to Adjusted Net Income Ratio (non-GAAP)	91.0%

RECONCILIATION OF 2023 CORE REVENUE GROWTH

2023 vs. 2022
Total sales growth (GAAP)	-10.5%
Less the impact of:
Acquisitions and other	-0.5%
Currency exchange rates	1.0%
Core revenue growth (non-GAAP)	-10.0%

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DANAHER CORPORATION
C/O INVESTOR RELATIONS
2200 PENNSYLVANIA AVE, NW SUITE 800W
WASHINGTON, D.C. 20037

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V28366-P03943 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DANAHER CORPORATION

The Board of Directors recommends you vote FOR proposals 1-3:

Nominees:	For	Against	Abstain
1a. Rainer M. Blair	☐	☐	☐
1b. Feroz Dewan	☐	☐	☐
1c. Linda Filler	☐	☐	☐
1d. Teri List	☐	☐	☐
1e. Jessica L. Mega, MD, MPH	☐	☐	☐
1f. Mitchell P. Rales	☐	☐	☐
1g. Steven M. Rales	☐	☐	☐
1h. Pardis C. Sabeti, MD, D. PHIL	☐	☐	☐
1i. A. Shane Sanders	☐	☐	☐
1j. John T. Schwieters	☐	☐	☐
1k. Alan G. Spoon	☐	☐	☐
1l. Raymond C. Stevens, Ph.D	☐	☐	☐
1m. Elias A. Zerhouni, MD	☐	☐	☐
2. To ratify the selection of Ernst & Young LLP as Danaher's independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐
3. To approve on an advisory basis the Company's named executive officer compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V28367-P03943

DANAHER CORPORATION
Annual Meeting of Shareholders
May 7, 2024 3:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Steven M. Rales, Mitchell P. Rales, Brian W. Ellis and James F. O'Reilly, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of DANAHER CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 PM, Eastern Time on May 7, 2024, at The Westin Georgetown, 2350 M Street NW, Washington D.C. and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side